    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1997

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                        PRIME CAPITAL INVESTMENT CORP.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)
                             77 WEST WACKER DRIVE
                                  SUITE 3900
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 917-1500
                           FACSIMILE: (312) 782-5867
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                JAMES W. ROITER
                            CHIEF EXECUTIVE OFFICER
                        PRIME CAPITAL INVESTMENT CORP.
                             77 WEST WACKER DRIVE
                                  SUITE 3900
                            CHICAGO, ILLINOIS 60601
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
         WAYNE D. BOBERG, ESQ.               GEORGE C. HOWELL, III, ESQ.
           WINSTON & STRAWN                     DAVID C.WRIGHT, ESQ.
         35 WEST WACKER DRIVE                     HUNTON & WILLIAMS
        CHICAGO, ILLINOIS 60601                   RIVERFRONT PLAZA
       TELEPHONE: (312) 558-5600                951 EAST BYRD STREET
       FACSIMILE: (312) 558-5700              RICHMOND, VIRGINIA 23219
                                              TELEPHONE: (804) 788-8200
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                              FACSIMILE: (804) 788-8218
                               ----------------
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
                             AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
  TITLE OF SECURITIES        TO BE      OFFERING PRICE    OFFERING     REGISTRATION
    BEING REGISTERED     REGISTERED(1)   PER SHARE(2)     PRICE(2)        FEE(3)
-----------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share........    22,101,563       $16.00      $353,625,008     $107,159
-----------------------------------------------------------------------------------

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(1) Includes 2,812,500 shares which the Underwriter have the option to purchase to lower over-allotments, if any, and up to 539,063 shares issuable upon exercise of warrants granted to the Underwriter
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The registration fee has been computed in accordance with Rule 457(a) under the Securities Act of 1933.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
                               ----------------

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 7, 1997 PROSPECTUS
          , 1997
                               18,750,000 SHARES                          [LOGO]
                         PRIME CAPITAL INVESTMENT CORP.
                                  COMMON STOCK
  Prime Capital Investment Corp. ("PCI" and, together with its subsidiaries, the "Company") was organized as a Maryland corporation on September 19, 1997. PCI will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Prime Capital Management, L.L.C. (the "Manager"), a wholly owned subsidiary of Prime Capital Holding, LLC ("PCH") which is an Affiliate of The Prime Group, Inc. ("Prime"), will manage the day-to-day operations of the Company, subject to the supervision of PCI's Board of Directors.

  All of the 18,750,000 shares of Common Stock offered pursuant to this Prospectus are being offered by the Company. Of the shares offered hereby, 1,875,000 shares of Common Stock will be sold by the Company to Prime and certain senior executives of the Manager at the initial price. After such sale Prime, together with such senior executives of the Manager, will own 10.0% of the common stock of the Company, par value $0.01 per share (the "Common Stock"), assuming that the Underwriter does not exercise its over-allotment option. The Underwriter will receive no discounts or commissions on the Common Stock offered to Prime and such senior executives of the Manager.

  The initial public offering price for the shares of Common Stock currently is expected to be $16.00 per share. Prior to the offering of Common Stock hereby (the "Offering"), there has been no market for the shares of Common Stock. The initial public offering price has been determined by negotiation between the Company and the Underwriter. See "Underwriting." The Company will apply for inclusion of the Common Stock in The Nasdaq Stock Market under the symbol "PRCI."
  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:
  . The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its Affiliates, including the Company's purchase of assets from the Manager's Affiliates;
  . The Company, which has no operating history prior to the completion of the
    Offering, will engage in highly competitive businesses;
  . The yield on and the value of the Company's investments (particularly those in mortgage loans and mortgage-backed securities) may be affected adversely by changes in prevailing interest rates, rates of prepayment and credit losses;
  . The Company intends to leverage its investments, in amounts to be determined by the Manager and, ultimately, PCI's Board of Directors, which could lead to reduced or negative cash flow and reduced liquidity;
  . The Company has identified specific investments for only approximately
    $33.5 million of the net proceeds of the Offering, and the Company will face significant competition in acquiring additional investments, which may inhibit the Company's ability to achieve its investment objectives;
  . The Company intends to invest in sub-investment grade and unrated mortgage-backed securities, which may be affected adversely by events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues;
  . The Company intends to invest in non-performing and sub-performing mortgage loans and mortgage loans that are subordinate to prior liens against the collateral, each of which may be affected adversely by events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues;
  . Ownership of Common Stock by each stockholder is limited to 9.9% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company;
  . To avoid being taxed as a regular corporation, the Company must satisfy certain requirements relating to its assets and income, which may restrict the Company's investment opportunities, and the Company must distribute at least 95% of its taxable income each year, which could require the Company to sell assets or borrow money in order to satisfy this requirement; and
  . The Company may invest in REMIC Residual Interests, Non-REMIC Residual
    Interests, non-performing and sub-performing loans, each of which may generate taxable income in excess of cash receipts.
                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR  ADEQUACY  OF  THIS PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                                PRICE TO PRIME
                                                                 AND CERTAIN
                                                                    SENIOR      UNDERWRITING
                                                    PRICE TO    EXECUTIVES OF  DISCOUNTS AND   PROCEEDS TO
                                                     PUBLIC      THE MANAGER   COMMISSIONS(1)   COMPANY(2)
----------------------------------------------------------------------------------------------------------
Per Share Purchased by the Public...............     $                             $              $
Per Share Purchased by Prime and certain senior
 executives of the Manager (3)..................     $                             $              $
Total (4).......................................     $                             $              $
----------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses in connection with the Offering, estimated at $800,000, which will be payable by the Company.
(3) Prime and certain senior executives of the Manager have agreed to purchase 1,875,000 of the 18,750,000 shares of Common Stock offered hereby at the Price to Public, net of underwriting discounts.
(4) The Company has granted the Underwriter a 30-day option to purchase up to 2,812,500 additional shares of Common Stock to cover over-allotments, if any. If the Underwriter exercises such option in full, the total Price to Public (not including the 1,875,000 shares purchased by Prime and certain senior executives of the Manager), Underwriting Discounts and Commissions and Proceeds to Company (including the 1,875,000 shares purchased by Prime and certain senior executives of the Manager), before expenses of the
    Offering, will be $           , $           and $            ,
    respectively. The Underwriter has agreed to reserve up to 200,000 shares of Common Stock for sale to certain individuals at the Price to the Public net of any Underwriting Discounts and Commissions. To the extent such reserved shares are sold to such individuals, total Underwriting Discounts and Commissions will be reduced to the extent of such discounts. See "Underwriting."
  The shares of Common Stock are offered by the Underwriter subject to receipt and acceptance by the Underwriter, approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be
made in New York, New York on or about        , 1997.

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                --------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZATION, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                                --------------

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by PCI can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing information regarding the business and performance of the Company, including audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                               TABLE OF CONTENTS

                                                                           PAGE
PROSPECTUS SUMMARY........................................................   3
THE COMPANY...............................................................   3
  Primary Investments.....................................................   3
  Other Assets............................................................   5
  Leverage................................................................   5
  Initial Investments.....................................................   5
RISK FACTORS..............................................................   6
  The Manager.............................................................   8
  Management Agreement....................................................   9
  Conflicts of Interest...................................................  10
  Operating Policies and Objectives.......................................  11
THE OFFERING..............................................................  11
  Use of Proceeds.........................................................  11
  Distribution Policy.....................................................  11
  Tax Status of the Company...............................................  12
ORGANIZATION AND RELATIONSHIPS............................................  13
RISK FACTORS..............................................................  14
  Conflicts of Interest in the Business of the Company May Result in
   Decisions of the Company That Do Not Fully Reflect the Interests of the
   Stockholders of the Company............................................  14
   Benefits to Insiders; Common Officers and Directors....................  14
   Manager May Engage in Other Business...................................  14
   Independent Directors Will Not Participate in Day-to-Day Operations....  15
   Purchase of Assets from Prime and its Affiliates.......................  15
  Newly-Organized Corporation; Absence of Identifiable Assets.............  15
   Newly-Organized Corporation............................................  15
   Appropriate Investments May Not Be Available and Full Investment of Net
    Proceeds Will Be Delayed..............................................  16
   Limited Availability of Investments May Inhibit Company's Objectives...  16
  Risks Related to Investments in MBS Interests...........................  16
   Subordinated Interests are Subject to Greater Credit Risks Than More
    Senior Classes........................................................  16

                                                                           PAGE
   Yields on Subordinated Interests, IOs and POs May Be Affected Adversely
    By Interest Rate Changes..............................................  17
   REMIC Residual Interests May Generate Taxable Income Exceeding Cash
    Flow..................................................................  18
  Risk Related to Investments in Mortgage Loans...........................  18
   Multifamily and Commercial Loans Involve a Greater Risk of Loss than
    Single Family Loans...................................................  18
   Volatility of Values of Mortgaged Properties May Affect Adversely the
    Company's Mortgage Loans..............................................  18
   Construction and Mezzanine Loans Involve Greater Risks of Loss than
    Loans Secured by Income Producing Properties..........................  18
   Distressed Mortgage Loans May Have Greater Default Risks Than
    Performing Loans......................................................  19
   Delinquency and Loss Ratios May Be Affected by Performance of Third-
    Party Servicers.......................................................  19
   Limited Recourse Loans May Limit the Company's Recovery to the Value of
    the Mortgaged Property................................................  19
   One Action Rules May Limit the Company's Rights Following Defaults.....  19
   Default Risks Associated with Distressed Mortgage Loans................  20
Risks Related to Investments in Real Property.............................  20
   Conditions Beyond Company's Control May Affect Adversely the Value of
    Real Property.........................................................  20
   Real Estate is Illiquid and its Value May Decrease.....................  20
   The Company's Insurance Will Not Cover All Losses......................  20
   Property Taxes Decrease Returns on Real Estate.........................  20
   Compliance with Americans with Disabilities Act and Other Changes in
    Governmental Rules and Regulations May Be Costly......................  21

                                                                           PAGE
   Real Properties with Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company..............................  21
   Real Properties with Known Environmental Problems May Create Liability for the Company.......................................................  21
   Foreign Real Properties are Subject to Currency Conversion Risks and
    Uncertainty of Foreign Laws...........................................  21
  Economic and Business Risks.............................................  21
   Interest Rate Changes May Adversely Affect the Company's Investments...  21
   The Company's Performance May Be Affected Adversely If Its Hedging
    Strategy Is Not Successful............................................  22
   Leverage Can Reduce Income Available for Distribution..................  23
   Maturity Mismatch Between Asset Maturities and Borrowing Maturities May
    Affect Adversely the Company's Net Income.............................  23
   Interest Rate Mismatch Between Asset Yields and Borrowing Rates May
    Affect Adversely the Company's Net Income.............................  23
   The Company May Not Be Able to Borrow Money on Favorable Terms.........  24
   Adverse Changes in General Economic Conditions Can Adversely Affect
    Company's Business....................................................  24
   Competition in the Acquisition of Appropriate Investments May Inhibit
    Company's Ability to Achieve Objectives...............................  24
   Appropriate Investments May Not Be Available and Full Investment of Net
    Proceeds May Be Delayed...............................................  24
   Investments May Be Illiquid and Their Value May Decrease...............  25
  Legal and Tax Risks.....................................................  25
   Tax Risks..............................................................  25
   Ownership Limit May Restrict Business Combination Opportunities........  26
   Plans Should Consider ERISA Risks of Investing in Common Stock.........  26

                                                                           PAGE
   Certain Anti-Takeover Provisions May Inhibit a Change in Control of the
    Company...............................................................  26
   General................................................................  26
   Ownership Limit........................................................  26
   Preferred Stock........................................................  27
   Staggered Board........................................................  27
   Exemption from Maryland Business Combination Statute...................  27
   Maryland Control Shares Acquisition....................................  27
   Board of Directors May Change Certain Policies Without Shareholder
    Consent...............................................................  28
   Loss of Investment Company Act Exemption Would Adversely Affect the
    Company...............................................................  28
   Limitation on Liability of Manager and Officers and Directors of the
    Company...............................................................  28
  Other Risks.............................................................  29
   Uncertainty as to the Company's Ability Successfully to Implement Its
    Operating Policies and Strategies Resulting From Its Lack of Operating
    History...............................................................  29
   Risk that Market for Common Stock Will Not Develop.....................  29
   External Management of the Company.....................................  29
   Increases in Interest Rates May Affect Adversely the Yield of the
    Common Stock..........................................................  29
   Future Offerings of Capital Stock May Result in Dilution of the Book
    Value or Earnings per Share of the Outstanding Common Stock...........  29
OPERATING POLICIES AND OBJECTIVES.........................................  30
  Strategy................................................................  30
  Relationship with Prime.................................................  31
  The Company's Guidelines................................................  31
   General................................................................  31
   Purchase From Prime and Its Affiliates.................................  32
  The Company's Assets....................................................  33
   MBS Interests..........................................................  33
   Mortgage Loans.........................................................  37
   Preferred Equity.......................................................  38
   Net Leased Real Estate.................................................  38
   Other Assets...........................................................  39

                                                                            PAGE
  Portfolio Management.....................................................  39
   Leverage and Borrowing..................................................  39
   Reverse Repurchase Agreements...........................................  39
   Bank Credit Facilities..................................................  39
   Mortgage Loans on Real Estate Owned by the Company......................  40
   CMOs and Warehouse Lines of Credit......................................  40
   Interest Rate Management Techniques.....................................  40
   Hedging.................................................................  40
MANAGEMENT OF OPERATIONS...................................................  41
  The Manager..............................................................  41
  Directors of the Manager.................................................  41
  The Management Agreement.................................................  42
  Management Fees..........................................................  43
  Costs and Expenses.......................................................  44
  Stock Options............................................................  44
  Limits of Responsibility.................................................  45
  Certain Relationships; Conflicts of Interest.............................  45
THE COMPANY................................................................  48
  Directors and Executive Officers.........................................  48
  Insider Directors........................................................  48
  Election of Board of Directors; Compensation.............................  48
  Indemnification of Directors and Officers................................  48
DISTRIBUTION POLICY........................................................  49
YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS..................  50
  Subordinated Interests...................................................  50
  Mortgage Loans...........................................................  51
  Preferred Equity.........................................................  52
  Net Leased Real Estate...................................................  52
  IOs, Inverse IOs and Sub IOs.............................................  52
INITIAL INVESTMENTS........................................................  53
  Brookdale Net Leased Real Estate Transaction.............................  53
   The Brookdale Properties................................................  53
   Description of Lease....................................................  54
   Description of Indebtedness on the Properties...........................  54
YIELD CONSIDERATIONS RELATED TO THE INITIAL INVESTMENTS....................  55
  General..................................................................  55
CAPITALIZATION.............................................................  56
USE OF PROCEEDS............................................................  56

                                                                           PAGE
MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES...  56
PRINCIPAL SHAREHOLDERS OF THE COMPANY.....................................  57
DESCRIPTION OF CAPITAL STOCK..............................................  57
  General.................................................................  57
  Common Stock............................................................  58
  Preferred Stock.........................................................  58
  Restrictions on Transfer................................................  58
  Dividend Reinvestment Plan..............................................  61
  Reports to Stockholders.................................................  61
  Transfer Agent and Registrar............................................  61
  List of Common Stock....................................................  61
CERTAIN PROVISIONS OF MARYLAND LAW AND OF PCI'S ARTICLES OF INCORPORATION
 AND BYLAWS...............................................................  61
  Classification of the Board of Directors................................  61
  Removal of Directors....................................................  62
  Business Combinations...................................................  62
  Control Shares Acquisitions.............................................  62
  Amendment to the Articles of Incorporation and Bylaws...................  63
  Advance Notice of Director Nominations and New Business.................  64
  Meetings of Stockholders................................................  64
  Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and
   of the Articles of Incorporation and Bylaws............................  64
COMMON STOCK AVAILABLE FOR FUTURE SALE....................................  64
OPERATING PARTNERSHIP AGREEMENT...........................................  65
  General.................................................................  65
  General Partner Not to Withdraw.........................................  65
  Capital Contribution....................................................  66
  Redemption Rights.......................................................  66
  Operations..............................................................  67
  Distributions...........................................................  67
  Allocations.............................................................  67
  Term....................................................................  67
  Tax Matters.............................................................  68
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.................................  68
  General.................................................................  68
  Taxation of PCI.........................................................  69
  Requirements for Qualification..........................................  70

                                                                            PAGE
  Organizational Requirements..............................................  70
  Qualified REIT Subsidiary................................................  71
  Ownership of a Partnership Interest......................................  71
  Income Tests.............................................................  72
  Asset Tests..............................................................  75
  Annual Distribution Requirements.........................................  76
  Penalty Tax on Prohibited Transactions...................................  77
  Failure to Qualify.......................................................  77
  Taxation of Taxable U.S. Stockholders....................................  77
  Taxation of Tax-Exempt Stockholders......................................  79
  Taxation of Non-U.S. Stockholders........................................  80
  Information Reporting Requirements and Backup Withholding Tax............  82
  Other Tax Considerations.................................................  82
ERISA CONSIDERATIONS.......................................................  83
  Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs.........  83
  Status of PCI under ERISA................................................  84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS......  85
  General..................................................................  85
  Types of Mortgage Instruments............................................  86
  Interests in Real Property...............................................  86
  Leases and Rents.........................................................  86

                                                                            PAGE
  Condemnation and Insurance...............................................  86
  Foreclosure..............................................................  87
  Ground Lease Risks.......................................................  89
  Bankruptcy Laws..........................................................  89
  Default Interest and Limitations on Prepayments..........................  90
  Due on Sale and Due on Encumbrance.......................................  91
  Subordinate Financing....................................................  91
  Acceleration on Default..................................................  91
  Certain Laws and Regulations; Types of Mortgaged Property................  91
  Forfeitures in Drug and RICO Proceedings.................................  91
  Environmental Risks......................................................  92
  Applicability of Usury Laws..............................................  93
  Americans With Disabilities Act..........................................  93
  Soldiers' and Sailors' Civil Relief Act of 1940..........................  94
UNDERWRITING...............................................................  94
LEGAL MATTERS..............................................................  96
EXPERTS....................................................................  96
GLOSSARY OF TERMS.......................................................... G-1
INDEX OF FINANCIAL STATEMENTS.............................................. F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the transactions relating to the formation of the Company are consummated, (ii) the Underwriter's over-allotment option is not exercised and (iii) the offering price (the "Offering Price") of the Common Stock offered hereby is $16 per share. Unless the context otherwise requires, all references in this Prospectus to the (i) "Company" shall mean Prime Capital Investment Corp. ("PCI") and its subsidiaries and Affiliates, including (a) Prime Capital Investment Partnership, L.P. (the "Operating Partnership"), (b) Prime Capital Partner, Inc. (the "General Partner"), the general partner of the Operating Partnership and a wholly-owned subsidiary of PCI, and (c) PCLP, Inc. (the "Initial Limited Partner"), the initial limited partner of the Operating Partnership and a wholly-owned subsidiary of PCI; and (ii) "Common Stock" shall mean PCI's common stock, par value $.01 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page G-1.

                                  THE COMPANY

  PCI is a newly organized Maryland corporation that will elect to be taxed as a REIT under the Code. The Company will be externally managed and advised by Prime Capital Management, L.L.C. (the "Manager"), a wholly-owned subsidiary of Prime Capital Holdings, L.L.C. ("PCH") which is an affiliate of The Prime Group, Inc. ("Prime"). See "Management of Operations." The Company intends to enhance the value of its Common Stock by pursuing advantageous investments that capitalize on inefficiencies in the real estate and mortgage markets. The Company's investments will include several categories of real estate related assets.

                              PRIMARY INVESTMENTS

  The Company intends to invest primarily in the following four categories of real estate related assets (hereinafter collectively referred to as "Targeted Portfolio Investments"):

    Mortgage-Backed Securities. The Company intends to invest in interests in commercial and multifamily mortgage-backed securities ("CMBS"). The Company also may invest in interests in residential mortgage-backed securities ("RMBS" and, together with CMBS, "MBS"). The Company intends to invest in various classes of MBS ("MBS Interests"), primarily sub-investment grade and unrated classes. The acquisition of sub-investment grade and unrated classes offers the potential of a higher yield than relatively more senior classes which customarily are rated investment grade, but carry greater credit risk, including a substantially greater risk of loss of principal and non-payment of interest than investment grade rated classes. In connection with its acquisition of sub-investment grade and unrated MBS, the Company will attempt to mitigate these risks through underwriting analysis of the real estate collateral, the borrowers, and the related REMIC structure and, where appropriate, by obtaining rights to service the underlying mortgage loans with respect to the Company's MBS Interests ("Special Servicing"), although the Company likely will not obtain Special Servicing rights unless the underlying mortgage loan is in default. See "Operating Policies and Objectives--The Company's Assets" and "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes." The Company intends to invest in various classes of collateralized mortgage obligations ("CMO") and pass-through certificates ("Pass-Through Certificates"), consisting primarily of non-investment grade classes. The Company also may invest in various other classes of MBS, including interest only ("IO"), principal only ("PO"), subordinated interest only ("Sub IO") and inverse floating rate interest only ("Inverse IO") classes, as a short term liquidity tool or as a longer term investment strategy. Although these investments can present increased risks, the Company believes that a managed portfolio of IOs, POs, Sub IOs and Inverse IOs can produce attractive returns in a variety of interest rate environments. See "Risk Factors--Risks Related to Investments in MBS Interests--Yields on Subordinated Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes."

    Mortgage Loans. The Company intends to invest, by way of purchase or origination, in commercial and multifamily senior, mezzanine and subordinate mortgage loans and interests therein (hereinafter collectively referred to as "Mortgage Loans"), including (i) first Mortgage Loans that are current as to payments of principal and interest, including construction and rehabilitation loans and interim and bridge loans ("Performing Mortgage Loans"), (ii) first Mortgage Loans that are in default ("Nonperforming Mortgage Loans"), or for which default is likely or imminent or for which the borrower is currently making monthly payments in accordance with a forbearance plan ("Subperforming Mortgage Loans" and, together with Nonperforming Mortgage Loans, "Distressed Mortgage Loans"),
  (iii) Mortgage Loans that are subject to a prior lien, such as second mortgages and mezzanine loans ("Subordinated Mortgage Loans"), (iv) Mortgage Loans that entitle the mortgagee to the receipt of contingent interest, in addition to the stated rate of interest, based on a percentage of the property's gross revenues, and/or gain on sale of the property ("Participating Mortgage Loans"), and (v) senior, pari passu, and subordinate interests in the Mortgage Loans described in clauses (i) thru
  (iv) above ("Mortgage Loan Interests"). Generally, the Company does not expect to invest in performing first Mortgage Loans other than the potential purchase of a subordinate participation interest in a Mortgage Loan. Investments in Mortgage Loan Interests offer the potential of a higher yield than an investment in performing first Mortgage Loans, but carry a greater risk of loss of principal and the nonpayment of interest than performing first Mortgage Loans. The Company will attempt to mitigate these risks through underwriting analysis of both the real estate collateral and the borrower. See "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes."

    Preferred Equity. The Company intends to make preferred equity investments in specific real estate assets (or pools of assets) or in real estate operating companies. Generally, the preferred equity (the "Preferred Equity") will have a preferred claim against both the operating cash flow and liquidation proceeds from the specific real estate assets (or pool of assets) or from the operating company. The Company expects that the Preferred Equity will earn a stated cumulative return and, in some instances, may participate in future growth in both the net operating income and the value of the assets of the issuer (or equity of the issuer). Generally, a Preferred Equity investment is made when the existing owner, borrower, or real estate company requires additional equity to fund an acquisition, development, refinancing or expansion of the assets (or the company) and either (i) such equity is not generally available to the borrower/owner on a pari passu or common equity basis, or (ii) the owner/borrower desires to further leverage its assets and is willing to grant the provider of such leverage a preferred interest in such assets in exchange for retaining a greater percentage of common ownership. Regardless of the underlying rationale of the investment, the Company's Preferred Equity investments are expected to offer the potential for a higher yield than is generally available from the direct purchase of assets or the funding of senior mortgage loans, although such investments also carry greater risk of loss of principal and the nonpayment of the preferred return. The Company will attempt to mitigate these risks through underwriting analysis of both the real estate collateral and the borrower/owner. See "Risk Factors--Risks Related to Investments in Real Property."

    Net Leased Real Estate. The Company intends to invest in net leased real estate on a leveraged basis. Net leased real estate is generally defined as real estate that is net leased on a long-term basis (ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly net rent to the landlord for the use and occupancy of the premises ("Net Leased Real Estate"). The Company expects to acquire Net Leased Real Estate on a leveraged basis with triple-net rents that will provide sufficient cash flow to provide an attractive cash return on its investment therein after debt service. Although the time during which the Company will hold Net Leased Real Estate will vary, the Company anticipates holding most Net Leased Real Estate for more than ten years. The Company will focus on Net Leased Real Estate that is either leased to credit tenants or is real estate that can be leased to other tenants in the event of a default of the initial tenant.

  The Company believes that the above-described investment activities will complement each other from both a cash flow and a tax planning perspective. The Company expects to invest in a balanced amount of Preferred Equity and Net Leased Real Estate in order to have the tax depreciation associated with such investments to offset the non-cash accrual of interest on certain MBS Interests and Mortgage Loans, including the original issue discount ("OID") generally associated with either MBS Interests that are issued at a discount from par or participating Mortgage Loans and the "phantom" taxable income associated with interests in REMIC Residual

Interests and Non-REMIC Residual Interests. No assurances can be made, however, that the Company's investment strategy will be successful.

                                  OTHER ASSETS

  The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Targeted Portfolio Investments. The Company may invest in multifamily, commercial and other real property ("Real Property"), including properties acquired at foreclosure or by deed-in-lieu of foreclosure ("REO Property") and other underperforming or otherwise distressed Real Property (all of such underperforming and distressed Real Property, together with REO Property, is referred to collectively as "Distressed Real Property"). In addition, the Company may invest in Real Property (or interests therein) located outside the United States. Targeted Portfolio Investments and Real Property are referred to collectively as "Real Estate Related Assets." The Company also may acquire securities with imbedded leverage characteristics, such as mortgage derivatives and subordinate interests.

                                    LEVERAGE

  To create yields commensurate with its investment objectives, the Company intends to leverage its assets primarily through the issuance of CMOs, reverse repurchase agreements, warehouse lines of credit and other secured borrowing arrangements. The Company intends to use the proceeds from securitizations and other borrowings to invest in additional MBS Interests, Mortgage Loans, Preferred Equity and other assets and, in turn, to borrow against such assets and to repeat this process of borrowing and investing until it has significantly leveraged its portfolio of assets. A substantial portion of the Company's borrowings is expected to be in the form of reverse repurchase agreements that are based on the market value of the MBS Interests pledged to secure the specific borrowings. A decline in the market value of those MBS Interests could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of the assets, the Company would experience losses. A substantial portion of the Company's cash flow is expected to consist of the difference between the interest income generated by its Mortgage Loans, MBS Interests and the interest expense incurred with respect to such borrowings, net of hedging and other costs. To the extent that the Company's borrowings bear interest at a short-term floating rate, the Company may hedge all or a portion of the interest rate risk associated with such borrowings through the use of interest rate caps and swaps, forward contracts and other similar hedging techniques. The Company also may engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general economic and market trends. Any such hedging and other interest rate risk management techniques are subject to risks and may affect adversely the Company's earnings. See "Risk Factors--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution." No assurances can be made that the Company's investment and leverage strategy can be implemented or will be successful.

                              INITIAL INVESTMENTS

  The Company and Brookdale Living Communities, Inc. ("Brookdale"), an Affiliate of Prime, have agreed to a non-binding term sheet pursuant to which the Company will purchase four senior housing and assisted living facilities from Brookdale for a purchase price of approximately $126.5 million, consisting of the assumption of approximately $93.0 million of tax-exempt bond obligations and the payment of approximately $33.5 million of cash. The term sheet provides that the Company will lease these properties back to Brookdale on a long-term triple-net basis as further described herein. The Brookdale transaction is subject to various conditions and contingencies, including the approval by a majority of the Independent Directors (as defined in the Glossary of Terms) of the Company, approval of the Brookdale board of directors, consent of the U.S. Department of Housing and Urban Development ("HUD") and consent of certain lenders. Therefore, there can be no assurance that the Initial Investments will be consummated. If the Initial Investments are consummated, the equity investment will represent approximately 12.0% of the net proceeds of the Offering. See "Initial Investments" and "Use of Proceeds."

                                  RISK FACTORS

  An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" beginning on page 14 prior to an investment in the Company. Such risks include, among others, the following:

  . The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its Affiliates, including the Company's purchase of assets from the Manager's Affiliates.

  . The Company, which has no operating history prior to the completion of the Offering, will engage in highly competitive businesses.

  . The yield on and the value of the Company's investments (particularly those in mortgage loans and MBS) may be affected adversely by changes in prevailing interest rates, rates of prepayment and credit losses;

  . The Company intends to leverage its investments in an amount to be determined by the Manager and, ultimately, PCI's Board of Directors, which could lead to reduced or negative cash flow and reduced liquidity.

  . The Company has identified specific investments for only approximately
    $33.5 million of the net proceeds of the Offering and the Company will face significant competition in acquiring additional investments, which may inhibit the Company's ability to achieve its investment objectives.

  . The Company intends to invest in sub-investment grade and unrated mortgage-backed securities, which may be affected adversely by events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues.

  . The Company intends to invest in non-performing and sub-performing mortgage loans and mortgage loans that are subordinated to prior liens against the collateral, each of which may be affected adversely by events of loss, such as credit losses due to borrower default, hazard losses and state law enforceability issues.

  . Ownership of Common Stock by each stockholder is limited to 9.9% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company.

  . In order to maintain REIT status, the Company must distribute at least
    95% of its taxable REIT income each year, which could require the Company to sell assets or borrow money to satisfy this requirement.

  . The Company's proposed investment in MBS Interests and Distressed
    Mortgage Loans could result in the Company recognizing interest income (including, but not limited to, OID) for tax purposes without any corresponding cash receipts, which could require the Company to sell assets, borrow money or raise capital in order to have the cash needed to distribute all of its taxable income and thereby avoid corporate income tax on its retained earnings. Specifically, the Company may invest in REMIC Residual Interests and Non-REMIC Residual Interests (each as defined herein), which may generate taxable income in excess of cash receipts.

  . The Company's acquisition of the Initial Investments is subject to the approval of HUD and certain lenders and there can be no assurance that such consents will be forthcoming.

  . The Company will contract with the Manager to advise the Board of Directors of PCI (the "Board of Directors") and direct the day-to-day business affairs of the Company. Thus, the Company's success may depend on the skill and experience of the Manager's employees. In particular, the Independent Directors will rely on information provided by the Manager to review transactions of the Company with Prime and its Affiliates.

  . The directors and officers of the Company will not devote their full time to the business of the Company.

  . Investing in commercial and multifamily loans, especially loans that are junior or subordinate to the first mortgage loan, is generally riskier than investing in single family residential loans, due to generally larger loan balances, dependency on the successful completion or operation of the project for repayment, and loan terms that require little or no amortization of the loan over its term, but instead provide for a balloon payment at stated maturity and, in the case of junior or subordinate loans, are subject to subordination to a senior mortgage loan.

  . The yield on the Company's IOs, Sub IOs and Inverse IOs will be adversely affected by faster than anticipated prepayment rates, which are generally associated with a declining interest rate environment, and the Company's Inverse IOs, which bear interest at rates that vary inversely with changes to a specified index, will be adversely affected by higher than anticipated levels of such index. Particularly high rates of prepayment could result in a failure of the Company to recover fully its initial investment in its IOs, Sub IOs and Inverse IOs.

  . The Company's POs will be adversely affected by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment.

  . Certain of the Company's real estate investments may require significant management resources, may be illiquid, and may decrease in value because of changes in economic conditions.

  . The Company's borrowings are likely to include reverse repurchase agreements with respect to its MBS Interests. A decline in the market value of such MBS Interests could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the carrying value of the assets, the Company will experience losses.

  . Distressed Real Properties (which may have significant amounts of unleased space) may not generate sufficient revenues to provide a return on investment after meeting operating expenses and debt service obligations. In addition, declining real estate values may result in losses on the Company's Real Properties.

  . Certain of the Company's Real Estate Related Assets may require significant management resources, may be illiquid and may decrease in value because of changes in economic conditions.

  . The Company may be taxed as a regular corporation if it fails to qualify as a REIT.

  . In order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets.

  . To maintain its exemption from regulation under the Investment Company
    Act of 1940 (the "Investment Company Act"), the Company, among other things, must maintain certain percentages of its investments in assets that qualify for exemption from such regulation, which requirement may restrict the Company's ability to invest in various types of assets.

  . The Company may invest in Real Property, or Mortgage Loans secured by
    Real Property, with known environmental problems that may materially impair the value of the Real Property, which may expose the Company to liability in excess of the Company's investment therein.

  . The Company must rely on the experience of the Manager's employees generally, and in particular the Independent Directors must rely on information provided by the Manager to review transactions of the Company with Prime and its Affiliates.

  . Delinquency and loss ratios on the Company's Mortgage Loans will be affected by the performance of third-party servicers and special servicers.

  . In periods of declining interest rates, prepayments on Mortgage Loans and MBS Interests generally increase and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on Mortgage Loans and MBS Interests generally decrease and the value of the Company's fixed-rate investments generally will decline.

  . Investing in mezzanine loans generally is riskier than investing in more senior mortgage loans because a foreclosure by a senior lienholder may result in the mezzanine loan becoming unsecured, and the Company may not recover the full amount, or indeed any, of its investment in such mezzanine loan.

  . The underlying real estate assets in which the Company may invest (which may have significant amounts of unleased space) may not generate sufficient revenues to provide a return on investment after meeting operating expenses and debt service obligations. In addition, declining real estate values may result in losses being charged to earnings.

  . The Company intends to issue CMOs collateralized by its Mortgage Loans, retaining the Mortgage Loans subject to the CMO debt. Any losses on such Mortgage Loans would be borne by the Company.

  . The Company's performance may be affected adversely if the Company fails to hedge effectively against interest rate and other risks.

                                  THE MANAGER

  In managing the business and investment affairs of the Company, the Board of Directors will be advised by Prime Capital Management, L.L.C. (the "Manager"), a wholly owned subsidiary of PCH which is an Affiliate of Prime. Since 1982, and until recent corporate spin-offs, Prime, together with its affiliates, was a diversified real estate company engaged in the ownership, development, acquisition, operation, leasing, marketing and finance of institutional-quality commercial and multifamily real estate across the nation. Starting in 1994, Prime began contributing its various operating divisions to separate self-managed and self-administered publicly-traded REITs and operating companies. In March, 1994, Prime Retail, Inc. (NYSE: PRT) became the successor-in-interest to Prime's retail division. In August, 1994, Ambassador Apartments, Inc. (NYSE:
AAH) became the successor-in-interest to Prime's multifamily division. In May, 1997, Brookdale (NASD: BLCI) became the successor-in-interest to Prime's senior independent and assisted living division.

  As a result of the foregoing corporate spin-offs, Prime has become a holding company for its various ownership interests in Prime Retail, Inc., Ambassador Apartments, Inc., and Brookdale. As of August 31, 1997, these three public companies had a combined market capitalization in excess of $2.7 billion and Prime's equity interest in these companies had a combined market value in excess of $280.0 million. In addition, Prime owns a majority interest in PCH. PCH was recently formed to engage in the origination and securitization of first mortgage loans relating to all forms of income-producing real estate. In addition to the Manager, PCH has formed two wholly-owned subsidiaries: Prime Capital Funding, LLC ("PCF") which will originate and securitize mortgage loans in excess of $1.0 million and Prime Commercial Credit, LLC ("PCC") which originate and securitize mortgage loans under $1.0 million. Both PCF and PCC plan to originate these loans through regional offices located throughout the country and finance such loans through long-term warehouse lines of credit and by issuing MBS.

  In an effort to address potential conflicts of interest, Prime, Prime Group Limited Partnership ("PGLP") and certain other affiliates of Prime (collectively, the "TPG Group"), and Michael W. Reschke ("Reschke") have entered into certain non-compete agreements with Prime Retail, Inc., Brookdale and Ambassador Apartments, Inc., respectively. PGLP is affiliated, under common ownership, with Prime. Subject to certain conditions and exceptions, these non-compete agreements prohibit the TPG Group, Reschke or any of their Affiliates from making investments in areas that are considered the primary businesses of such publicly-traded companies for certain periods. See "Management of Operations--Relationship with Prime."

  In September, 1997, PCH organized the Manager as an investment vehicle to take advantage of the many attractive real estate investment opportunities which are not otherwise suitable for investment by Prime, PCH, or the various affiliated publicly-traded REITs and operating companies. The senior executives of the Manager are experienced in the origination and underwriting of the investments intended for the Company, including MBS, Mortgage Loans (non-performing and subordinate), Preferred Equity and Net Leased Real Estate. The senior officers and directors of the Manager have an average of fifteen years of experience in commercial and multifamily real estate and mortgage finance. The Company intends to enter into non-compete agreements with Prime and certain senior executives of the Manager.

  The Manager believes that the Company will be in a unique position to capitalize on investment opportunities originated by the senior executives of the Manager, as well as on the relationship of the Manager to Prime and PCH. Although many of the Company's prospective competitors may have access to greater capital than the Company and other advantages, the Company believes that the experience of the senior executives of the Manager in acquiring and managing MBS, in acquiring and managing Mortgage Loans and, generally, in developing, acquiring, operating, leasing and financing all forms of commercial and multifamily real estate, will provide the Company with the means to compete effectively. There can be no assurance, however, that the resources and relationships developed by the Manager will enable the Company to be successful.

                              MANAGEMENT AGREEMENT

  The Company will enter into an agreement (the "Management Agreement") with the Manager pursuant to which the Manager, subject to the supervision of PCI's Board of Directors, will assist the Board of Directors in the formulation of operating strategies for the Company, advise the Company concerning the acquisition of assets by the Company, advise the Company concerning various types of financing for the Company, including reverse repurchase agreements, secured lines of credit, mortgage loans and the issuance of CMOs, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company. For performing these services, the Manager will receive (i) a base management fee in an amount equal to 1% per annum on the first $500.0 million of the Average Invested Assets of the Company (calculated quarterly), and 0.75% per annum on the balance of the Average Invested Assets of the Company, payable in quarterly installments, which base management fee is intended to cover the Manager's costs of providing management services to the Company, and (ii) an incentive fee, paid quarterly, in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring or sales of property per share of Common Stock for each quarter (based on the weighted average number of shares outstanding), exceed (2) an amount equal to
(a) the weighted average of the price per share in the Offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such period. The Board of Directors of PCI may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of such services. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including a proportionate amount of the assets of all of PCI's direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. In addition, the Manager will be reimbursed for all out-of-pocket expenses incurred on behalf of the Company. See "Management of Operations."

  Prime, along with certain senior executives of the Manager, will purchase 1,875,000 shares of Common Stock on the Closing Date at the initial public offering price (the "Offering Price"), net of underwriting discounts, after which Prime and such senior executives will own 10.0% of the Common Stock of the Company assuming that the Underwriter does not exercise its over-allotment option. To provide an incentive for the

Manager to enhance the value of the Common Stock, the Company will grant the Manager options to purchase 1,875,000 shares of Common Stock (2,156,250 shares if the Underwriter exercises its over-allotment option) or, at the option of the Company, units of limited partnership interest in the Operating Partnership ("Units"), at an exercise price per share (or Unit) equal to the Offering Price. The Manager may cause the Company or the Operating Partnership to redeem any Units for cash, or, at the election of the General Partner, shares of Common Stock, on a one-for-one basis. One quarter of the Manager's warrants will be exercisable on each of the first four anniversaries of the Closing Date. Unexercised options will terminate on the tenth anniversary of the Closing Date. See "Management of Operations--Stock Options."

                             CONFLICTS OF INTEREST

  The Company will be managed by the Manager, a wholly owned subsidiary of PCH which is an Affiliate of Prime. The Manager also is expected to provide mortgage servicing and certain asset management services for the Company. Prime along with certain senior executives of the Manager will purchase directly from the Company, at the Offering Price, 1,875,000 shares of Common Stock representing 10.0% of the outstanding shares of the Company's Common Stock immediately after the Closing. Because of the Company's relationship with the Manager and Prime, the Company will be subject to various potential conflicts of interest. First, although the Company's Board of Directors will include a majority of Independent Directors, the remaining directors and each of the executive officers of the Company also serve as directors or executive officers of the Manager, and one of the directors is an employee of and devotes substantial time to Prime. Second, although the Manager and Prime have agreed that the Company will have an exclusive right to invest in sub-investment grade and unrated MBS and Net Leased Real Estate so long as the Management Agreement has not been terminated, nothing restricts the Manager or Prime from providing advice to other REITs that may compete in certain respects with the Company for other types of assets. Third, Prime and PCH will continue to have the right to originate and purchase Mortgage Loans that are suitable for securitization and to make Preferred Equity investments associated with the origination of such Mortgage Loans. Fourth, the Manager will receive a management fee for services rendered to the Company. The Management Agreement may be terminated without cause only if the Manager is paid a termination fee in an amount to be determined by independent appraisal, which may affect adversely the Company's ability to terminate the Manager without cause. Fifth, the Company will acquire the Initial Investments from Brookdale, an Affiliate of Prime, and anticipates that it may acquire substantial additional assets from Prime and its Affiliates following completion of the Offering. Sixth, the incentive fee, which is based on income of the Company, may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would be the case if its fee did not include a "performance" component.

  Although PCH's activities may result in a conflict of interest from time to time, the Manager and the Company believe that such conflicts will be minimal because PCH's primary business is the origination and purchase of first Mortgage Loans that are suitable for securitization, and the funding of Preferred Equity investments to facilitate the origination of such Mortgage Loans; whereas, the Company's primary investment focus will be to purchase distressed and non-performing first Mortgage Loans and to originate and purchase second, mezzanine, and subordinate Mortgage Loans, or interim or bridge first Mortgage Loans that are not suitable for securitization. In addition, PCH will agree to fund Preferred Equity investments only if such Preferred Equity investments are associated with its origination or purchase of first Mortgage Loans which are suitable for securitization.

  To protect the Company's stockholders from risks related to these potential conflicts, prior to or upon the effectiveness of the Registration Statement that contains this Prospectus, a majority of the Company's Board of Directors will be unaffiliated with the Manager or Prime ("Independent Directors"). The Independent Directors are expected to approve the Company's acquisition of the Initial Investments and the execution of the Management Agreement and will establish general guidelines for the Company's investments, borrowings and operations (the "Guidelines"). Although the Manager will perform the day to day operations of the Company, the Independent Directors will review all transactions on a quarterly basis to ensure compliance with the Guidelines. In such a review, the Independent Directors are expected to rely primarily on information provided by the Manager. See "Operating Policies and Objectives-- The Guidelines".

                       OPERATING POLICIES AND OBJECTIVES

  The Company intends to invest in the Targeted Portfolio Investments when opportunities that the Company considers advantageous become available. Until appropriate real estate related acquisitions are made, however, the net proceeds of the Offering may be invested in readily marketable securities, consistent with maintaining the Company's REIT qualification, or in interest bearing deposit accounts. Investors should be aware that it may take considerable time for the Company to find appropriate investments, during which time the Company's assets will be invested in relatively low yield instruments.

  The Company believes that its long-term strategy of investing primarily in a combination of MBS Interests, Mortgage Loans, Preferred Equity and Net Leased Real Estate will be beneficial to the Company from a tax planning perspective. Sub-investment grade and unrated MBS are typically issued with OID. The Company will be required to recognize a portion of the OID as taxable income each year, which may cause the Company to incur a corporate-level tax in such year unless it sells assets or borrows money in a sufficient amount to distribute all of its taxable income, although there may be no contemporaneous corresponding receipt of cash by the Company. Certain participating Mortgage Loans also may be deemed to have OID and Distressed Mortgage Loans may produce taxable interest income prior to the receipt of cash payments by the Company. Depreciation deductions associated with the Company's investments in Preferred Equity and Net Leased Real Estate, however, will reduce the adverse tax effects of the OID generated by the Company's investments in MBS Interests and participating Mortgage Loans. See "Risk Factors--Legal and Tax Risks--Tax Risks."

                                  THE OFFERING

      Shares offered to the public (1)............................... 16,875,000
      Shares to be outstanding after the Offering (1)(2)............. 18,750,000
      Proposed Nasdaq Stock Market Symbol............................       PRCI

--------------------
(1) Assumes that the Underwriter's option to purchase up to an additional 2,812,500 shares to cover over-allotments is not exercised.
(2) Includes 1,875,000 shares to be sold by the Company directly to Prime and certain senior executives of the Manager. Does not include 5,000,000 shares reserved for issuance under the Option Plan or up to 539,063 shares issuable pursuant to warrants granted to the Underwriter. See "Description of Capital Stock" and "Capitalization."

                                USE OF PROCEEDS

  The Company and Brookdale have agreed to a non-binding term sheet pursuant to which the Company will purchase from Brookdale four properties consisting of senior housing and assisted living facilities shortly after the completion of the Offering for a purchase price of approximately $126.5 million, consisting of the assumption of approximately $93.0 million of tax-exempt bond obligations and the payment of approximately $33.5 million of cash, which is equal to approximately 12.0% of the expected net proceeds of the Offering. The term sheet contemplates that the Company will lease these properties back to Brookdale on a long-term triple-net basis as further described herein. The Brookdale transaction is subject to various conditions and contingencies, including approval by a majority of the Independent Directors of the Company, approval of the Brookdale board of directors, consent of HUD and consent of certain lenders. The Company intends temporarily to invest the balance of the net proceeds of the Offering in readily marketable, interest-bearing securities, consistent with maintaining its status as a REIT, until the Company finds appropriate Targeted Portfolio Investment in which to invest. See "Operating Policies and Objectives."

                              DISTRIBUTION POLICY

  PCI intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. PCI intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be in January 1998.

                           TAX STATUS OF THE COMPANY

  PCI intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its short taxable year ending December 31, 1997. If PCI qualifies for taxation as a REIT, PCI generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements. Although PCI does not intend to request a ruling from the Internal Revenue Service ("IRS") as to its REIT status, PCI has received an opinion of its legal counsel that PCI qualifies as a REIT, which opinion is based on certain assumptions and representations about PCI's ongoing businesses and investment activities and other matters. No complete assurance can be given that PCI will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. Failure to qualify as a REIT would render PCI subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to PCI's stockholders would not be deductible. Even if PCI qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. PCI will adopt the calendar year as its taxable year. In connection with PCI's election to be taxed as a REIT, PCI's Articles of Incorporation impose restrictions on the ownership and transfer of the Common Stock. See "Risk Factors--Legal Risks--Tax Risks" and "Certain Federal Income Tax Considerations--Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

  The Company intends to invest primarily in the Targeted Portfolio Investments. The Manager will manage the day-to-day operations of the Company, subject to the supervision of PCI's Board of Directors. The relationship among PCI, its Affiliates and the Manager is depicted in the picture shown below.

                                      LOGO

(1) PCI, a Maryland corporation which will elect to be taxed as a REIT, will issue 10.0% of its Common Stock to Prime and certain senior executives of the Manager and approximately 90.0% of its Common Stock to public investors in the Offering.
(2) PCI will incorporate and capitalize two qualified REIT subsidiaries, the General Partner and the Initial Limited Partner.
(3) The Initial Limited Partner and the General Partner will organize and capitalize the Operating Partnership, with the Initial Limited Partner to hold a 99% limited partnership interest in the Operating Partnership, and the General Partner to hold a 1% general partnership interest in the Operating Partnership.
(4) The Operating Partnership expects to acquire the Initial Investments for cash and the assumption of debt.
(5) The Operating Partnership will undertake the business of PCI, including the acquisition of sub-investment grade and unrated MBS Interests, Mortgage Loans, Preferred Equity and Net Leased Real Estate.
(6) Prime Capital Holding, LLC, an Affiliate of Prime, will incorporate and capitalize the Manager.
(7) The Manager will enter into the Management Agreement with PCI and the Operating Partnership, pursuant to which the Manager will formulate operating strategies and provide certain managerial and administrative functions for the Company, subject to the supervision of PCI's Board of Directors.

  This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those described in such forward-looking statements as a result of certain factors, including those set forth in the following risk factors and the other factors described elsewhere in this Prospectus.

                                 RISK FACTORS

  An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

CONFLICTS OF INTEREST IN THE BUSINESS OF THE COMPANY MAY RESULT IN DECISIONS OF THE COMPANY THAT DO NOT FULLY REFLECT THE INTERESTS OF THE STOCKHOLDERS OF THE COMPANY

  Benefits to Insiders; Common Officers and Directors. The Company is subject to various potential conflicts of interests arising from its relationship with Prime, the Manager and their Affiliates. First, after the Closing, Prime and certain senior executives of the Manager will own 1,875,000 shares, representing 10.0% of the Common Stock, which will be purchased for cash at the Offering Price net of underwriting discounts. Second, the Manager will render management services to the Company for a management fee, which benefits PCH, the Manager's parent company. Prime, which holds a majority position in PCH, will also benefit.

  The Management Agreement will require the approval of a majority of the Independent Directors (as defined in the "Glossary of Terms"). The renewal of the Management Agreement after the initial two-year term will require the affirmative vote of a majority of the Independent Directors, and a majority of the Independent Directors may terminate the Management Agreement at any time after two years upon ninety days written notice. However, the Company will be required to pay a termination fee to the Manager upon any termination (or non-renewal) of the Management Agreement without cause. The amount of the termination fee will be determined by independent appraisal. See "Management of Operations--The Management Agreement." This requirement may affect adversely the Company's ability to terminate the Manager without cause.

  Two of the Company's directors and each of its executive officers serve as directors or officers of the Manager. Moreover, Michael W. Reschke, Chairman of the Board of the Company, is also Chairman of the Board of Prime and of Prime Retail, Inc. and of Brookdale, publicly traded companies in which Prime holds a substantial interest, and will continue to serve in those capacities in the future. As such, he is expected to provide services not only to the Company but also to Prime and its Affiliates and to Prime Retail, Inc. and Brookdale. Although the Company expects that he will devote adequate time to the Company's operations, if the operations of Prime or its Affiliates or Prime Retail, Inc. or Brookdale need immediate attention, there can be no assurance that he will have adequate time for the Company.

  Manager May Engage in Other Business. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real estate assets that meet the Company's policies and criteria. As a result, certain of the Manager's activities may compete with the Company.

  Manager and its Affiliates expect to continue to purchase real estate and to purchase and originate first Mortgage Loans suitable for securitization in the future, and will have no obligation to make investment opportunities available to the Company except with respect to Subordinated Interests, Preferred Equity and Net Leased Real Estate. See "Management of Operations--Certain Relationships; Conflicts of Interest." Moreover, the Manager and its
Affiliates have no obligation to offer Subordinated Interests to the Company if the mortgage loans collateralizing such Subordinated Interests were owned by the Manager or one of its Affiliates. The Manager and its Affiliates will not invest in a Subordinated Interest (other than one collateralized by loans owned by the Manager or its Affiliates), Preferred Equity (other than Preferred Equity funded to facilitate the origination or purchase of a first Mortgage Loan suitable for securitization), or Net Leased Real Estate unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity.

  Independent Directors Will Not Participate in Day-to-Day Operations. Although the Independent Directors will approve the Management Agreement, daily operations between the Company and the Manager and its Affiliates will not be required to be approved by a majority of the Company's Independent Directors. Instead, the majority of the Independent Directors will establish general guidelines ("Guidelines") for the Company's investments, borrowings and operations. On a quarterly basis, the Independent Directors will review transactions engaged in by the Company to monitor compliance with the Guidelines. Moreover, the Independent Directors will review the Guidelines, and the Company's investment policies, annually. Investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. See "Operating Policies and Objectives--The Company's Guidelines."

  Purchase of Assets from Prime and its Affiliates. The Company is subject to conflicts of interest with the Manager because the Company intends to purchase assets from the Manager's Affiliates, including Brookdale. The Company and Brookdale, an Affiliate of Prime, have agreed to a non-binding term sheet pursuant to which the Company will purchase from Brookdale four senior housing and assisted living facilities soon after the Closing for an aggregate purchase price of approximately $126.5 million, consisting of $33.5 million in cash and the assumption of approximately $93.0 million of tax-exempt bond obligations, and to lease back such properties to Brookdale pursuant to a triple net lease with a projected initial term of twenty-four years, with two twenty-five year options to renew at the then current fair market value. The Company also will receive a 10.0% participation in future increases in gross revenues from such properties over the gross revenues for the base year (defined as calendar year
1998). The Brookdale Transaction is subject to various conditions and contingencies, including the approval by a majority of the Independent Directors of the Company, the approval by the Brookdale board of directors, the consent of HUD and the consent of certain lenders.

  In the future, the Company may acquire Subordinated Interests, Mortgage Loans, Preferred Equity or Net Leased Real Estate from the Manager or one of its Affiliates only if a majority of the Independent Directors approve the transaction in advance. In making each decision, the Independent Directors will consider information provided by the Manager and such other information as they deem appropriate to determine whether the investment is consistent with the Guidelines, whether the price is fair and whether the investment is otherwise in the best interest of the Company. To determine whether the price is fair, the Independent Directors may consider a number of factors, including an appraisal of an appraiser who is certified or licensed in the applicable state and whose compensation is not dependent on the transaction. In approving the acquisition of a Subordinated Interest or other class of MBS, the Independent Directors may consider all relevant data, including price quotes from investment bankers (such as the placement agents or underwriters of such MBS). Nevertheless, the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments.

  The Company may participate in Mortgage Loans and Preferred Equity investments together as a co-participant with the Manager or its Affiliates. Any such co-participating transactions with the Manager or its Affiliates will be reviewed by the Independent Directors as part of their quarterly review to ensure compliance with the Guidelines. As to risks related to investments of these kinds see "Risk Factors--Risks Related to Investments in Mortgage Loans."

NEWLY-ORGANIZED CORPORATION; ABSENCE OF IDENTIFIABLE ASSETS

  Newly-Organized Corporation. The Company has no operating history and its operating policies and strategies are untried. The Company will be dependent upon the experience and expertise of the Manager in administering its day-to-day operations. There can be no assurance, however, that the Manager will be able to implement successfully the strategies that the Company intends to pursue.

  Appropriate Investments May Not Be Available and Full Investment of Net Proceeds Will Be Delayed. Not all of the Company's investments have been identified. The Company intends temporarily to invest the net proceeds of the Offering (other than those used to purchase the Initial Investments) in readily marketable, interest-bearing securities until the Company finds appropriate Targeted Portfolio Investments. There can be no assurance, however, that the Company will identify Targeted Portfolio Investments or other appropriate assets that meet its investment criteria or that any such assets will produce a return on the Company's investment. Moreover, the Company has identified only a relatively small amount of Initial Investments in relation to the Company's initial capitalization, and the Company will have broad authority to invest the remaining proceeds in whatever investments the Company deems appropriate at the time of their acquisition. In making these investment decisions, the Company will rely on the Manager's recommendations and on the Guidelines. The Independent Directors will approve and monitor compliance with the Guidelines. See "Operating Policies and Objectives--The Company's Guidelines." Subject to the Guidelines, the Manager will have great latitude in the types of real estate and related assets it may decide are proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company.

  Limited Availability of Investments May Inhibit Company's Objectives. The results of the Company's operations are dependent upon the availability of opportunities for the acquisition of Targeted Portfolio Investments. The Initial Investments of the Company will be small relative to the Common Stock outstanding, and it may take considerable time for the Company to find appropriate additional investments. In general, the results of the Company's operations will be affected by the level and volatility of interest rates, by conditions in the real estate and financial markets, and general economic conditions. No assurances can be given that the Company will be successful in acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability. To the extent that the Company acquires assets other than those detailed herein, such other acquisitions may pose risks to the Company and to the Company's stockholders that are different from or in addition to the risks enumerated herein.

RISKS RELATED TO INVESTMENTS IN MBS INTERESTS

  Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes. The Company intends to acquire a significant amount of various classes of MBS Interests, including "first loss" classes of subordinated MBS Interests (hereinafter referred to as "Subordinated Interests"). A first loss class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying Mortgage Collateral. Subordinated Interests are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior classes, the market values of Subordinated Interests classes tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, Subordinated Interests generally are not actively traded and may not provide holders thereof with liquidity of investment.

  The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage pass-through securities or pools of whole loans securing or backing a series of MBS ("Mortgage Collateral") and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the Mortgage Collateral for such classes, the Company may not recover the full amount, or any, of its initial investment in such Subordinated Interests.

  When the Company acquires a Subordinated Interest, it typically will be unable to obtain the right to service the underlying performing Mortgage Collateral. To minimize its losses, if the underlying Mortgage Collateral is in default, the Company will seek to obtain the rights to service such underlying Mortgage Collateral (the servicing of defaulted mortgage loans is referred to as "Special Servicing"), although in many cases it will not be able to obtain Special Servicing rights on acceptable terms. If the Company does acquire Special Servicing rights, then it will contract with a third-party special servicer to perform the Special Servicing functions, and thus the performance of the Company's investments will be dependent upon such third party's performance. To the extent the Company does not obtain Special Servicing rights with respect to the Mortgage Collateral underlying its MBS Interests, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.

  The subordination of Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

  Yields on Subordinated Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes. The yield of the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of MBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of MBS are generally allocated to the more senior classes of MBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Generally, prepayments of principal from the mortgage loans are not received by the Subordinated Interests holders for a period of at least five years. As a result, the weighted average lives of the Subordinated Interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of MBS. To the extent that the holder of Subordinated Interests is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely. The Company may acquire classes of MBS that are entitled to no (or only nominal) payments of principal, but only to payments of interest ("IOs"). The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage loans. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be negatively affected. Some IOs bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index ("Inverse IOs"). The Company may invest in Inverse IOs for the purpose of, among other things, hedging its portfolio of IOs. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also expects to invest in Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or until the balance in the reserve account reaches a specified level. Interest on a Sub IO generally will be paid only after the overcollateralization or the balance in the reserve account reaches the specified level. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral. In addition, Sub IOs often generate taxable income in excess of cash received. See "Operating Policies and Objectives-- Yield Considerations Related to the Company's Investments--IOs, Inverse IOs and Sub IOs."

  The Company may acquire POs, which are classes of MBS that are entitled to no payments of interest, but only to payments of principal. The yield to maturity of POs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying Mortgage Collateral. In periods of declining interest rates, rates of prepayment on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, the yield on POs will be positively affected. Conversely, the yield on POs will be affected adversely by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment. In addition, POs typically generate original issue discount ("OID").

  Certain Investments May Generate Taxable Income Exceeding Cash Flow. The Company also may invest in certain classes of MBS that are designated as the residual interest in the related REMIC (a "REMIC Residual Interest") or that represents the residual interest in a non-REMIC securitization ("Non-REMIC Residual Interest"), which receive principal and interest payments in excess of amounts needed to make payments on other classes of securities or to fund a reserve account. Like interest otherwise allocable to Sub IOs, principal and interest amounts otherwise allocable to such residual interests are used to protect the senior classes of securities from credit losses on the underlying Mortgage Loans. Moreover, in any given year, the taxable income produced by a residual interest may exceed its cash flow. The Company may also invest in Distressed Mortgage Loans and such loans may produce taxable interest income for the Company prior to the Company's receipt of loan payments by the borrowers. See "--Legal and Tax Risks."

RISK RELATED TO INVESTMENTS IN MORTGAGE LOANS

  Multifamily and Commercial Loans Involve a Greater Risk of Loss than Single Family Loans. The Mortgage Loans that the Company expects to acquire generally will be secured by existing multifamily or commercial real estate, including apartments, shopping centers, office buildings, hotels, industrial properties, theme parks, hospitals and nursing homes. Property pledged as security for Mortgage Loans is referred to as "Mortgaged Property." Multifamily and commercial real estate lending is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency on successful operation of the Mortgaged Property and the operating businesses of tenants therein for repayment, and loan terms that often require little or no amortization and, instead, provide for balloon payments at stated maturity. In addition, the value of multifamily and commercial real estate can be affected significantly by the supply and demand in the market for that type of property. Market values may vary as a result of economic events, governmental regulations or other factors outside the control of the borrower or the Company, such as rent control laws in the case of multifamily Mortgage Loans, which may impact the future cash flow of the underlying Mortgaged Property.

  The successful operation of a multifamily or commercial real estate project also generally is dependent on the performance and viability of the property manager of that project. The property manager would be responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the owner so that maintenance and capital improvements can be carried out in a timely fashion and at an appropriate cost. There can be no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

  Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans. Commercial and multifamily property values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be impacted adversely by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may affect adversely the Mortgaged Properties' value without affecting the net operating income, including changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities, the availability of refinancing, and changes in interest rate levels.

  Construction and Mezzanine Loans Involve Greater Risks of Loss than Loans Secured by Income Producing Properties. The Company may acquire loans used to finance the costs of construction or rehabilitation of Real Property ("Construction Loans") and, in some cases, loans ("Mezzanine Loans") secured by a lien on Real

Property that is subordinate to a lien on such Real Property securing another loan. Construction Loans and Mezzanine Loans are considered to involve a higher degree of risk than term mortgage lending secured by income-producing Real Property. This is because of a variety of factors, including, in the case of Construction Loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of Mezzanine Loans, the factors would include, among other things, that a foreclosure by the holder of the senior loan could result in a Mezzanine Loan becoming unsecured. Accordingly, the Company may not recover the full amount, or any, of its investment in such Mezzanine Loan. In addition, Construction Loans and Mezzanine Loans may have higher loan to value ratios than conventional term first mortgage loans because of shared appreciation provisions. Although the borrower may have an initial equity investment of 10% to 15% of total project costs, such initial equity may not be sufficient to protect the Company's investment in Construction Loans and Mezzanine Loans.

  Distressed Mortgage Loans May Have Greater Default Risks Than Performing Loans. The Company may acquire Nonperforming and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality loans. Returns on an investment of this type depend on the borrower's ability to make required payments (or, with respect to Subperforming Loans, the modified monthly payments required under the applicable forbearance plan) or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the Mortgaged Property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

  Delinquency and Loss Ratios May Be Affected by Performance of Third-Party Servicers. The Company intends to contract for the servicing of its Mortgage Loans with servicers (including the Manager) and will be subject to risks associated with potentially inadequate servicing. Many borrowers require notices and reminders to keep Mortgage Loans current and to prevent delinquencies and foreclosures. A substantial increase in the delinquency or foreclosure rate resulting from inadequate servicing could affect adversely the Company's performance and ability to access profitability the capital markets for its financing needs, including future securitizations.

  The Company's servicing agreements with its servicers often will provide that if the Company terminates the servicing agreement without cause (as defined in the agreement), the Company may be required to pay the third-party servicer a termination fee. Depending upon the size of the particular Mortgage Loan portfolio then being serviced, the termination fee that the Company would be obligated to pay upon termination of a servicing agreement without cause could be substantial and could deter a termination without cause that otherwise would be advantageous to the Company.

  Limited Recourse Loans May Limit the Company's Recovery to the Value of the Mortgaged Property. The Company anticipates that a substantial portion of the Mortgage Loans that it will acquire and of the mortgage loans underlying MBS Interests that it will acquire may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the Mortgaged Properties are located or by the mortgagee's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific Mortgaged Property and other assets, if any, pledged to secure the relevant Mortgage Loan. Even as to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the Mortgaged Property securing that Mortgage Loan.

  One Action Rules May Limit the Company's Rights Following Defaults. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The servicer of the mortgage obligation may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments--Foreclosure."

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

  Conditions Beyond Company's Control May Affect Adversely the Value of Real Property. The Company expects to invest directly and indirectly in real estate through the funding of Preferred Equity investments in real estate and real estate operating companies, as well as the direct investment in Net Leased Real Estate. These investments are subject to varying degrees of risk generally incident to the ownership of real estate. The underlying value of these investments and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of the owner to operate the underlying real estate properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real estate leased to a single lessee, the ability of the lessee to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company. Additionally, it may become necessary for the Company to foreclose on certain of the Mortgage Loans by which the Company would receive an equity interest in the borrower. The receipt of such equity interest could cause the Company to fail certain of the requirements which are necessary for it to be taxed as a REIT. See "Certain Federal Income Tax Considerations--". For instance, such an acquisition could potentially cause PCI to: (1) own securities of a particular issuer the value of which exceeds 5% of the value of PCI's total assets or (2) own more than 10% of a particular issuer's voting securities. Additionally, to the extent the Company acquires an equity interest in a real estate operating company, the Company potentially could receive income which would not qualify for purposes of the gross income tests because of the furnishing of non-customary services to the tenants at the property. See "Certain Federal Income Tax Considerations--Income Tests."

  Real Estate is Illiquid and its Value May Decrease. Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Company's real estate assets will not decrease in the future.

  The Company's Insurance Will Not Cover All Losses. The Company intends to maintain, or cause the owner to maintain, comprehensive insurance on each of the underlying real estate properties, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar in nature. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

  Property Taxes Decrease Returns on Real Estate. All Real Property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's Real Property could affect adversely the Company's income and ability to make distributions to its stockholders and could decrease the value of that Real Property.

  Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations May Be Costly. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Certain underlying real estate properties acquired directly or indirectly by the Company may not be in compliance with the ADA. If a property is not in compliance, the owner of the property will be required to make modifications to such property to bring it in compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the real estate, including changes to building codes and fire and life-safety codes, may occur. If the owner of the property is required to make substantial modifications to the property to comply with the ADA or other changes in governmental rules and regulations, the owner's ability to make payments to the Company or the tenant's ability to make rent payments to the Company and, accordingly, the Company's ability to make expected distributions to its stockholders could be adversely affected.

  Real Properties with Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company. Operating costs and the value of the underlying real estate property acquired by the Company may be affected by the obligation to pay for the cost of competing with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the value of the underlying real estate property acquired by the Company, the Company's income and cash available for distribution to its stockholders. The Company intends to obtain Phase I environmental assessments on all underlying real estate property acquired by the Company prior to the acquisition by the Company of such properties. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. Further, even if a Phase I environmental assessment is obtained, there is no assurance it will reveal all existing and potential environmental risks and liabilities, and there is no assurance that there will be no unknown or material environmental obligations or liabilities.

  Real Properties with Known Environmental Problems May Create Liability for the Company. The Company may invest in real estate, or mortgage loans secured by real estate, with known environmental problems that materially impair the value of the real estate. In such cases, the Company will take certain steps to limit its environmental liability, including, the creation of a special purpose entity which will own such real estate. Despite these precautionary measures, there are risks associated with such an investment.

  Foreign Real Properties are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws. The Company may invest in real estate, or mortgage loans secured by real estate, located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets are subject to currency conversion risks. In addition, income from investment in foreign Real Property and, in some instances, foreign Mortgage Loans may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. The Manager has no experience in investing in foreign real estate. The Company intends to limit its investments in foreign real estate to no more than 10% of the Company's portfolio.

ECONOMIC AND BUSINESS RISKS

  Interest Rate Changes May Adversely Affect the Company's Investments. The value of MBS is affected substantially by prepayment rates on the mortgage loans comprising the mortgage collateral for such securities. Prepayment rates on MBS are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on MBS generally increase. If general interest rates also decline, the amounts available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the MBS that were prepaid. MBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both prepayment rates and interest rates will change the total return on MBS, which in turn will affect the amount available for distribution to stockholders. This volatility may be greater with certain MBS, such as IOs and Inverse IOs, that the Company intends to acquire. The value of adjustable rate mortgage loans and MBS paying adjustable coupon rates, which the Company may acquire in the future, generally will vary inversely with changes in prevailing interest rates. Under certain interest rate or prepayment rate scenarios, the Company may fail to recoup fully its cost of acquisition of such investments.

  The Company's operating results depend in part on the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets.

  Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The profitability of the Company may be adversely affected during any period as a result of changing interest rates.

  The Company's Performance May Be Affected Adversely If Its Hedging Strategy Is Not Successful. The Company's performance may be affected adversely if the Company fails to limit the effects of changes in interest rates on its operations by employing an effective hedging strategy, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts, and buying and selling interest rate futures and options on such futures. The use of these instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to shareholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. For example, the Company will attempt to match the interest rate indexes and repricing terms of its Mortgage Loans with those of its borrowings, but it may not be able to achieve a perfect match. During periods of volatile interest rates, such interest rate mismatches could affect adversely the Company's ability to hedge effectively its interest rate risk. The Company may enter into over-the-counter hedging transactions in which the protections afforded to participants in an organized exchange and in a regulated environment may not be available, which will expose the Company to counterparty risk. Although the Company intends to enter into such contract only with counterparties the Company believes to be financially sound and to monitor the financial soundness of such parties on a periodic basis, the Company may be exposed to the risk that the counterparties with which the Company trades may become financially unsound or insolvent. If a counterparty ceases making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position, the Company may be forced to unwind its position, which may result in a loss on the hedge position and could cause the Company to suffer the adverse consequence against which the hedging transaction was designed to protect. Certain of the hedging instruments acquired by the Company are traded on exchanges, which may subject the Company to the risk of trading halts, suspensions, exchange or clearing house equipment failure, insolvency of a brokerage firm or other disruptions of normal trading activities. If the Company anticipates that the income from any hedging transaction will not be qualifying income for REIT income test purposes, the Company may form a corporate subsidiary that is subject fully to federal corporate income taxation through which the Company could conduct part or all of its hedging activities. See "Certain Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

  Leverage Can Reduce Income Available for Distribution. After the initial "start-up" period, the Company intends to leverage its portfolio through borrowings, generally through the use of reverse repurchase agreements, bank credit facilities, warehouse lines of credit on pools of real estate and mortgage loans, mortgage loans on real estate and other borrowings. The percentage of leverage used will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes.

  Although there is no specified limitation on the Company's indebtedness, in general the Company expects the ratio of the Company's overall indebtedness to not exceed 60% of the Company's total market capitalization defined as total debt outstanding, on a consolidated basis, divided by the sum of (a) total debt outstanding, plus (b) total equity market value of the Company's outstanding equity securities, from time to time. However, the Company's Articles of Incorporation and Bylaws do not limit the amount of indebtedness the Company can incur, and the Board of Directors has the discretion to deviate from or change this indebtedness policy at any time, without consent from or notice to the Company's shareholders.

  Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leverage can reduce the net income available for distributions to stockholders. The Company will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure.

  Maturity Mismatch Between Asset Maturities and Borrowing Maturities May Affect Adversely the Company's Net Income. The Company's use of short-term floating rate borrowings to acquire long term assets, including Mortgage Loans and MBS Interests, some of which will bear a fixed rate of interest may expose the Company to a maturity mismatch. As a consequence, the Company's borrowing costs could exceed the income earned on the Company's assets acquired with the borrowed funds, thereby reducing the Company's income and ability to make distributions to its stockholders. Further, MBS Interests subject to reverse repurchase agreements periodically are marked to market by the repurchase lender, and a decline in the value of MBS Interests pledged to secure reverse repurchase agreements may result in margin calls. In addition, if renewals of or substitutes for maturing or called short term borrowings are unavailable to the Company for any reason, the Company may be required to sell assets quickly to repay those borrowings. Certain of the Company's MBS Interests may be illiquid and a sale associated with a short marketing period generally would result in the Company receiving a lower price than otherwise would be available. There can be no assurance that the Company will not incur losses associated with forced sales of illiquid collateral to repay borrowings. Furthermore, the use of leverage will magnify the Company's exposure to losses. For example, a loss equal to 20% on an asset that is 80% leveraged would eliminate the Company's equity in that asset completely, while the same loss would leave the Company with 80% of its equity in an asset if no leverage had been applied to that asset.

  Interest Rate Mismatch Between Asset Yields and Borrowing Rates May Affect Adversely the Company's Net Income. The Company's borrowings may be at interest rates based on indexes and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indexes and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indexes has been relatively stable, there have been periods, such as the 1979 through 1982 high interest rate environment, when the spread between those indexes was volatile. Further, certain of the Company's assets will bear fixed rates of interest and have long term maturities. There can be no assurance that such fixed rates of interest will exceed the variable rates of interest on related borrowings. Interest rate mismatches could impact the Company's financial condition in a material way, and affect adversely the Company's income and ability to make distributions to its stockholders, dividend yield and the market price of the Common Stock. See "--Leverage Can Reduce Income Available for Distribution" and "--The Company May Not Be Able to Borrow Money on Favorable Terms."

  The Company May Not Be Able to Borrow Money on Favorable Terms. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms. The Company has not entered into any borrowing arrangements at the present time, and there can be no assurance that the Company will be able to enter into arrangements enabling it to borrow money on favorable terms.

  Adverse Changes in General Economic Conditions Can Adversely Affect Company's Business. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse affect on real estate values, interest rates and, accordingly, the Company's business.

  Competition in the Acquisition of Appropriate Investments May Inhibit Company's Ability to Achieve Objectives. The Company intends to engage in highly competitive businesses. The acquisition of MBS, Mortgage Loans, Preferred Equity and Net Leased Real Estate is often based on competitive bidding. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to purchase such assets. Many of the Company's anticipated competitors, including Goldman Sachs' Whitehall Street Real Estate Fund, Black Rock Capital Finance, AMRESCO, General Electric Capital Corporation, First Chicago Commercial Assets, LaSalle National Bank, Ocwen Financial Corporation, Blackstone Real Estate Advisors, Bank of America Securities Corporation and CRIIMI MAE Inc., are significantly larger than the Company at the present time, have established operating histories and procedures, may have access to greater capital and other resources, and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Real Estate Related Assets contemplated to be acquired by the Company. The Company's net income will depend, in large part, on the Company's ability to acquire and originate Mortgage Loans and MBS having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of Mortgage Loans and MBS or a reduction in the available supply could result in higher prices and thus lower yields on such Mortgage Loans and MBS, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to acquire such assets. There can be no assurance that the Company will be able to acquire sufficient Real Estate Related Assets at favorable spreads relative to the Company's borrowing costs to achieve the Company's objectives. In addition, there can be no assurance that a supply of Real Estate Related Assets suitable for acquisition by the Company will continue to be available, or that changes in market conditions or applicable laws will not affect the availability of suitable Real Estate Related Assets.

  Appropriate Investments May Not Be Available and Full Investment of Net Proceeds May Be Delayed. Only approximately $33.5 million of the Company's assets have been identified. The Company intends to invest the remaining net proceeds of the Offering (after purchase of the Initial Investments) in readily marketable, interest-bearing securities on a temporary basis until the Company finds appropriate MBS, Mortgaged Loans and Real Property in which to invest. There can be no assurance, however, that the Company will identify MBS, Mortgage Loans or Real Property that meet its investment criteria or that any such assets will produce a return on the Company's investments. Moreover, the Company and the Manager have broad discretion in determining how to invest the remaining net proceeds of the Offering and may change the current investment and operating policies of the Company without a vote of the stockholders. Such deviations from current policies might expose the Company to increased risks of loss or liability, which could affect adversely the Company or the market price of the Common Stock.

  Investments May Be Illiquid and Their Value May Decrease. Many of the Company's assets are and will be relatively illiquid. In addition, certain of the MBS Interests that the Company will acquire will include interests that have not been registered under the Securities act of 1933, as amended (the "Securities Act"), or other applicable securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those MBS Interests except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be relatively limited. No assurances can be given that the fair market value of any of the Company's assets will not decrease in the future.

LEGAL AND TAX RISKS

  Tax Risks. PCI intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although PCI does not intend to request a ruling from the Service as to its REIT status, PCI has received an opinion from Winston & Strawn that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to PCI based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of PCI as a REIT will depend on PCI's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If PCI were to fail to qualify as a REIT in any taxable year, PCI would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by PCI in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, PCI also would be disqualified from taxation as a REIT for the four taxable years following the year during which PCI ceased to qualify as a REIT.

  PCI must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, PCI will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. However, to the extent PCI elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax.

  PCI intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of PCI's net taxable income could cause PCI (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax.

  The Company expects to acquire Subordinated Interests and participating Mortgage Loans that are deemed to have OID for federal income tax purposes, which is generally equal to the difference between an obligation's issue price and its redemption price. The income generated by such instruments for federal income tax purposes will consist of amortization of the OID and the coupon interest associated with the instruments. PCI will be required to recognize as income each year the portion of the OID that accrues during that year, which will increase its taxable income for that year and subject PCI to a corporate-level tax, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by PCI. REMIC Residual Interests and Non-REMIC Residual Interests also may generate taxable income in excess of cash flow or economic income in any year. In addition, certain taxable income produced by a REMIC Residual Interest ("Excess Inclusion") (and, to the extent provided by future Treasury Regulations, by Non-REMIC Residual Interests) may cause PCI's stockholders to suffer certain adverse tax consequences. Additionally, because PCI is an accrual basis taxpayer, it may be required to recognize interest income from Distressed Mortgage Loans even though the borrowers fail to pay the full amounts due. See "Certain Federal Income Tax Considerations." Consequently, the acquisition by PCI of Subordinated Interests, Mortgage Loans that are deemed to have OID, REMIC Residual Interests, or Non-REMIC Residual Interests could have the effect of requiring PCI to incur borrowings or to liquidate a portion of its portfolio at rates or times that PCI regards as unfavorable to meet the REIT distribution requirement or to pay a corporate-level tax.

  Ownership Limit May Restrict Business Combination Opportunities. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than its first REIT taxable year). For the purpose of preserving the Company's REIT qualification, the Articles of Incorporation generally prohibit direct or indirect ownership of more than (i) 9.9% of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any series of Preferred Stock (the "Ownership Limit"). The Ownership Limit could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock-- Restrictions on Transfer" and "Certain Federal Income Tax Considerations-- Requirements for Qualification."

  Plans Should Consider ERISA Risks of Investing in Common Stock. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any Affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations--Employee Benefit Plans, Tax Qualified Retirement Plans, and IRAs."

CERTAIN ANTI-TAKEOVER PROVISIONS MAY INHIBIT A CHANGE IN CONTROL OF THE
COMPANY.

  General. Certain provisions contained in the Articles of Incorporation and Bylaws and the Maryland General Corporation Law (the "MGCL") and certain provisions of the Operating Partnership Agreement may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby delay, deter or prevent a change in control of the Company or the removal of existing management and, as a result, could prevent the stockholders of the Company from being paid a premium for their shares of Common Stock over then-prevailing market prices. See "Description of Capital Stock--Common Stock" and "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws."

  Ownership Limit. In order to protect the Company against the risk of losing REIT status due to a concentration of ownership among its stockholders, the Ownership Limit set forth in the Articles of Incorporation provides that, subject to certain specified exceptions, no person or entity (which does not include certain pension plans and mutual funds) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock. In addition, the Articles of Incorporation provide that, in general, pension plans and mutual funds may actually and beneficially own up to 9.9% of the outstanding shares of Common Stock (the "Look-Through Ownership Limit"). The Board of Directors may, but in no event will be required to, waive the Ownership Limit, the Look-Through Ownership Limit or such other limitation as provided in the Articles of Incorporation, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Directors may require a ruling from the Internal Revenue Service ("IRS") or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The foregoing ownership limitations may have the effect of precluding acquisition of control of the Company without the consent of the Board of Directors and, consequently, stockholders may be unable to realize a premium for their shares over the then prevailing market price which is customarily associated with such acquisitions.

  Preferred Stock. The Articles of Incorporation permit the Board of Directors to issue up to 30,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and to establish the preferences and rights (including the right to vote, participate in earnings, and to convert into Common Stock) of any such

Preferred Stock issued. Thus, the Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price of such Common Stock. See "Description of Capital Stock--Preferred Stock."

  Staggered Board. The Board of Directors has three classes of directors. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Directors for each class will be elected for a three-year term upon the expiration of that class, term, beginning in 1999. Subject to the right of the holders of any Preferred Stock to elect and remove directors in certain circumstances, the affirmative vote of two-thirds of the outstanding Common Stock is required to remove a director.

  Exemption from Maryland Business Combination Statute. Under the MGCL, certain "business combinations" (including certain issuance of equity securities) between a Maryland corporation such as the Company and any person who owns 10% or more of the voting power of the corporation's shares or an Affiliate of the corporation which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% of more of the voting stock of then-outstanding voting stock of the corporation (an "Interested Stockholder") are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the Company's voting stock and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the Company's voting stock other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the holders of shares of voting stock receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. See "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Business Combinations."

  Maryland Control Shares Acquisition. Maryland law provides that "control shares" of a corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power ("Control Shares"). Control Shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other stockholders may exercise appraisal rights.

  The Articles of Incorporation currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of capital stock. There can be no assurance that such provision will not be amended or eliminated at any point in the future. If the foregoing provisions in the Articles of Incorporation are rescinded, the control shares acquisition statute or the business combination statute, as the case may be, could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer.

  Board of Directors May Change Certain Policies Without Shareholder Consent. The major policies of the Company, including its investment policy, the Guidelines and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the holders of the Common Stock. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "Operating Policies and Objectives" and "Certain Provisions of Maryland Law and of the Company's Articles of Incorporation and Bylaws."

  Loss of Investment Company Act Exemption Would Adversely Affect the Company. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of Subordinated Interests, the Company intends, where appropriate, to obtain foreclosure rights, by obtaining the Special Servicing Rights, with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. If the Commission or its staff were to take a different position with respect to whether such Subordinated Interests constitute Qualified Interests, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

  Limitation on Liability of Manager and Officers and Directors of the Company. The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions, eliminates the liability of a director or officer to the Company or its stockholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law. The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company or its Affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations--Limits of Responsibility."

OTHER RISKS

  Risk that Market for Common Stock Will Not Develop. Prior to the Offering, there has not been a public market for the shares of Common Stock offered hereby. The Offering Price will be determined by the Company and the Underwriter. See "Underwriting." There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriter. The Common Stock has been approved for listing on The Nasdaq Stock Market. Quotation through The Nasdaq Stock Market does not ensure, however, that an active market will develop for the Company's Common Stock.

  External Management of the Company. The Company will be managed by the Manager, subject to the supervision of the Board of Directors. Thus, the Company will depend on the services of the Manager and its officers and employees for the success of the Company. Certain officers, directors and employees of the Company and the Manager and its affiliates have experience in creating, evaluating, acquiring and managing

Mortgage Loans and MBS interests. Moreover, the Manager, a newly organized company, will need to subcontract with third parties or with employees of Prime and its Affiliates to provide certain services on behalf of the Company. For example, the Manager recently acquired, and the Company is training personnel to become proficient in the use of, certain internal computer analytic programs designed, among other things, for use in analyzing MBS Interests. Until those programs are fully integrated into the Company's operations, the Manager intends to contract with third party experts to perform such analytics. Third parties and Prime employees who provide services to the Company through subcontracts with the Manager may provide similar services to other mortgage REITs and other competitors of the Company. There can be no assurance that the Company and the Manager will be able to implement successfully the strategies that the Company intends to pursue. Subject to the Guidelines, the Manager is expected to have significant latitude as to the types of assets it may determine to be proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company. Moreover, certain of the Manager's personnel are employees of Prime or its Affiliates, and accordingly the Company's success may depend in part on the continuing ability of Prime and its Affiliates, including the Manager, to hire and retain knowledgeable personnel and the Manager's ability to cause such personnel to focus their attention to the affairs of the Company rather than the affairs of Prime and its Affiliates. The ability of Prime and its Affiliates to attract and retain such personnel may be affected, in turn, by Prime's continued financial strength. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement can be found to manage the Company.

  Increases in Interest Rates May Affect Adversely the Yield of the Common Stock. The Company's earnings will be derived primarily from the expected positive spread between the yield on the Company's Real Estate Related Assets and the costs to the Company of its borrowings. This expected positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. In periods of high interest rates, however, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared to alternative investments of equal or lower risk, which could impact adversely the market price of the Common Stock.

  Future Offerings of Capital Stock May Result in Dilution of the Book Value or Earnings per Share of the Outstanding Common Stock. The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or Preferred Stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

                       OPERATING POLICIES AND OBJECTIVES

STRATEGY

  The Company intends to invest primarily in (i) sub-investment grade and unrated MBS; (ii) Performing Mortgage Loans; (iii) Distressed Mortgage Loans;
(iv) Subordinated Mortgage Loans; (v) Participating Mortgage Loans; (vi) Mortgage Loan Interests; (vii) Preferred Equity and (viii) Net Leased Real Estate. There can be no assurances that the Company will be able to acquire such assets, that the terms or results of such acquisitions will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

  To create yields commensurate with its investment objectives, the Company intends to borrow funds through the issuance of CMOs in debt securitizations or other borrowings arrangements. The Company also, in certain cases, may securitize Mortgage Loans by transferring them to a special purpose trust or corporation which elects to be treated as a REMIC or a financial asset securitization investment trust ("FASIT"). The special purpose entity would issue MBS pass-through certificates ("Pass-Through Certificates") to the Company, which would sell certain classes of certificates and retain certain non-investment grade and IO classes of certificates. The Company intends to use the proceeds from securitizations and borrowings to invest in additional Mortgage Loans, MBS Interests and other assets and, in turn, to borrow against those newly acquired assets, primarily through additional securitizations. The Company's strategy is to repeat this process to the extent opportunities to use leverage are available and the Manager determines and advises that using leverage is prudent and consistent with maintaining acceptable levels of risk until the Company has significantly leveraged its portfolio of Mortgage Loans and MBS Interests. There can be no assurances that the Company will be able to acquire appropriate assets other than the Initial Investments, that the terms or results of the Company's acquisitions will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

  In addition, the Company may decide to pursue other strategies and other available acquisition opportunities it deems suitable for the Company's portfolio. The Company also may acquire Real Property, including Distressed Real Property.

  The Company cannot anticipate with any certainty the percentage of the proceeds of the Offering that will be invested in each category of Target Portfolio Investments. Subject to the Guidelines, the Company has significant discretion in the manner in which to invest the proceeds of the Offering. There can be no assurance that the Company will be successful in its investment strategy.

  The Company will have no predetermined limitations or targets for concentration of property type or geographic location. Instead, the Company plans to make acquisition decisions through asset, borrower, and collateral analysis, evaluating investment risks on a case-by-case basis. To the extent that the Company's assets become concentrated in a few states or a particular region, the return on an investment in the Common Stock will become more dependent on the economy of such states or region.

  The Company intends to acquire or finance investments through the use of leverage, consistent with maintaining an acceptable level of risk.

  The Company will acquire the Initial Investments from Brookdale and in the future may acquire additional assets from Prime, the Manager or their Affiliates. The Company intends to acquire assets, other than the Initial Investments, from various sources unaffiliated with Prime located throughout the United States, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders.

  The Company currently does not intend to invest in the securities of other issuers for the purpose of exercising control, to issue any series of senior securities, to underwrite securities of other issuers, to offer securities in exchange for property or to repurchase or otherwise reacquire the Common Stock.

  The Company may change its policies in connection with any of the foregoing without the approval of the stockholders.

RELATIONSHIP WITH PRIME

  Since 1982, and until recent corporate spin-offs, Prime was a diversified real estate company engaged in the ownership, development, acquisition, operation, leasing, marketing and finance of institutional-quality commercial and multifamily real estate across the nation. Starting in 1994, Prime began contributing its various operating divisions to separate self-managed and self-administered publicly-traded real estate investment trusts and operating companies. In March, 1994, Prime Retail, Inc. became the successor-in-interest to Prime's retail division. In August, 1994, Ambassador Apartments, Inc. became the successor-in-interest to Prime's multifamily division. In May, 1997, Brookdale became the successor-in-interest to Prime's senior independent and assisted living division.

  As a result of the above-described corporate spin-off, Prime has become a holding company for its various ownership interests in Prime Retail, Inc., Ambassador Apartments, Inc., and Brookdale. As of August 31, 1997, these three public companies had a combined market capitalization in excess of $2.7 billion and Prime's equity interest in these companies had a combined market value in excess of $280.0 million. In addition, Prime owns a majority interest in PCH which was recently formed to engage in the origination and securitization of first mortgage loans on all forms of income-producing real estate. PCH's two subsidiaries are PCF which will originate and securitize mortgage loans in excess of $1.0 million and PCC which will originate and securitize mortgage loans under $1.0 million. Both PCF and PCC plan to originate these loans through regional offices located throughout the country and finance such loans through long-term warehouse lines of credit and by issuing MBS.

  In an effort to eliminate potential conflicts of interest, the TPG Group and Reschke have entered into certain non-compete agreements with Prime Retail, Inc., Brookdale and Ambassador Apartments, Inc., respectively. Subject to certain conditions and exceptions, these non-compete agreements restrict the TPG Group, Reschke or any of their Affiliates from making investments in areas that are considered the primary businesses of such publicly-traded companies for certain periods.

  In September, 1997, PCH organized the Manager as an investment vehicle to take advantage of the many attractive real estate investment opportunities which are not otherwise suitable for investment by Prime, PCH, or the various affiliated publicly-traded REITs and operating companies. The senior executives of the Manager are experienced in the origination and underwriting of the investments intended for the Company, including MBS, Mortgage Loans (non-performing and subordinate), Preferred Equity and Net Leased Real Estate.

  The senior executives of the Manager have substantial experience in the acquisition, management, finance, and disposition of Targeted Portfolio Investments and the management of diverse real estate assets. Moreover, Prime and its Affiliates have substantial experience in the development, acquisition, operation, management, leasing, finance, and disposition of most types of institutional-quality, income-producing real estate over the past sixteen years.

THE COMPANY'S GUIDELINES

  General. The following is a summary of the guidelines setting forth the general parameters for the Company's investments, borrowings and operations (the "Guidelines"). See also "--The Company's Assets." The Guidelines are expected to be approved by the Board of Directors (including a majority of the Independent Directors) and may be changed by the Board of Directors without a vote of the stockholders. The Manager is empowered to make the day-to-day investment decisions of the Company based on the Guidelines. Such investment decisions will include decisions to issue commitments on behalf of the Company to purchase Mortgage Loans, MBS Interests and other assets meeting the investment criteria of the Company. The Independent Directors will review all transactions of the Company on a quarterly basis to insure compliance with the Guidelines.

  The Company intends to invest primarily in Real Estate Related Assets with a view to maximizing income for distribution to stockholders, consistent with levels of risk that are perceived by the Company to be acceptable.

Pending investment of its funds in longer term investments as provided for in the Guidelines, the Company intends to invest those funds in readily marketable securities or interest-bearing deposit accounts, consistent in each case with maintaining the Company's status as a REIT. The Company is permitted to take an opportunistic approach to its investments, and may acquire any of the types of assets described in the Guidelines if the Company and the Manager determine that to do so would be in the Company's best interests.

  The Company, in consultation with the Manager, may establish underwriting criteria for evaluating potential investments and, if such underwriting criteria are established, the Company, in consultation with the Manager, may modify such underwriting criteria at any time and from time to time. The Company's policy generally is to offer a price for each asset that it contemplates acquiring not greater than the price that the Manager estimates to be sufficient to generate an acceptable risk-adjusted return to the Company from the acquisition of that asset.

  Purchase From Prime and Its Affiliates. The price at which the Company will purchase Mortgage Loans and other assets from Prime and its Affiliates, including PCH, will be determined in accordance with the Guidelines, as amended from time to time. A majority of the Independent Directors are expected to approve the purchase of the Initial Investments and are expected to authorize the officers of the Company to negotiate the final terms of the purchase. In the future, the Manager will determine the transfer price for the Company's acquisitions of assets from Prime and its Affiliates based on pricing guidelines approved by the Independent Directors. The Independent Directors will review those transactions on a quarterly basis to insure compliance with the Company's pricing guidelines.

  In deciding whether to approve an acquisition of any assets, including acquisitions of Mortgage Loans and other assets from Prime or its Affiliates, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the Guidelines, such as whether the price is fair and the investment otherwise is suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, established for the relevant time period by the Board of Directors, whether the asset otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the properties that secure repayment of the Mortgage Loans or underlying the MBS Interests contemplated to be acquired by the Company; the only limitations as to the type of assets that the Company may acquire and the characteristics thereof being limitations either (i) imposed by law, (ii) set forth in the Guidelines or (iii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act. In approving the acquisition of a Mortgage Loan or MBS Interest in the future, the Manager may consider all data deemed necessary to determine the proper value of such Mortgage Loan or MBS Interest. To determine whether the price of a Distressed Real Property is fair, the Manager may consider a number of other factors, which may include an appraisal by an appraiser who is certified or licensed in the applicable state and whose compensation is not dependent on the transaction. The Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments.

  Where possible, the price that the Company will pay for Mortgage Loans, MBS Interests and other assets acquired from Prime or its Affiliates will be determined by reference to the prices most recently paid to Prime or its Affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the Company will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell. Investors should give special consideration to the information set forth under "Initial Investments."

  It is the intention of the Company that the agreements and transactions, including the sale of Mortgage Loans, MBS Interests and Real Property, taken as a whole, between the Company on the one hand and Prime,

PCH and their Affiliates on the other hand are fair to both parties. However, there can be no assurance that each of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.

  The Company anticipates that the price it pays for assets acquired from Prime or its Affiliates, in certain cases, should be lower than the price that a third party would pay for those assets if economic benefits would inure to Prime and its Affiliates by selling to the Company, rather than a third party. For example, Prime and its Affiliates generally would not incur any broker's fees in connection with a sale of Mortgage Loans and MBS Interests to the Company. In addition, if Prime and its Affiliates engage in repetitive sales of assets to the Company, the purchase and sale agreement used in the successive transactions is likely to contain standard terms and conditions that previously will have been negotiated by the parties, resulting in reduced legal costs.

  Prime and its Affiliates, including the Manager, expect to continue to originate and purchase real estate related assets in the future and have no obligation to make investment opportunities available to the Company except with respect to Subordinated Interests, Preferred Equity and Net Leased Real Estate. The Manager and its Affiliates have no obligation to offer Subordinated Interests to the Company if the mortgage loans collateralizing such Subordinated Interests were owned by the Manager or one of its Affiliates. In addition, the Manager and its Affiliates have no obligation to offer Preferred Equity to the Company if the Preferred Equity investment is related to the funding of a first Mortgage Loan by the Manager or one of its Affiliates that is suitable for securitization. As a consequence, the opportunity for the Company to invest in Targeted Portfolio Investments may be limited if such investment opportunities would be attractive to the Manager or one of its Affiliates. The Manager and its Affiliates will not invest in a Subordinated Interest (other than one collateralized by loans owned by the Manager or its Affiliates), Preferred Equity (other than Preferred Equity funded to facilitate the origination of a first Mortgage Loan suitable for securitization), or Net Leased Real Estate unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity.

  The Company expects to maintain a relationship with Prime and PCH in which the Company will be a ready, willing and able purchaser of not only Mortgage Loans, but other assets, that may be sold from time to time by PCH. The Company expects that Prime and PCH will offer to sell any such assets to the Company on terms and at prices that, in the aggregate, will be fair to both parties. See "Management of Operations--Certain Relationships; Conflicts of Interests." In deciding whether to acquire any such asset, the Manager may consider, among other factors, whether acquisition of the asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, established for that period by the Board of Directors, whether the asset otherwise is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity. If an asset that otherwise meets all of the Company's criteria for asset acquisition is being offered to the Company at a price that is greater, or on terms that are less favorable, than would be required by third parties for similar assets in bona fide arms' length transactions, the Manger would be expected to recommend that the Company decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among the Company, Prime and PCH.

THE COMPANY'S ASSETS

  The discussion below describes the principal categories of assets that the Company intends to acquire.

  MBS Interests. The Company intends to acquire sub-investment grade and unrated MBS (hereinafter referred to as "Subordinated Interests"). MBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which would be rated from low investment grade "BBB" to higher investment grade "AA" or "AAA." The junior, subordinated classes typically would include one or more lower rated, non-investment grade classes, and an unrated, higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans).

  MBS generally are issued either as collateralized mortgage obligations ("CMOs" or "CMO Bonds") or pass-through certificates ("Pass-Through Certificates"). CMO Bonds are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or MBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. MBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, MBS may be illiquid. See "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes."

  In most mortgage loan securitizations, a series of MBS is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of MBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the Mortgage Collateral may cause the MBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on MBS on a periodic basis, typically monthly.

  The credit quality of MBS depends on the credit quality of the underlying Mortgage Collateral. Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount of the mortgage loans, their terms and the geographic diversification of the location of the properties, and the credit-worthiness of tenants. Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of a MBS in many ways, and the credit quality of a particular class of a MBS results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans.

  Subordinated Interests carry significant credit risks. Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, at least until the end of a lock-out period, which typically is five years or more. In some instances, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying mortgage loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject to, among other things, credit risks. See "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated Interests are Subject to Greater Credit Risks Than More Senior Classes."

  As a result of the typical "senior-subordinated" structure, the Subordinated Interest will be extremely sensitive to losses on the underlying mortgage loans. For example, if the Company owns a $10 million Subordinated Interest in a securitization consisting of $100 million of underlying mortgage loans, a 7% loss on the underlying mortgage loans (i.e. $7 million) will result in a 70% loss on the Subordinated Interest. Accordingly, the holder of the Subordinated Interest is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the Mortgage Collateral) and the loss severity (the amount of loss on a defaulted mortgage loan; i.e. the principal amount of the mortgage loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying mortgage loans.

  The loss frequency on a pool of commercial mortgage loans will depend upon a number of factors, most of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency will reflect broad conditions in the economy generally and real estate particularly, economic conditions in the local area in which the underlying Mortgage Collateral is located, the loan-to-value ratio of the mortgage loan, the purpose of the loan, and the debt service coverage ratio. The loss severity will depend upon many of the same factors described above, and will also be influenced by the servicer's ability to foreclose on the defaulted mortgage loan and sell the underlying Mortgage Collateral. For a discussion of certain legal issues affecting the servicer's ability to foreclose on a mortgage loan, and the legal impediments to the sale of the underlying Mortgage Collateral, see "Certain Legal Aspects of Mortgage Loans and Real Property Investments." These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgage Collateral, in either case increasing the amount of loss with respect to the loan.

  Before acquiring a Subordinated Interest, the Company will perform a number of due diligence tasks to evaluate the investment and to verify the information and material provided by the seller. The Company will determine on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined "desktop analysis." Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available), recent appraisals (if available), and a review of engineering and environmental reports (if available). For those loans that are selected for the more streamlined desktop analysis, the Manager's evaluation may include a review of the property operating statements, summary loan level data, and third party reports, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence is performed. After completing the review of the documentation and the property inspection, the information compiled will be analyzed to determine collateral value for each property securing the loans. Based on these factors, the Manager will determine a resolution value for each loan for purposes of projecting future cash flows after adjustments for estimated future losses.

  Determining a resolution value is a subjective process, requiring, ultimately, a business judgment. In making this determination, the Manager often evaluates some of the following characteristics: (i) the type of collateral (multifamily, office, hotel, industrial or retail Mortgage Collateral); (ii) the payment status of the underlying mortgage (performing, non-performing or sub-performing); (iii) the actual mortgage prepayment and default history; (iv) the ratio of the unpaid mortgage balance to the current property value; (v) the current income and cash flows generated by the Mortgage Collateral as compared to the debt service requirements and (vi) the region of the country in which the Mortgage Collateral is located. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS depends on the individual circumstances. Because there are so many characteristics to consider, each Subordinated Interest must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

  After completing the foregoing evaluations, the Manager will model the structure of the MBS securitization based on the disclosure documents that reveal the payment structure of the MBS and the characteristics of the underlying Mortgage Collateral. This modeling is done in order to estimate future cash flows to be received by the Subordinated Interests, after adjustments for estimated future losses. Using that information, the Manager will determine the price at which it would effect the purchase of the Subordinated Interest on behalf of the Company. Although the Manager uses objective data to make this decision, the decision is in essence a subjective one.

  The Company also intends in many instances to acquire Special Servicing rights with respect to the mortgage loans underlying the securitization in which the Company owns a Subordinated Interest. Such Special Servicing rights will give the Company, among other things, some control over the timing of foreclosures on such mortgage loans and, thus, may enable the Company to reduce losses on such mortgage loans. No assurances can be made, however, that the Company will be able to acquire such Special Servicing rights or that losses on the mortgage loans will not exceed the Company's expectations. Although the Company's strategy is to purchase Subordinated Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in a Subordinated Interest will be returned in full or at all. See "Risk Factors--Related to Investments in MBS Interests" and
"--Economic and Business Risks."

  The terms of Special Servicing agreements vary considerably, and the Company cannot predict with certainty the precise terms of the Special Servicing agreements into which it will enter. In general, however, the Company will attempt to negotiate Special Servicing agreements that will permit the Company to service, or direct the servicing of, mortgage loans that are more than ninety days delinquent. At that point, the Company would have the right (and the obligation) to decide whether to begin foreclosure proceedings or to seek alternatives to foreclosure, such as forbearance agreements, partial payment forgiveness, repayment plans, loan modification plans, loan sales and loan assumption plans. Thus, the Company will have within its control, subject to obligations to the related senior classes, some ability to minimize losses on mortgage loans underlying Subordinated Interests owned by the Company.

  Because the Operating Partnership generally will be the entity that acquires the Subordinated Interests, it also will acquire the related Special Servicing rights. The Operating Partnership intends to assign all of its Special Servicing rights and obligations (other than the right to direct foreclosure) to a rated special servicer that it will select. In some instances, and with the approval of a majority of the Independent Directors, the Company may select PCH as the special servicer. It is expected that most or all of the Special Servicing compensation will be paid to the third-party special servicer, and thus the Company may benefit from the ability to direct certain of the Special Servicing activities but not from receipt of material amounts of Special Servicing fees.

  Many of the Subordinated Interests to be acquired by the Company will not have been registered under the Securities Act, but instead initially were sold in private placements. Because Subordinated Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity.

  Although there are some exceptions, most issuers of multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company intends to acquire not only Subordinated Interests that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests. Unlike regular interests in REMICs, REMIC Residual Interests typically generate excess inclusion as specified in section 860E(c) of the Code ("Excess Inclusion") or other forms of "phantom income" that bear no relationship to the actual economic income that is generated by a REMIC. Consequently, if a Subordinated Interest that is designated as a REMIC Residual Interest generates a significant amount of phantom income in any taxable year, the Company could be required to borrow funds or to liquidate assets in order to meet the REIT distribution requirement for such taxable year and to avoid being taxed at regular corporate rates on undistributed taxable income.

  Subordinated Interests (other than REMIC Residual Interests and Non-REMIC Residual Interests) generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related Subordinated Interest on a level-yield method in advance of the receipt of the related cash flow. The OID income attributable to a Subordinated Interest generally will increase the Company's taxable income and cause it to be subject to a corporate-level tax in the early years of the Company's ownership of the Subordinated Interest even though the Company may not receive the related cash flow from the Subordinated Interest until a later taxable year. As a result, the Company could be required to borrow funds or to liquidate assets in order to pay such corporate-level tax for any taxable year. See "Risk Factors--Legal Risks--Tax Risks."

  The legal aspects of the mortgage loans that underlie the Subordinated Interests owned and to be acquired by the Company affect the value of those assets. For a discussion of certain legal aspects of mortgage loans, see "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

  The Company may invest not only in classes of Subordinated Interests but also in other classes of MBS. For example, the Company may invest in IOs, which are entitled to no (or only nominal) payments of principal, but only to payments of interest. The holder of an IO may be entitled to receive a stated rate of interest on a notional principal balance equal to the principal balance of the Mortgage Collateral, that portion that bears interest in excess of a certain rate, or one more classes of that MBS (such as where the Mortgage Collateral (or portion thereof) carries an 8.5% interest rate after servicing costs, and the holders of the other classes are entitled to receive 8.0% interest, leaving 0.5% for the holder of the IO). Alternatively, the holder of an IO may be entitled to a variable rate of interest on a nominal principal balance that adjusts based upon adjustment in the interest rate of the underlying Mortgage Collateral.

  Because IOs often pay at a relatively small rate of interest on a large notional principal balance, an accelerated reduction of that principal balance will have an adverse effect on the anticipated yield to maturity of such IO. Accordingly, if the underlying Mortgage Collateral prepays (including prepayments as a result of default and repurchases by the seller) at a rate faster than anticipated, the weighted average life of the IO will be reduced, and the yield to maturity adversely affected. Conversely, if the underlying Mortgage Collateral prepays at a rate slower than anticipated, the weighted average life of the IO will be extended, with the consequent positive effect on the anticipated yield to maturity.

  The Company also may invest in Inverse IOs, which bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The yield to maturity of a class of Inverse IOs is not only very sensitive to the rate of prepayments on the underlying Mortgage Collateral, but also to changes in the related index. See "Yield Considerations Related to the Company's Investments--IOs, Inverse IOs and Sub-IOs" and "Risk Factors--Risks Related to Investments in MBS Interests--Yields on Subordinated Interests, IOs and POs May Be Affected Adversely by Interest Rate Changes."

  The Company may invest in POs, which do not provide for payment of periodic interest, but only provide for payment of the stated principal amount at maturity or earlier prepayment of the underlying loans. The Company believes that its POs will be affected adversely by slower than anticipated prepayment rates. Generally, a rising interest rate environment will result in the interest rate to be paid by the borrower pursuant to the terms of a fixed rate loan becoming relatively more favorable to that borrower, decreasing the likelihood of that borrower making a prepayment on that loan. Slower than anticipated prepayment rates can result in a significant decrease in the yield realized by the Company on its investments in POs.

  Mortgage Loans. The Company expects to invest in Nonperforming Mortgage Loans and Subperforming Mortgage Loans and other types of first Mortgage Loans that are otherwise not suitable for securitization. The Company also expects to invest in Mortgage Loans that are subject to a prior lien, such as second mortgages, subordinated loan participations, and mezzanine loans. All of the foregoing investments require a detailed underwriting analysis of the underlying real estate collateral and the real estate market in which property is located, including the property's historical and projected operating cash flows, physical condition, appraised value, rent roll, and competitive position in the market.

  The Company's due diligence generally will include a review of market studies for each market where a property is located. The market studies typically will include area economic data, employment trends, absorption rates and market rental rates. Due diligence also will include site inspections by the Manager's employees or agents of most properties in a portfolio and a review of all available asset files and documentation. To the extent possible, the review will include examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports. The information compiled is then analyzed to determine a valuation for each property.

  The property valuation process relies upon a variety of sources of information to prepare a discounted cash flow model of the projected net cash flows from each property. Sources of information examined to determine future net cash flows and, accordingly, the value of the property, may include: (a) current and historical operating statements; (b) existing appraisals; (c) rent and sales comparables; (d) industry statistics and reports regarding operating expenses such as those compiled by the Institute of Real Estate Management;
(e) rent roll, tenant credit history, and material lease terms; and (f) deferred maintenance observed during site inspections or described in structural reports, engineering reports and correspondence found in the loan files.

  The Manager develops projections of future net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements, appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values based on a discounted cash flow model. These values are then compared to available appraisals and market sale comparables to determine the final value of a property.

  The Company intends to purchase Nonperforming Mortgage Loans or Subperforming Mortgage Loans. The Company generally will foreclose on such Mortgage Loans in order to acquire title to the underlying real estate. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

  The Company intends to invest in Subordinated Mortgage Loans. For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property an additional 15% to 20% of the value of the property. Typically the loan would be secured, either by the property subject to the first lien (giving the Company a second lien position) or by a controlling equity interest in the owner. If the equity interest is pledged, then the Company would be in a position to make decisions with respect to the operation of the property in the event of a default by the owner. These Subordinated Mortgage Loans generally would provide the Company with the right to receive a stated interest rate on the loan balance plus a percentage of net operating income or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. In the alternative, the Company may structure its investment as a junior or subordinate loan participation in either a Performing Mortgage Loan or a Distressed Mortgage Loan.

  Preferred Equity. The Company intends to make Preferred Equity investments in specific real estate assets (or pools of assets) or in real estate operating companies. Generally, the Preferred Equity investments will have a preferred claim against both the operating cash flow and liquidation proceeds from the specific real estate assets (or pool of assets) or the real estate operating company. The Preferred Equity will earn a stated preferred and cumulative return and, in certain instances, will participate in the future growth in both the value of the assets (or the company) and the operating cash flow from the assets (or the company). Generally, a Preferred Equity investment is made when the existing owner, borrower, or real estate company requires additional equity to fund an acquisition, development, refinancing or expansion of the assets (or the company) and either (i) such equity is not generally available to the borrower/owner on a pari passu or common basis, or (ii) the owner/borrower desires to further leverage its assets and is willing to grant the provider of such leverage a preferred interest in such assets in exchange for retaining a greater percentage of ownership. Regardless of the underlying rationale of the investment, the Company's Preferred Equity investments are expected to offer the potential for a higher yield than is generally available from the direct purchase of assets or the funding of senior mortgage loans, although such investments also carry greater risk of loss of principal and the nonpayment of the preferred return. The Company will attempt to mitigate these risks with thorough and rigorous underwriting analysis of both the real estate collateral and the borrower/owner. See "Risk Factors--Risks Related to Investments in Real Property."

  Net Leased Real Estate. The Company intends to participate in sale leaseback transactions, in which the Company would purchase improved or unimproved real estate and then lease such real estate back to the seller under a long-term triple net lease. The Company also may provide financing necessary to build commercial improvements on the land, to refinance existing debt on the property or to provide additional funds to operate the business. The Company and Brookdale have agreed to a non-binding term sheet pursuant to which the Company will purchase shortly after the closing of the Offering four senior housing and assisted living facilities from Brookdale, an Affiliate of Prime, for approximately $126.5 million ($33.5 million of cash plus the assumption of $93.0 million of tax-exempt bond obligations) and to triple-net lease such properties to Brookdale for an initial term of twenty-four years, with two twenty-five year options to renew at the then current fair market value. The Brookdale transaction is subject to various conditions and contingencies, including approval by a majority of the Independent Directors of the Company, approved by the Brookdale board of directors, consent by HUD and certain lenders. Therefore, there can be no assurance that the Initial Investments will be consummated.
See "Initial Investments."

  Other Assets. The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Targeted Portfolio Investments. The Company may invest in Distressed Real Property.

  The Company may acquire or originate Mortgage Loans secured by real estate located outside the United States or purchase such real estate, but the Company currently does not intend to invest more than 10% of the portfolio in foreign real estate. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The Company may be subject to foreign income tax with respect to its investments in foreign real estate. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's stockholders.

PORTFOLIO MANAGEMENT

  The following describes some of the investment management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

  Leverage and Borrowing. The Company intends to leverage its assets through the use of reverse repurchase agreements, bank credit facilities, secured and unsecured corporate debt, mortgage loans on real estate and other borrowings, when there is an expectation that such leverage will benefit the Company. However, the Company does not intend to borrow funds from the Manager or its Affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the Company may reduce the amount of its borrowings.

  Leverage creates an opportunity for increased income but, at the same time, creates special risks. For example, leveraging magnifies changes in the net worth of the Company and affects the amounts available for distribution to the Company's stockholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets retained.

  To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used and, therefore, the amount available for distribution to the Company's stockholders will be reduced. See "Risk Factors--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution."

  Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of the Company's stockholders. Such situations may arise if the Company's status as a REIT or its ability to maintain minimum liquidity levels is endangered.

  Reverse Repurchase Agreements. The Company intends to enter into reverse repurchase agreements, which are agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements will be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

  Bank Credit Facilities. The Company intends to borrow money through various bank credit facilities, which will have varying interest rates, which may be fixed or adjustable, and varying maturities.

  Mortgage Loans on Real Estate Owned by the Company. The Company expects to borrow funds secured by mortgages on the Company's real estate, including any Net Leased Real Estate owned by the Company.

  CMOs and Warehouse Lines of Credit. The Company intends to acquire Mortgage Loans and to issue non-REMIC CMOs collateralized by such loans. Moreover, the Company may issue non-REMIC CMOs collateralized by previously issued CMOs or MBS in transactions known as "resecuritizations." The Company will structure a resecuritization in the same manner as a securitization. The collateral (whether whole mortgage loans or MBS) will be transferred into a qualified REIT subsidiary, and that entity (or a special purpose trust or corporation formed by that entity) will issue non-REMIC CMOs. The transaction will be structured as debt, with the issuer retaining an equity interest in the collateral. In a debt transaction, the principal balance of the collateral (whether whole loans or MBS) will exceed the principal balance of the CMOs. Thus, once the CMOs are paid in full, the issuer will own the collateral free of the lien of the CMO debt. During the period in which the Company is acquiring mortgage loans for securitization, the Company is likely to borrow funds secured by such loans pursuant to warehouse lines of credit.

  Interest Rate Management Techniques. The Company may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in real estate related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps (the exchange of fixed-rate payments for floating-rate payments), or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. See "Certain Federal Income Tax Considerations-- Requirements for Qualification--Income Tests."

  Hedging. The Company may enter into hedging transactions and may at times be hedged against indebtedness incurred by the Company to finance its acquisition and origination of Mortgage Loans and MBS Interests to attempt to provide protection from interest rate fluctuations or other market movements. With respect to indebtedness, hedging can be used to limit, fix or cap the interest rate on any indebtedness.

  The Company's hedging activities may include interest rate swaps, interest rate caps, options, futures contracts, forward rate agreements, and the purchase of excess servicing rights constituting "real estate assets" for purposes of the REIT qualification tests under the Code. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests." The Company may hedge against interest rate increases by purchasing Qualified Hedges. A "Qualified Hedge" for this purpose is limited to a bona fide interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument entered into by the Company to hedge against the interest rate risks with respect to any indebtedness that the Company may incur to acquire or carry real estate assets. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." In certain circumstances, the provisions of the Code regarding the qualification of an entity as a REIT may restrict the Company's ability to enter into hedging transactions, except through a fully taxable corporate subsidiary. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests" and "--Income Tests."

  The Manager intends to appoint, at an appropriate time, a hedging specialist who, among other things, will be expected to monitor and manage risks associated with derivative financial investments. The Company does not intend to acquire derivative financial instruments for speculative purposes.

                           MANAGEMENT OF OPERATIONS

THE MANAGER

  The business and investment affairs of the Company will be managed by the Manager, a wholly-owned subsidiary of PCH which is an Affiliate of Prime. The following tables set forth certain information about the directors and executive officers of the Manager. Each of the directors of the Manager is also a director of the Company. The executive offices of the Manager are located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, and the telephone number of its executive offices is (312) 917-1500.

DIRECTORS AND EXECUTIVE OFFICERS OF THE MANAGER

      NAME                     AGE                  POSITION(S) HELD
      ----                     ---                  ----------------
      Michael W. Reschke......  41 Chairman of the Board of Directors
      James W. Roiter.........  44 President and Chief Executive Officer and Director

  The principal occupation for the last ten years of each director of the Manager, as well as additional biographical information, is set forth below.

  MR. MICHAEL W. RESCHKE. Michael W. Reschke, age 41, is the Chairman of the Board of Directors of the Company. Mr. Reschke founded Prime in 1981 and, since that time, has acted as Prime's Chairman and Chief Executive Officer. Mr. Reschke is also Chairman of the Board of Prime Retail, Inc., Brookdale Living Communities, Inc. and PCH, and is a member of the Board of Directors of Ambassador Apartments, Inc. For the last sixteen years, Mr. Reschke has directed and managed the acquisition, development, finance, construction, leasing, marketing, renovation and property management activities of Prime. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee and is a full member of the Urban Land Institute. Mr. Reschke also serves on the Board of Visitors of the University of Illinois Law School.

  MR. JAMES W. ROITER. James W. Roiter, age 44, is President and Chief Executive Officer of PCH, where he is responsible for the day to day activities of PCF and PCC. Prior to joining PCH in July of 1997, Mr. Roiter was a Managing Director of Donaldson, Lufkin & Jenrette ("DLJ") where he was responsible for all commercial and residential real estate finance activities where DLJ or one of its subsidiaries, acted as principal. Under Mr. Roiter's leadership, DLJ became one of the largest providers of debt capital to the commercial and residential market, lending over $8.0 billion in debt financings during his tenure at DLJ (1988-1996) and was consistently one of the largest issuers of CMBS. In addition to the debt origination business, Mr. Roiter was also responsible for new issue and secondary trading, structured finance, and contract finance activities relating to commercial and residential real estate business while at DLJ. In addition to his role as head of the Real Estate Finance Group, Mr. Roiter served on the Investment Committee of Donaldson, Lufkin & Jenrette Real Estate Capital Partners, L.P., a $600.0 million fund established to make opportunistic real estate investments, and on the Board of Directors of Column Financial Corporation ("Column"). Column, which Mr. Roiter founded, is one of the country's largest commercial mortgage originators and issuers of CMBS. Prior to joining DLJ in 1988, he was a First Vice President at Shearson Lehman Hutton ("Shearson"). Before joining Shearson, he was a First Vice President and Manager of the Whole Loan Trading Desk at E.F. Hutton, which he joined in 1985 after serving as Director of Negotiated Transactions with the Federal National Mortgage Association. Mr. Roiter is a graduate of the University of Rhode Island and holds a J.D. from George Mason University.

  The officers and directors of the Manager have an average of fifteen years experience in commercial and multifamily real estate and mortgage finance.

THE MANAGEMENT AGREEMENT

  The Company will enter into the Management Agreement with the Manager for an initial term expiring on the second anniversary of the Closing Date. Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager, subject to the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to extend the term of, the

Management Agreement without cause at any time after the first two years upon ninety days written notice by a majority vote of the Independent Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock; provided, that the Company shall pay the Manager a termination fee, the amount of which will be determined by independent appraisal. Such appraisal is to be conducted by a nationally-recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event,
(i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the termination fee is to be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if these two appraisals differ by more than 20% of such higher amount, the two appraisals together are to select a third appraisal firm to conduct an appraisal. If two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The termination fee then is to be the amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals.

  In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by the Manager of any provision contained in the Management Agreement, without the payment of any termination fee. If the Management Agreement is terminated for any reason, the Manager will have certain registration rights with respect to the Common Stock which it holds.

  Pursuant to the provisions of the Management Agreement, the Manager will at all times be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as delegated by the Company. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be directed by the Board of Directors or as the Manager otherwise considers appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

    (ii) representing the Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

    (iii) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (iv) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (v) providing executive and administrative personnel, administering office space and office services required in rendering services to the Company;

    (vi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

    (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

    (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans acquired by the Company and arranging for the monitoring and administering of such servicers;

    (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

    (x) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

    (xi) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company; and

    (xii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the income tax regulations promulgated thereto (the "Treasury Regulations").

  The Manager will perform portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting with the Company on purchase and sale opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services to the Company.

  The Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to the Company's portfolio of Special Servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; serving as the Company's consultant with respect to the Special Servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company; acting as a liaison between the servicers of the mortgage loans and the Company and working with servicers to the extent necessary to improve their servicing performance; with respect to mortgage loans for which the Company is special servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosures and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. The Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services for the Manager.

MANAGEMENT FEES

  The Manager will receive (i) a base management fee in an amount equal to 1% per annum on the first $500.0 million of the Average Invested Assets of the Company (calculated quarterly), and 0.75% per annum on the balance of the Average Invested Assets of the Company, payable in quarterly installments, which base management fee is intended to cover the Manager's costs of providing management services to the Company, and (ii) an incentive fee, paid quarterly, in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring or sales of property per share of Common Stock for each quarter (based on the weighted average number of shares outstanding), exceed (2) an amount equal to
(a) the weighted average of the price per share in the Offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such period. The Board of Directors of PCI may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of such services. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of PCI's direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. The Manager will not receive any management fee for the period prior to the sale of the shares of

Common Stock offered hereby. The base management fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

  The ability of the Company to generate Funds From Operations in excess of the Ten Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to implement successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

COSTS AND EXPENSES

  The Company does not expect to maintain an office or to employ full-time personnel. Instead it expects to rely on the facilities and resources of the Manager to conduct its operations, and it will be required to pay out-of-pocket expenses of the Manager attributable to the operations of the Company. Expense reimbursement will be made quarterly. Because the Manager's employees will perform certain due diligence tasks that purchasers of real estate (including managers of REITs) typically hire outside consultants to perform, the Manager will be reimbursed for (or charge the Company directly for) the Manager's out-of-pocket costs in performing such due diligence on assets purchased or considered for purchase by the Company.

  The management fees are payable in arrears. The Manager's base and incentive fees and due diligence and other expenses shall be calculated by the Manager within 45 days after the end of each quarter, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay such fees and expenses within 60 days after the end of each quarter.

STOCK OPTIONS

  The Company intends to adopt a non-qualified stock option plan (the "Option Plan"), which provides for options to purchase shares of Common Stock (or, at the election of the Company, limited partnership interests ("Units") in the Operating Partnership that may be redeemed for cash, or, at the election of the General Partner, shares of Common Stock on a one-for-one basis). See "Operating Partnership Agreement--Redemption Rights." The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Option Plan is 5,000,000. The purpose of the Option Plan is to provide a means of performance-based compensation in order to provide incentive for the Manager to enhance the value of PCI's stock.

  Before Closing, the Company will grant to the Manager options under the Option Plan, representing the right to acquire 1,875,000 shares of Common Stock (2,156,250 assuming the Underwriter exercises its over-allotment option) or, at the option of the Company, Units, at an exercise price per share (or Unit) equal to the Offering Price. If the options could be exercised immediately and converted into Common Stock, they would represent 10% of the number of shares of Common Stock outstanding after completion of the Offering. However, the options cannot be exercised immediately. One fourth of the Manager's options become exercisable on each of the first four anniversaries of the Closing Date. Any unexercised options terminate on the tenth anniversary of the Closing Date.

  The Board of Directors may amend the Option Plan any time, except that approval by PCI's stockholders is required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, increases the maximum number of shares of Common Stock that may be issued to any person, changes the class of persons eligible to receive such options, modifies the period within which the options may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the plan. Unless previously terminated by the Board of Directors, the Option Plan will terminate ten years from the Closing Date.

LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, PCI's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

  The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria. The Manager has agreed, however, to give the Company an exclusive right to invest in Subordinated Interests, Preferred Equity and Net Leased Real Estate, subject to certain exceptions. See "Risk Factors--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company" and "--Certain Relationships; Conflicts of Interest."

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

  It is contemplated that the Company, on the one hand, and the Manager and its Affiliates, on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, two of the members of the Board of Directors of the Company and all of its officers are also employed by the Manager or its Affiliates.

  The relationships between the Company, on the one hand, and the Manager and its Affiliates, on the other, will be governed by policy Guidelines to be approved by a majority of the Independent Directors. The Guidelines establish certain parameters for the operations of the Company, including quantitative and qualitative limitations on the Company's assets that may be acquired. The Guidelines are to assist and instruct the Manager and to establish restrictions applicable to transactions with Affiliates of the Manager. Transactions with Affiliates of the Manager that fall within the provisions of the Guidelines need not be specifically approved by a majority of the Independent Directors. The Independent Directors will, however, review the Company's transactions on a quarterly basis to ensure compliance with the Guidelines.

  Although the Independent Directors will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. The Manager will obtain appraisals with respect to the value of Subordinated Interests, Mortgage Loans, Preferred Equity and Net Leased Real Estate from the Manager or its Affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, appraisals are not always reliable indicators of the value of assets. With respect to the value of Subordinated Interests, for example, estimates of value generally are obtained from the underwriter or placement agent of the MBS, who may have an incentive to overstate the value of the MBS. Moreover, the market for unregistered MBS is illiquid, and therefore accurate prices are difficult to estimate. See "Risk Factors--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company."

  If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with the Manager or an Affiliate of the Manager, then the Manager will be required to repurchase the asset at the purchase price to the Company.

  The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real estate related assets that meet the Company's policies and criteria.

  Prime and its Affiliates, including the Manager, expect to continue to originate and purchase real estate related assets in the future and have no obligation to make investment opportunities available to the Company except with respect to Subordinated Interests, Preferred Equity and Net Leased Real Estate. The Manager and its Affiliates have no obligation to offer Subordinated Interests to the Company if the mortgage loans collateralizing such Subordinated Interests are owned by the Manager or one of its Affiliates. In addition, the Manager and its Affiliates have no obligation to offer Preferred Equity to the Company if the Preferred Equity investment is related to the funding of a first Mortgage Loan by the Manager or one of its Affiliates that is suitable for securitization. As a consequence, the opportunity for the Company to invest in Targeted Portfolio Investments may be limited if such investment opportunities would be attractive to the Manager or one of its Affiliates. The Manager and its Affiliates will not invest in a Subordinated Interest (other than one collateralized by loans owned by the Manager or its Affiliates), Preferred Equity (other than Preferred Equity funded to facilitate the origination of a first Mortgage Loan suitable for securitization), or Net Leased Real Estate unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity.

  The Company and Brookdale have agreed to a non-binding term sheet pursuant to which the Company will purchase four senior housing and assisted living facilities from Brookdale, an Affiliate of Prime, for an aggregate purchase price of approximately $126.5 million, consisting of $33.5 million in cash plus the assumption of $93.0 million of tax-exempt bond obligations. The term sheet provides that the Company will lease these properties back to Brookdale on a long-term triple-net basis as further described herein. The Brookdale transaction is subject to various conditions and contingencies, including the approval by a majority of the Independent Directors of the Company, approval by the Brookdale board of directors, consent of HUD and consent of certain lenders. Therefore, there can be no assurance that the Initial Investments will be consummated. See "Initial Investments."

  The Company may purchase additional assets from the Manager and its Affiliates in the future and may participate on a joint basis with the Manager and its Affiliates in investments. See "Risk Factors--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company." Any such purchases will be in accordance with the Guidelines to be approved by a majority of the Company's Independent Directors. The terms of a particular transaction, however, will not be approved in advance by the Company's Board of Directors. The Independent Directors will review any such transactions quarterly to ensure compliance with the Guidelines, but in doing so they, by necessity, will rely primarily on information and analysis provided to them by the Manager.

  Prime, along with certain senior executives of the Manager, will purchase 1,875,000 shares of Common Stock from the Company on the Closing Date at a price equal to the Offering Price, net of any underwriting discounts or commissions, and such shares will represent 10.0% of the total shares offered hereby, exclusive of the Underwriter's over-allotment option. The Manager also has received stock options pursuant to the Company's Option Plan. See "Management of Operations--Stock Options."

  Prime and such senior executives of the Manager will retain their shares of the Company for at least two years after the Offering, but may dispose of their shares any time thereafter in accordance with the provisions of Rule 144 of the Securities Act. See "Common Stock Available for Future Sale." Notwithstanding the foregoing, if the Company terminates the Management Agreement, Prime and such senior executives of the Manager may require the Company to register their shares of Common Stock with the Commission (and under applicable state law).

  The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, the Manager, and Affiliates of the Manager in addition to those described herein.

                                  THE COMPANY

  PCI was incorporated in the State of Maryland in September 1997 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601. The Company's telephone number is (312) 917-1500.

DIRECTORS AND EXECUTIVE OFFICERS

  The following tables set forth certain information about the directors and executive officers of PCI.

INSIDER DIRECTORS

                NAME           AGE                  POSITION(S) HELD
                ----           ---                  ----------------
      Michael W. Reschke......  41 Chairman of the Board of Directors
      James W. Roiter.........  44 President and Chief Executive Officer and Director

  For biographical information on Messrs. Michael W. Reschke and James W. Roiter, see "Management of Operations--The Manager."

ELECTION OF BOARD OF DIRECTORS; COMPENSATION

  The Board of Directors has three classes of directors. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Directors for each class will be elected for a three-year term upon the expiration of that class, term, beginning in 1999. Subject to the right of the holders of any Preferred Stock to elect and remove directors in certain circumstances, the affirmative vote of two-thirds of the outstanding Common Stock is required to remove a director. All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees, it currently does not have employees and does not expect to employ anyone as long as the Management Agreement is in force. The Company will pay an annual director's fee to each Independent Director equal to $25,000, with no additional fee to be paid for the first four meetings of the Board of Directors. Each Independent Director will be paid a fee of $2,000 for each additional meeting of the Board of Directors attended in person by such Independent Director and a fee of $500 for each committee meeting of the Board of Directors if such meeting is held on the same day as the full board meeting and a fee of $1,000 if the committee meeting is held on a separate day. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors.

  Directors and executive officers of PCI will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its Affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

  The Bylaws of PCI will provide that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times after the issuance of the shares offered hereby be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the directors, including a majority of the Independent Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Articles of Incorporation limits the liability of its directors and officers to PCI and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of PCI or its stockholders to obtain other relief, such as an injunction or rescission.

  The Articles of Incorporation and Bylaws require PCI to indemnity and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnity its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its Articles of Incorporation provides otherwise, which PCI's Articles of Incorporation does not) to indemnity a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

                              DISTRIBUTION POLICY

  In order to avoid corporate income taxation of the earnings that it distributes, PCI must distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Certain Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of PCI in addition to the requirements of the Code. It is anticipated that the first distribution will be made in January 1998.

  Subject to the distribution requirements referred to in the immediately preceding paragraph, PCI intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's Targeted Portfolio Investments in additional Targeted Portfolio Investments. PCI may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of the Board of Directors.

  It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of PCI, although a portion of such distributions may be designated by PCI as long-term capital gain or may constitute a return of capital. PCI will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by PCI and certain adverse tax consequences for stockholders associated with Non-REMIC and REMIC Residual Interests, OID investments and Distressed Mortgage Loans held by the Company, see "Certain Federal Income Tax Considerations--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

           YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS

  Before purchasing any Targeted Portfolio Investments, the Company, with the assistance of the Manager, will consider the expected yield of the investment. The Company considers the expected yield of an investment to be a benchmark for evaluating profitability of all types of assets over time. "Yield" or "yield to maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. Despite the Manager's substantial experience in evaluating potential yields on Targeted Portfolio Investments, no assurances can be given that the Company can make an accurate assessment of the actual yield to be produced by an asset. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, as described in more detail below, such that the actual yield on an investment may vary substantially from its expected yield.

SUBORDINATED INTERESTS

  The yield to maturity on any class of Subordinated Interests will depend upon and be sensitive to, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any defaults or losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the related Mortgage Loans (which include both voluntary prepayments by the obligors on the Mortgage Loans and prepayments resulting from liquidations due to defaults and foreclosures).

  The yield on the Subordinated Interests acquired by the Company will be extremely sensitive to defaults on the mortgage loans comprising the Mortgage Collateral for such securities and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of Subordinated Interests to distributions of principal and interest will be subordinated to all of the more senior classes of securities. Actual losses on the Mortgage Collateral (after default, where the proceeds from the foreclosure sale of the real estate securing the loan are less than the unpaid balance of the mortgage loan plus interest thereon and disposition costs) will be allocated first to the Subordinated Interests prior to being allocated to the more senior securities. The Subordinated Interests the Company intends to acquire with the proceeds from the Offering are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than the more senior securities of such series.

  If the Company acquires Subordinated Interests with an anticipated yield as of the acquisition date based on an assumed rate of default and severity of loss on the mortgage loans comprising the Mortgage Collateral that is lower than the actual default rate and severity of loss, its yield will be lower than the Company initially anticipated. In the event of substantial losses, the Company may not recover the full amount (or, indeed, any) of its acquisition cost. The timing of actual losses also will affect the Company's yield, even if the number of defaults and severity of loss are consistent with the Company's anticipation. In general, the earlier a loss occurs, the greater the adverse effect on the Company's yield. Additionally, the yield on MBS collateralized by adjustable rate mortgage loans will vary depending on the amount of and caps on the adjustments to the interest rates of such mortgage loans. There can be no assurance as to the rate of delinquency, severity of loss or the timing of any such losses on mortgage loans underlying Subordinated Interests and thus as to the actual yield received by the Company.

  The aggregate amount of distributions on the Company's Subordinated Interests and their yield also will be affected by the amount and timing of principal prepayments on the mortgage loans comprising the Mortgage Collateral. To the extent that more senior tranches of Subordinated Interests are outstanding, all prepayments of principal on the underlying mortgage loans typically will be paid to the holders of more senior classes, and typically none (or very little) will be paid to the Company during the first five years, and in some cases a longer period, after the original issue date of the related Subordinated Interests. This subordination of the Subordinated Interests to more senior classes may affect adversely the yield on the Subordinated Interests acquired by the

Company. Even if there are no actual losses on the mortgage loans, interest and principal payments are made on the more senior classes before interest and principal are paid with respect to the Subordinated Interests. Typically, interest deferred on Subordinated Interests is payable on subsequent payment dates to the extent funds are available, but such deferral does not itself bear interest. Such deferral of interest will reduce the actual yield on the Company's Subordinated Interests.

  Because the Company will acquire Subordinated Interests at a significant discount from their outstanding principal balance, if the Company estimates the yield on a security based on a faster rate of payment of principal than actually occurs, the Company's yield on that security will be lower than the Company anticipated. Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the servicer of such Mortgage Loans is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on such Subordinated Interests may also be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the servicer of such Mortgage Loans, if permitted.

  The timing of any prepayments on the mortgage loans underlying MBS owned by the Company may significantly affect the Company's yield to maturity, even if the average rate of principal payments is consistent with the Company's expectation. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on the Company's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the Company during any particular period may not be fully offset by a subsequent like decrease (or increase) in the rate of principal payments.

  Because the rate and timing of principal payments on the underlying mortgage loans will depend on future events and on a variety of factors, no assurances can be given as to such rate or the timing of principal payments on the Subordinated Interests the Company owns or acquires.

MORTGAGE LOANS

  The yield to maturity on the Company's investment in Mortgage Loans will depend upon and be sensitive to, among other things, upon (i) whether there are any defaults or losses on such Mortgage Loans, (ii) whether and when there are any prepayments of such Mortgage Loans, (iii) the interest rates on such Mortgage Loans, and (iv) the purchase price of such Mortgage Loans.

  The yield to maturity on all Mortgage Loans will be sensitive to defaults by the borrower and the severity of the losses that might result from such defaults. The borrower generally will have an equity investment of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amount. Because the borrower's equity may be insufficient to protect the Company's investment, the Company's yield on such loans may be directly and adversely affected by defaults.

  If the Company acquires a Mortgage Loan at a significant discount from its outstanding principal balance and the Company estimates the yield on the Mortgage Loan based on a faster rate of payment of principal than actually occurs, the Company's yield on that Mortgage Loan will be lower than the Company anticipated. Conversely, if the Company acquires a Mortgage Loan at a significant premium to its outstanding principal balance, estimating the yield on such Mortgage Loan based on a slower rate of payment of principal than actually occurs, the Company's yield on that Mortgage Loan will be lower than anticipated.

  Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the credit, liquidity and other attributes of the borrower, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the Servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on Mortgage Loans may also be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the servicer, if permitted.

PREFERRED EQUITY

  The yield to maturity on the Company's investment in Preferred Equity will depend upon and be sensitive to, among other things, the price at which such Preferred Equity is purchased and the timing and aggregate amount of distributions on such Preferred Equity, which in turn will depend primarily on
(i) whether there are any default or losses on the underlying assets subject to such preferred claim, and (ii) the solvency of the real estate operating company in which the Company holds Preferred Equity, as applicable.

  The yield on Preferred Equity acquired by the Company will be extremely sensitive to defaults on the assets in which the Company has a preferred claim and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of Preferred Equity to distributions of preferred dividends and the return of its principal investment will be subordinated to the rights of all creditors with claims against the underlying assets whether secured or unsecured. Actual losses on the underlying assets (after default, where the proceeds from the foreclosure sale of the underlying assets are less than the creditors' claims (secured or unsecured) thereon and disposition costs) will be allocated to the Preferred Equity prior to being allocated to the creditors with claims (whether secured or unsecured) against such assets. The Company's investments in Preferred Equity carry a greater risk of loss of principal and the nonpayment of the preferred dividend than an investment in debt which is either secured or unsecured.

NET LEASED REAL ESTATE

  The yield on the Company's investments in Net Leased Real Estate will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. The party leasing the property from the Company will be responsible for all operating expenses, real estate taxes, repairs and maintenance, and all capital expenditures required to maintain the leased properties in good working condition, reasonable wear and tear accepted. The yield on the investment will depend upon the lessee's ability to generate sufficient cash flow to cover such costs. In addition, the Company's investment in Net Leased Real Estate will also depend on the lessee's ability to increase revenues over the lease period. In the event actual revenue increases on leased property are not consistent with the Company's projected growth in revenues, the yield on such investment may be adversely affected. The yield on such investments may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services.

IOS, INVERSE IOS AND SUB IOS

  The Company's earnings resulting from its investments in IOs, Inverse IOs and Sub IOs will be extremely sensitive to changes in the prepayment rates on the underlying mortgage loans, and investments in Inverse IOs will be very sensitive to changes in the index used to calculate the interest on such classes.

  The yield on IOs declines as prepayments on the underlying mortgage loans increase. As market interest rates decline, prepayments on the underlying loans typically increase as borrowers refinance their mortgage loans, although commercial and multifamily loans typically have provisions that prohibit or provide disincentives for prepayments for specified periods. Prepayment rates on mortgage loans on which there is no prepayment penalty or prepayment "lock out" period (as is typical for single-family residential loans) may be particularly sensitive to changes in interest rates and, therefore, quite volatile. Faster than anticipated prepayment rates can result in a loss of part or all of the purchase price for the IO.

  The Company intends to invest in Inverse IOs, interest on which is payable at a floating rate that varies inversely with (and often at a multiple of) a specified index, such as the prime rate, one-month, three-month or six-month LIBOR, or a U.S. Treasury rate. Generally, if the index exceeds a certain level, the Inverse IO receives no payments. Moreover, Inverse IOs generally have a cap on the interest rate payable on such class.

  Investors in Inverse IOs are subject to the risk that higher than anticipated levels of the index could result in actual yields to investors that are significantly lower than the anticipated yields, and that the interest rate on the class will be 0% at or above specified levels of the index. In addition, the interest rate on an Inverse IO cannot exceed its specified maximum rate, regardless of the level of the index. Further, high levels of the index (especially in combination with fast prepayment rates on the Mortgage Loans) may result in the failure of the Company to recover fully its investments in Inverse IOs. For example, the holder of an Inverse IO with a per annum interest rate equal to 8.5% minus one-month LIBOR, subject to a maximum rate of 8.5%, would receive no interest if one-month LIBOR were to equal or exceed 8.5%. Moreover, under no circumstance will such Inverse IO accrue interest at a rate greater than 8.5% per annum.

  Changes in the index may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of the index, thereby compounding the negative effects of each separate factor on the yields to investors in the Inverse IOs. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of the index.

  It is highly unlikely that the index will remain constant at any level. The timing of changes in the level of the index may affect the actual yield to the Company, even if the average level is consistent with the Company's expectation. In general, the earlier a change in the level of the index, the greater the effect on the Company's yield. As a result, the effect on the Company's yield of the index level that is higher (or lower) than the rate anticipated by the Company during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

  The Company intends to invest in Sub IOs. Interest otherwise allocable to Sub IOs generally is withheld and used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until over collateralization or the balance in the reserve account reaches a specified level. In those cases, interest on the Sub IO generally will be paid to the holders of the Sub IO only after the balance in the reserve account reaches the specified level. Sub IOs of this nature provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive not only to default losses but also to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including as a result of defaults) on the underlying loans. See "Risk Factors--Risks Related to Investments in MBS Interests--Yields on Subordinated Interests, IOs and POs May Be Affected Adversely by Interest Rate Changes."

                              INITIAL INVESTMENTS

BROOKDALE NET LEASED REAL ESTATE TRANSACTION

  The Brookdale Properties. The Company and Brookdale have agreed to a non-binding term sheet pursuant to which the Company will purchase shortly after the Closing four senior housing and assisted living facilities from Brookdale for approximately $126.5 million, consisting of $33.5 million in cash plus the assumption of $93.0 million of tax exempt bond obligations and will lease-back such facilities to Brookdale on a triple-net basis. The transaction is subject to various conditions and contingencies, including the approval by a majority of the Independent Directors of the Company, approval by the Brookdale board of directors, the consent of HUD and the consent of certain lenders. There can be no assurance that such transaction will be consummated. Brookdale is a provider of senior and assisted living services to the elderly, currently with ten facilities in six states, containing an aggregate of approximately 2,200 units. The purchase of these facilities is subject to the approval of the majority of the Independent Directors.

  The four subject facilities are (1) The Devonshire, in Lisle, Illinois, a 323 unit senior and assisted living facility, opened in 1990; (2) The
Heritage, in Des Plaines, Illinois, a 254 unit senior and assisted living facility, opened in 1993; (3) Hawthorn Lakes, in Vernon Hills, Illinois, a 202 unit senior and assisted living facility opened in 1987; and (4) Edina Park Plaza, in Edina, Minnesota, a 201 unit senior and assisted living facility opened in 1987 (collectively, the "Brookdale Facilities"). The following table sets forth certain information regarding each facility:

                                                  YEAR                 CURRENT
PROPERTY                                   UNITS OPENED OCCUPANCY(1)   NOI(2)
--------                                   ----- ------ ------------ -----------
The Devonshire............................  323   1990      100%     $ 4,249,416
The Heritage..............................  254   1993       99%       3,126,024
Hawthorn Lakes............................  202   1987      100%       2,651,928
Edina Park Plaza..........................  201   1987       99%       1,984,836
                                                                     -----------
                                                                     $12,012,204
                                                                     ===========

---------------------
1. Percent of available units occupied as of September 7, 1997.
2. Annualized Brookdale Facilities net operating income based on the month of June, 1997 results (unaudited).

  Description of Brookdale Operations. Brookdale provides senior and assisted living services to the elderly. Brookdale had unaudited revenues and net income for the six months ended June 30, 1997 of $11.6 million and $.4 million, respectively. All of Brookdale's revenues are derived from private pay sources. Brookdale derives most of its operating revenue from resident fees, which are paid monthly by residents, their families or other responsible parties.

  The Brookdale Facilities are designed for middle to upper income residents. In addition to studio, one-bedroom and two-bedroom units, the Brookdale facilities provide residents with basic services, such as meal service, 24-hour emergency response, housekeeping, concierge services, transportation and recreational activities. For residents who require additional supplemental care services, Brookdale provides assistance with certain activities of daily living, including check-in services and shopping, escort and companion services. Residents with cognitive or physical frailties and higher level service needs are either accommodated with supplemental services in their own units or, in certain facilities, are cared for in a more structured and supervised environment on a separate wing or floor of the facility with a dedicated staff and with separate dining rooms and activity areas. Residents with such frailties typically receive personal care and assistance and personal care with activities of daily living. The average age of Brookdale's residents is approximately 82 years old, and many of these residents require some level of assistance with activities of daily living. Supplemental care services are provided either by the Company or by outside services or agencies.

  In addition to the living units, the Brookdale Facilities typically contain common areas for residents, including a living room, library, billiards room, multi-purpose room, arts and crafts room, exercise room, convenience store, beauty/barber shop, mail room, dining room and private dining room.

  Competition. The senior and assisted living services and health care industries are highly competitive and the Company expects that the senior and assisted living business in particular will become more competitive in the future. Brookdale will continue to face competition from numerous local, regional and national providers of senior and assisted living services. Brookdale will also compete with companies providing home based health care.

  Governmental Regulation. Senior and assisted living facilities are subject to varying degrees of regulation and licensing by local and state health and social service agencies and other regulatory authorities. While regulations and licensing requirements often vary significantly from state to state, they typically address, among other things: personal education; training and records; facility services; physical plant specifications; furnishing of resident units; food and housekeeping services; emergency evacuation plans; and resident rights and responsibilities. In most states, senior and assisted living facilities also are subject to state or local building codes, fire codes and food service licensure or certification requirements. Assisted living facilities may be subject to periodic survey or inspection by governmental authorities. In certain states in which Brookdale operates, it may be unable to provide certain higher levels of assisted living services without obtaining the appropriate licenses, if applicable. Brookdale's success will depend in part on its ability to satisfy such regulations and requirements and to acquire and maintain required licenses. In certain instances, the Company, as owner of the Brookdale Facilities, will be subject to certain of such regulatory requirements. Brookdale's operations could also be adversely affected by, among other things, regulatory developments such as revisions in licensing and certification standards.

  Although the Brookdale Facilities currently do not participate in the Medicare or Medicaid programs, the hospitals with which it has affiliations do participate in those programs. Also, all of Brookdale's residents are eligible for Medicare benefits. Therefore, certain aspects of Brookdale's business are and will be subject to federal and state laws and regulations which govern financial and other arrangements between and among healthcare providers, suppliers and vendors. These laws prohibit certain direct and indirect payments and fee-splitting arrangements designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider or other entity or person for medical products and services. These laws incude, but are not limited to, the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Office of the Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these statutes liberally and enforce them aggressively. Members of Congress have proposed legislation that would significantly expand the federal government's involvement in curtailing fraud and abuse and increase the monetary penalties for violation of these provisions. Violation of these laws can result in, among other things, loss of licensure, civil and criminal penalties for individuals and entities, and exclusion of health care providers or suppliers from participation in the Medicare and/or Medicaid programs.

  In addition, although Brookdale is not a Medicare or Medicaid provider or supplier, it is subject to these laws because (i) the state laws typically apply regardless of whether Medicare or Medicaid payments are at issue, and may establish licensed home health agencies which are intended to participate in Medicare, and (ii) as required under some state licensure laws, and for the convenience of its residents, some of the Brookdale senior and assisted living facilities maintain contracts with hospitals, who in turn maintain contracts with certain health care providers and practitioners, including pharmacies, home health agencies and hospices, through which the health care providers make their health care items or services (some of which may be covered by Medicare or Medicaid) available to facility residents. There can be no assurance that such laws will be interpreted in a manner consistent with the practices of Brookdale.

  Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist which also may require modifications to existing and planned properties to create access to the properties by disabled persons. While the Company believes the Brookdale Facilities are substantially in compliance with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by the Company. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the cost of compliance with which could be substantial. Brookdale and its activities also are subject to zoning and other state and local government regulations.

  Description of Lease. The term sheet provides that Brookdale will enter into a long-term triple-net lease with PCI with an initial term of twenty-four years, with two twenty-five year options to renew at the then current fair market value. The lease rate will be structured such that Brookdale will pay a base rent of approximately $4.5 million plus the debt service on the Brookdale Facilities indebtedness being assumed by PCI. The expected debt service amount in the base rent is approximately $5.4 million, which implies an aggregate base rent payment of approximately $9.9 million. The lease will provide for additional rent of 10% of the increase in gross revenue over the base year (defined as the calendar year 1998). Brookdale will covenant to maintain specified minimum net operating income ("NOI") coverage ratios over the term of the lease (as defined in the lease). PCI will grant an option to Brookdale to refinance, or repay, any of the indebtedness on the Brookdale Facilities at any time, provided that Brookdale pay the cost of such refinancing and that Brookdale may not reduce the maturity or increase the principal amount of the indebtedness without the consent of PCI. If PCI consents to an increased principal amount, which consent may be withheld in PCI's sole and absolute discretion, PCI may, at its option either, (i) remit such additional proceeds to Brookdale with a corresponding increase in base rent (reflecting higher debt service) or (ii) retain such additional proceeds with a corresponding decrease in base rent (based on a formula defined in the lease). The lease is triple-net which means that Brookdale will be responsible for all operating expenses, real estate taxes, repairs and maintenance, and all capital expenditures required to maintain the Brookdale Facilities in good working condition, reasonable wear and tear accepted.

  Description of Indebtedness on the Properties. The Brookdale Facilities are currently encumbered by approximately $93.0 million of tax-exempt bond indebtedness. Approximately $65 million of such indebtedness, with maturities of December 2019 with respect to $32 million of such indebtedness and December 2025 with respect to $33 million of such indebtedness, is structured as "low-floater" tax-exempt bonds which have an "all-in" rate of approximately 5.25% per annum, including on-going fees related to the credit enhancement and periodic remarketing of such indebtedness. Approximately $15 million of such indebtedness is tax-exempt fixed rate debt at 8.0% and is insured by HUD. Such $15 million of indebtedness is fully amortizing with maturities of October 2007 with respect to $1 million of such indebtedness and September 2027 with respect to $14 million of such indebtedness. Approximately $13 million of such indebtedness is currently tax-exempt fixed rate at 8.525% and is insured by HUD. Such $13 million of indebtedness is fully amortizing with a maturity of December 2027. It is currently anticipated that such $13 million of indebtedness will be restructured as a "low-floater" bond prior to the Closing. $65 million of the tax-exempt bond indebtedness is credit enhanced by two banks via letters of credit. Brookdale has represented that it expects to replace such credit enhancement with an alternative, lower cost, "AAA" rated enhancement source prior to, and as a condition to, the closing of the sale and leaseback of the Brookdale Facilities. Such enhancement source is also expected by Brookdale to enhance the $13 million of indebtedness which is being restructured as described above.

            YIELD CONSIDERATIONS RELATED TO THE INITIAL INVESTMENTS

GENERAL

  The actual yield to maturity on the Initial Investments will depend upon, among other things, the level of rents and other income generated by the Brookdale Facilities, the costs of capital improvements and other costs of managing such properties, the growth of rental revenues from such properties over the term of the lease and the price at which the Company ultimately disposes of the Brookdale Facilities. See "Yield Considerations Related to the Company's Investments."

                                CAPITALIZATION

  The capitalization of the Company, as of September 30, 1997, and as adjusted to reflect the sale of the shares of Common Stock offered hereby, is as follows:

                                                                  AS ADJUSTED
                                                           ACTUAL     (1)
                                                           ------ ------------
      Common Stock, par value $.01........................ $    1 $    187,500
        Authorized--200,000,000 shares
        Outstanding--100 shares, 18,750,000 shares, as
         adjusted(1)
      Additional Paid-in Capital..........................    999  278,012,500
                                                           ------ ------------
          Total........................................... $1,000 $278,200,000
                                                           ====== ============

---------------------
(1) Assumes an Offering Price of $16 per share. Includes 1,875,000 shares of Common Stock to be purchased by Prime and certain senior executives of the Manager, less underwriting discounts and commissions, after deducting offering expenses estimated to be $800,000 payable by the Company, and assuming no exercise of the Underwriter's over-allotment option to purchase up to an additional 2,812,500 shares of Common Stock. Excludes up to 539,063 shares issuable pursuant to warrants granted to the Underwriter.

                 PRO FORMA CONDENSED CONSOLIDATED INFORMATION

  A Pro Forma Condensed Consolidated Balance Sheet of the Company, presented as if, at June 30, 1997, (1) the Company had sold 18,750,000 shares of its Common Stock at a sales price of $16 per share and contributed the net proceeds of $278.2 million to the Operating Partnership and (2) the Operating Partnership acquired the Initial Investments for $33.5 million in cash and the assumption of $93.0 million of tax exempt bond obligations, consists of total assets of $371.2 million comprised of $126.5 million of real estate and $244.7 million in cash. Pro forma liabilities and stockholders' equity at June 30, 1997 consist of tax exempt bond obligations of $93.0 million and stockholders' equity of $278.2 million.

  The Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are discussed below as if the above transactions occurred as of January 1, 1996. The condensed consolidated results of operations do not assume any earnings from the cash balances of the Company.

SIX MONTHS ENDED JUNE 30, 1997

  The Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1997 consists of rental income of $5.0 million earned from the net leased Initial Investments, interest expense and financing fees of $2.7 million relating to the assumed tax exempt bond obligations, depreciation expense relating to the Initial Investments of $1.3 million, general and administrative expenses which include management's estimate of expenses to be incurred as a public company of $.2 million, and management fee expense of $1.9 million. Pro forma net loss and net loss per share (based upon net loss divided by 18,750,000 shares of common stock) for the six months ended June 30, 1997 equal $1.1 million and $.06 per share, respectively.

YEAR ENDED DECEMBER 31, 1996

  The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 consists of rental income of $9.9 million earned from the Initial Investments, interest expense and financing fees of $5.2 million relating to the assumed tax exempt bond obligations, depreciation expense relating to the Initial Investments of $2.5 million, general and administrative expenses which include management's estimate of expenses to be incurred as a public company of $.4 million, and management fee expense of $3.7 million. Pro forma net loss and net loss per share (based upon net loss divided by 18,750,000 shares of Common Stock) for the year ended December 31, 1996 would equal $1.9 million and $.10, respectively.

  This Pro Forma Condensed Consolidated Information should be read in conjunction with the financial statements contained elsewhere in this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the Offering and purchase of the Initial Investments have been made. The Pro Forma Condensed Consolidated Information described above for the Company is not necessarily indicative of what the actual financial position or results operations would have been assuming the Offering and purchase of the Initial Investments had occurred at the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                                USE OF PROCEEDS

  All of the expected net proceeds of the Offering will be contributed by the Company to the Operating Partnership in exchange for Units. Thereupon, the Operating Partnership will use approximately $33.5 million of the net proceeds of the Offering to purchase the Initial Investments (assuming all approvals for such purchase are received and all other conditions to such purchase are satisfied). The purchase price for the Initial Investments was based on certain assumptions made with respect to the potential net cash flows to be generated by the Initial Investments. See "Initial Investments," "Yield Considerations Regarding the Initial Investments" and "Risk Factor--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company." Pending investment, the balance of the net proceeds will be invested in short-term, interest-bearing securities consistent with maintaining the Company's status as a REIT and held by the Operating Partnership until such proceeds are used to originate or acquire MBS, Mortgage Loans, Preferred Equity and Net Leased Real Estate as provided herein. See "Operating Policies and Objectives."

  The Company intends to supplement the proceeds of the Offering through bank borrowings, commercial paper borrowings and the issuance of debt securities and additional equity securities.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                      OF LIQUIDITY AND CAPITAL RESOURCES

  PCI has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its taxable income, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from (i) ownership of sub-investment grade and unrated MBS; (ii) ownership of Performing Mortgage Loans; (iii) ownership of Distressed Mortgage Loans; (iv) ownership of Subordinated Mortgage Loans; (v) ownership of Participating Mortgage Loans; (vi) ownership of Mortgage Loan Interests; (vii) ownership of Preferred Equity; and (viii) ownership of Net Leased Real Estate. See "Distribution Policy" and "Certain Federal Income Tax Considerations."

  The principal sources of the Company's funds in the near term will be the net proceeds of the Offering made by this Prospectus, borrowings under lines of credit to be arranged on behalf of the Company, additional bank borrowings, commercial paper borrowings, mortgage loans on the Company's real estate and future equity offerings. From the net proceeds of the Offering, approximately $33.5 million will be used to purchase the Initial Investments.

  The Initial Investments comprise a relatively small portion of the assets to be purchased with the net proceeds of the Offering and most of the net proceeds of the Offering initially will be invested in readily marketable securities. Accordingly, the Company would not anticipate a need to sell the Initial Investments for liquidity purposes. Moreover, the Company has no capital commitments with respect to the Initial Investments. Management believes that the net proceeds of the Offering, combined with the cash flow from operations and borrowings, will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements. See "Operating Policies and Objectives" and "Use of Proceeds."

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock and Units as of October 3, 1997, and as adjusted to reflect the sale of the Common Stock offered hereby, by (a) each person known by the Company to be the beneficial owner of more than 5.0% of the Common Stock, (b) each director of the Company, (c) each executive officer of the Company and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds or the number of shares of Common Stock into which Units held by the person are redeemable, at the option of the holder (if the Company elects to issue shares rather than pay cash upon such exchange). The extent to which a person holds Units as opposed to Common Stock is set forth in the notes to the following table. The Operating Partnership Agreement provides that holders of Units may cause the Units to be redeemed, subject to certain limitations and only after the first year following completion of the Offering, for cash equal to the fair market value of a share of Common Stock at the time of exchange or, at the option of Company, Common Stock on a one-for-one basis.

                            NUMBER OF COMMON   PERCENTAGE OF   PERCENTAGE OF ALL
                              STOCK/UNITS           ALL          COMMON STOCK/
NAME                       BENEFICIALLY OWNED COMMON STOCK (1)     UNITS (2)
----                       ------------------ ---------------- -----------------
The Prime Group, Inc. and
 certain senior
 executives of the
 Manager.................      1,875,000            9.1%             9.1%
The Manager (3)..........      1,875,000            9.1%             9.1%

---------------------
(1) Assumes redemption only of Units owned by such beneficial owner for Common Stock and includes options granted under the Option Plan.
(2) Assumes redemption of all outstanding Units for Common Stock and includes options granted under the Option Plan.
(3) Represents options granted to the Manager under the Option Plan.

                         DESCRIPTION OF CAPITAL STOCK

  The Company is incorporated in the State of Maryland. Rights of stockholders are governed by the MGCL and by the Company's Articles of Incorporation and Bylaws.

GENERAL

  The Articles of Incorporation provide that PCI may issue up to 230,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share, and 30,000,000 shares of Preferred Stock. Upon completion of the Offering, 18,750,000 shares of Common Stock will be issued and outstanding, and 1,875,000 shares of Common Stock will be reserved for issuance upon exercise of options granted under the Option Plan, and no Preferred Stock will be issued and outstanding.

COMMON STOCK

  All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive non-cumulative dividends if and when authorized and declared by the Board of Directors of PCI out of assets legally available therefor and to share ratably in the assets of PCI legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of PCI. PCI intends to pay quarterly dividends.

  Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate. For a discussion of the voting rights of holders of the Common Stock, including the provisions specifying the vote required by security holders to take action, see "Certain Provisions of Maryland Law and of PCI's Articles of Incorporation and Bylaws."

  No holder of any Common Stock shall have any preemptive right to subscribe for a purchase of any stock or other securities of PCI other than such, if any, as the Board of Directors, in its sole discretion, may determine.

  Certain provisions of PCI's Articles of Incorporation and Bylaws and certain provisions of Maryland law could have the effect of delaying, deferring or preventing a change in control of PCI. See "Certain Provisions of Maryland Law and of PCI's Articles of Incorporation and Bylaws."

PREFERRED STOCK

  Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors without the approval of the stockholders. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding.

RESTRICTIONS ON TRANSFER

  For PCI to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of PCI's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its first REIT taxable year), and PCI must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its first REIT taxable year). In addition, if PCI, or an owner of 10% or more of PCI, actually or constructively owns 10% or more of a tenant of PCI (or a tenant of any partnership in which PCI is a partner), the rent received by PCI (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "Certain Federal Income Tax Considerations-- Requirements for Qualification."

  Because PCI expects to qualify as a REIT, the Articles of Incorporation contain restrictions on the ownership and transfer of both Common Stock and Preferred Stock which are intended to assist PCI in complying with these requirements. The Ownership Limit set forth in the Articles of Incorporation provides that, subject to certain specified exceptions, no person or entity (other than certain "Look-Through Entities" (as defined below)) may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than (i) 9.9% (by number or value, whichever is more restrictive) of the outstanding Common Stock or (ii) 9.9% (by number or value, whichever is more restrictive) of the outstanding Preferred Stock (the "Ownership Limit"). The constructive ownership rules of the Code are complex, and may cause Common Stock or Preferred Stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of Common Stock in an amount less than the Ownership Limit (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock or Preferred Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to be deemed to own constructively Common Stock or Preferred Stock in excess of the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors. The Articles of Incorporation provides that pension plans described in Section 401(a) of the Code and having 100 or more participants and mutual funds registered under the Investment Company Act of 1940, as amended ("Look-Through Entities"), are subject to a 15% "Look-Through Ownership Limit." Pension plans and mutual funds are among the entities that are not treated as holders of stock under the "five or fewer requirement" and instead the beneficial owners of such entities are counted as holders of stock for this purpose. The Board of Directors may, but in no event will be required to, waive the Ownership Limit, the Look-Through Ownership Limit or such other limit as provided in the Articles of Incorporation, as applicable, with respect to a particular shareholder if it determines that such ownership will not jeopardize PCI's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of PCI. As a condition of such waiver, the Board of Directors may require a ruling from the IRS or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of PCI.

  Subject to certain exceptions described below, the Articles of Incorporation further prohibit any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limit,
(ii) result in the shares of Common Stock and Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in PCI being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause PCI to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of section 856(d)(2)(B) of the Code. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Common Stock of PCI that will or may violate any of the foregoing restrictions on transferability of ownership is required to give notice immediately to PCI and provide PCI with such other information as PCI may request in order to determine the effect of such transfer on PCI's status as a REIT.

  Pursuant to the Articles of Incorporation, if any purported transfer of Common Stock or Preferred Stock of PCI or any other event would otherwise result in any person violating the Ownership Limit, the Look-Through Ownership Limit or such other limit as provided in the Articles of Incorporation, as applicable, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit, the Look-Through Ownership Limit or such other limit as provided in the Articles of Incorporation, as applicable, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit, the Look-Through Ownership Limit or such other limit as provided in the Articles of Incorporation, as applicable (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of shares-in-trust (the "Shares-in-Trust") and transferred automatically, by operation of law, to a trust (the "Share Trust"), the beneficiary of which will be a qualified charitable organization selected by PCI (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from PCI of the transfer of shares to the Share Trust, the trustee of the Share Trust (who shall be designated by PCI and be unaffiliated with PCI or any Prohibited Transferee or Prohibited Owner) will be required to sell such Shares-in-Trust to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as provided in the Articles of Incorporation, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Shares-in-Trust or the sales proceeds received by the Share Trust for such Shares-in-Trust. In the case of any Shares-in-Trust issued as a result of any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Shares-in-Trust to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price (as defined in the Articles of Incorporation) of such Shares-in-Trust as of the date of such event or the sales proceeds received by the trust for such Shares-in-Trust. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Shares-in-Trust by the Share Trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by PCI with respect to such Shares-in-Trust, and also will be entitled to exercise all voting rights with respect to such Shares-in-Trust. Subject to Maryland law, effective as of the date that such Shares-in-Trust have been transferred to the Share Trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by PCI that such Shares-in-Trust have been transferred to the Share Trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if PCI has already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by PCI that such Shares-in-Trust have been automatically transferred to the Share Trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary, and any dividend declared but unpaid shall be rescinded. In the event that the transfer to the Share Trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as provided in the Articles of Incorporation, then the Articles of Incorporation provide that the transfer of the Common Stock or Preferred Stock in excess of the Ownership Limit will be void.

  In addition, Shares-in-Trust held in the Share Trust shall be deemed to have been offered for sale to PCI, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date PCI, or its designee, accepts such offer. PCI shall have the right to accept such offer until the trustee has sold the Shares-in-Trust. Upon such a sale to PCI, the interest of the Beneficiary in the Shares-in-Trust sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

  If any purported transfer of Common Stock or Preferred Stock would cause PCI to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to Common Stock or Preferred Stock.

  The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of PCI to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of PCI. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Articles of Incorporation. Amendments to the Articles of Incorporation require the affirmative vote of holders owning at least two-thirds of the shares of the Common Stock of PCI outstanding and entitled to vote thereon.

  All certificates representing shares of Common Stock of PCI will bear a legend referring to the restrictions described above.

  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at the option of PCI to have acted as agent on behalf of PCI in acquiring such excess shares and to hold such excess shares on behalf of PCI.

  Under the Articles of Incorporation, every owner of more than 5% (or such lower percentage as required by the Code or Treasury Regulations) of the outstanding Common Stock or Preferred Stock must file a written notice with PCI containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between one-half of 1% and 5%, depending upon the number of record holders of PCI's shares. Further, each shareholder shall upon demand be required to disclose to PCI in writing such information as PCI may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Common Stock or Preferred Stock on PCI's status as a REIT.

  The foregoing ownership limitations may have the effect of precluding acquisition of control of PCI without the consent of the Board of Directors and, consequently, shareholders may be unable to realize a premium for their shares over the then-prevailing market price which is customarily associated with such acquisitions and to ensure compliance with the Ownership Limit, or such other limit as provided in the Articles of Incorporation.

  These restrictions will not preclude settlement for transactions through The Nasdaq Stock Market.

DIVIDEND REINVESTMENT PLAN

  PCI may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in PCI's Common Stock. Details about any such plan would be sent to PCI's stockholders following adoption thereof by the Board of Directors.

REPORTS TO STOCKHOLDERS

  PCI will furnish its stockholders with annual reports containing information regarding the business and performance of the Company, including audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is [             ].

LIST OF COMMON STOCK

  The Company will apply to have the Common Stock listed on The Nasdaq Stock Market.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND
                 OF PCI'S ARTICLES OF INCORPORATION AND BYLAWS

  The following summary of certain provisions of Maryland law and of the Articles of Incorporation and Bylaws of PCI does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Articles of Incorporation and Bylaws of PCI. Certain provisions of Maryland law and the Articles of Incorporation and Bylaws are described elsewhere in this Prospectus.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Articles of Incorporation provide that the number of directors of PCI shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL, which in the case of PCI is three. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, or in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire Board of Directors.

  Pursuant to the terms of the Articles of Incorporation, the directors are divided into three classes as nearly equal in size as practicable. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000 and another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified, and the directors in the other two classes will continue in office. PCI believes that classification of the Board of Directors will help to assure the continuity and stability of the PCI business strategies and policies as determined by the Board of Directors.

  The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of PCI, even though such an attempt might be beneficial to PCI and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase they likelihood that incumbent directors will retain their positions. Holders of Common Stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of director whose term expires at that meeting.

REMOVAL OF DIRECTORS

  While the Articles of Incorporation and the MGCL empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Articles of Incorporation preclude stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, the Articles of Incorporation provide that a director may be removed only for cause and only by the affirmative vote of at least a majority of the votes then entitled to be cast in the election of directors. Under the MGCL, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and any Interested Stockholder or an Affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the Company's voting stock and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the Company's voting stock other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the Company's stockholders receive a minimum price (as defined in the MGCL) for their shares of stock and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARES ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control shares acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control shares acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a control shares acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

  If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the Company may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control shares acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares of stock are considered and not approved. If voting rights for Control Shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control shares acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

  The control shares acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction or to acquisitions approved or exempted by the Articles of Incorporation or Bylaws.

  PCI's Bylaws contain a provision exempting from the control shares acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provision will not be amended or eliminated by the Board of Directors at any point in the future.

  If the foregoing exemption in the Bylaws is rescinded, the control shares acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer.

AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS

  The Company reserves the right from time to time to make any amendment to its Articles of Incorporation now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Articles of Incorporation of any shares of outstanding stock, provided that no such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the outstanding shares entitled to vote thereon. The Articles of Incorporation provides that provisions relating to the Company's election to be taxed as a REIT, approval of certain matters by the Independent Directors, dissolution of the Company and certain restrictions on the transferability of Common Stock or Preferred Stock cannot be amended without the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Bylaws may be amended by the Board of Directors or by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Articles of Incorporation provides that any amendment of the provisions of the Articles of Incorporation relating to indemnification of officers and directors shall not retroactively affect any act or failure to act that occurred prior to the amendment.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Articles of Incorporation and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders.

  The provisions in the Articles of Incorporation on classification of the Board of Directors and amendments to the Articles of Incorporation and removal of directors, the business combination statute and, if the applicable provision in the Articles of Incorporation is revoked, control shares acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interests.

MEETINGS OF STOCKHOLDERS

  The Company's Bylaws provide for annual meetings of stockholders, commencing with the year 1998, to elect the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the President, the Board of Directors or the Chairman of the Board and shall be called at the request in writing of the holders of 25% or more of the outstanding stock of the Company entitled to vote.

  The MGCL provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE ARTICLES OF INCORPORATION AND BYLAWS

  The business combination provisions and the control shares acquisition provisions of the MGCL, the provisions of the Articles of Incorporation on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of PCI or any other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interests. See "Risk Factors--Certain Anti-Takeover Provisions May Inhibit a Change in Control of the Company."

                    COMMON STOCK AVAILABLE FOR FUTURE SALE

  Upon the closing of the Offering, PCI will have outstanding 18,750,000 (or 20,625,000 including those shares reserved for issuance upon exercise of options granted under the Option Plan) shares of Common Stock. The Common Stock issued in the Offering will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Articles of Incorporation. See "Description of Capital Stock--Restrictions on Transfer."

  Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. See "Operating Partnership Agreement--Redemption Rights." As described below, PCI has granted certain holders registration rights with respect to their Common Stock.

  In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock.

                        OPERATING PARTNERSHIP AGREEMENT

  The Operating Partnership has been organized as a Delaware limited partnership, the general partner of which is Prime Capital Partner, Inc., a wholly-owned subsidiary of PCI, and the initial limited partner of which is PCLP, Inc., a wholly-owned subsidiary of PCI. Because PCI indirectly owns 100% of the partnership interests in the Operating Partnership, the Operating Partnership will be disregarded as a separate entity from PCI for federal income tax purposes until a third party is admitted as a partner of the Operating Partnership. The Company organized the Operating Partnership in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange. The Operating Partnership Agreement currently does not contain many of the provisions described below. Instead, the following summary of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, describe certain provisions that likely will appear in the Operating Partnership Agreement when the Manager or third-party sellers of assets who wish to achieve tax deferral are admitted as partners of the Operating Partnership. The provisions described in this summary, however, may not appear in the Operating Partnership Agreement that ultimately is executed.

GENERAL

  Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") will have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, PCI, by virtue of its ownership of the General Partner, will control the assets and business of the Operating Partnership. However, it is anticipated that any amendment to the Operating Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, will require the consent of Limited Partners (other than the Initial Limited Partner) holding more than two-thirds of the Units held by such partners.

GENERAL PARTNER NOT TO WITHDRAW

  It is anticipated that the General Partner will not be able to voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership.

CAPITAL CONTRIBUTION

  PCI will contribute, through the General Partner and the Initial Limited Partner, all of the net proceeds of the Offering to the Operating Partnership. The General Partner will hold a 1% general partnership interest in the

Operating Partnership, and the Initial Limited Partner will hold a 99% limited partnership interest in the Operating Partnership.

  After the completion of the Offering, PCI will have issued a total of 18,750,000 shares of Common Stock and will own, through the General Partner and the Initial Limited Partner, 100% of the partnership interests in the Operating Partnership. Although the Operating Partnership will receive the net proceeds of the Offering, the Initial Limited Partner and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering.

  It is anticipated that the Operating Partnership Agreement will provide that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds. Moreover, it is anticipated that the General Partner will be authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company
(i) has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, each of the General Partner and the Initial Limited Partner is obligated to contribute the net proceeds of any future share offering by PCI as additional capital to the Operating Partnership in exchange for an additional partnership interest. Upon such contribution, the General Partner's and the Initial Limited Partner's percentage interests in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions. The percentage interests of the Limited Partners (other than the Initial Limited Partner) would be decreased on a proportionate basis in the event of additional capital contributions by the General Partner and the Initial Limited Partner. In addition, if the General Partner and the Initial Limited Partner were to contribute additional capital to the Operating Partnership, the General Partner would revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners would be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement as if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REDEMPTION RIGHTS

  It is anticipated that pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Initial Limited Partner) will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limit, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Manager holds options to acquire shares of Common Stock (or, at the option of the Company, Units), none of which is exercisable until the first anniversary of the Closing Date. Upon an acquisition of Units, the Manager may immediately exercise its Redemption Rights.

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

  If the Company decides to securitize some or all of its Mortgage Loans (or to resecuritize some or all of its MBS) through the issuance of non-REMIC CMOs, it is anticipated that the Mortgage Loans will be distributed, through the General Partner and the Initial Limited Partner, to PCI in order to prevent the Mortgage Loans from being treated as a taxable mortgage pool for federal income tax purposes upon the issuance of the CMOs. Accordingly, it is anticipated that the General Partner and the Initial Limited Partner will have the right to redeem a portion of their partnership interests in the Operating Partnership in exchange for Mortgage Loans to the extent necessary to facilitate such a securitization transaction. The portion of the General Partner's or Initial Limited Partner's partnership interest that is redeemed will be based on the fair market value of the Mortgage Loans distributed, as determined by the General Partner, but subject to review by the Independent Directors to ensure compliance with the Guidelines.

OPERATIONS

  The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable PCI to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

  In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the Offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Operating Partnership.

DISTRIBUTIONS

  It is anticipated that the Operating Partnership Agreement will provide that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

  It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations.

TERM

  The Operating Partnership shall continue until December 31, 2050, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

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

TAX MATTERS

  Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock who purchases such stock in the Offering. Winston & Strawn has acted as special tax counsel ("Tax Counsel") to PCI in connection with the Offering and the preparation of this Prospectus. This summary should not be construed as tax advice. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, persons whose functional currency is other than the United States dollar, persons who hold the Common Stock as part of a straddle, hedging, or conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold the shares of Common Stock as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

  The statements in this summary are based on current provisions of the Code (including provisions newly enacted by the Taxpayer Relief Act of 1997 (the "1997 Tax Act") which are effective for taxable years beginning after August 5, 1997), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The provisions of the Code, the Treasury Regulations promulgated thereunder and the administrative and judicial interpretations thereof that concern REITs are highly technical and complex and this summary is qualified in its entirety by such Code provisions, Treasury Regulations, and administrative and judicial interpretations. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary. In addition, no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any matter discussed herein, and there can be no assurance that the IRS or a court will agree with the statements made herein.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON STOCK AND OF PCI'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

  PCI intends to make an election to be taxed as a REIT under sections 856 through 860 of the Code and the applicable Treasury Regulations promulgated thereunder, which together set forth the requirements for qualifying as a REIT (the "REIT Requirements"), beginning with its taxable year beginning on September 19, 1997 and ending on December 31, 1997. Because PCI's taxable year will begin after August 5, 1997, the newly enacted provisions under the 1997 Tax Act will be fully applicable to PCI during its taxable year beginning on September 19, 1997 and ending on December 31, 1997, as well as for all future taxable years. PCI believes that it will be organized and will operate in such a manner to qualify for taxation as a REIT under the Code. No assurance can be given, however, that PCI actually will operate in such a manner to so qualify as a REIT or will continue to operate in such a manner so as to remain qualified as a REIT.

  Subject to the qualifications stated herein and in its opinion, Tax Counsel has given PCI an opinion that PCI will qualify to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1997. An opinion of counsel is not binding on the IRS or a court and there can be no assurance that the IRS or a court will not take a position different from that expressed by Tax Counsel. It also must be emphasized that Tax Counsel's opinion is based on various assumptions and is conditioned upon numerous representations made by PCI and the Operating Partnership as to factual matters, including those related to their businesses and properties as set forth in this Prospectus. Tax Counsel has not independently verified PCI's representations. Moreover, PCI's qualification and taxation as a REIT depend upon PCI's ability to meet on a continuing basis the actual operating results, distribution levels, diversity of stock ownership and the various other qualification tests imposed by the Code as discussed below. Tax Counsel will not review PCI's compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the actual results of PCI's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "Certain Federal Income Tax Considerations--Failure to Qualify".

TAXATION OF PCI

  For any taxable year in which PCI qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to its stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from an investment in a corporation.

  Even if PCI continues to qualify for taxation as a REIT, it may be subject to federal income tax in certain circumstances. First, PCI will be taxed at regular corporate rates on any undistributed "REIT taxable income" and undistributed net capital gains. Second, under certain circumstances, PCI may be subject to the corporate "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if PCI has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, PCI will be subject to tax on such income at the highest regular corporate rate (currently, 35%). Fourth, if PCI has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property or property that is involuntarily converted), such income will be subject to a 100% tax. Fifth, if PCI should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain its qualification as a REIT because certain other requirements are met, PCI will be subject to a 100% tax on the gross income attributable to the greater of the amount by which PCI fails the 75% or the 95% test, multiplied by a fraction intended to reflect PCI's profitability. Sixth, if PCI should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, PCI will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent PCI elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax. Finally, if PCI acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the basis of the asset in PCI's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and PCI subsequently recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which the asset was acquired by PCI, then, pursuant to guidelines issued by the IRS, the excess of (i) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (ii) PCI's adjusted basis in such asset as of the beginning of such Recognition Period (i.e., "built-in gain") will be subject to tax at the highest regular corporate rate. The results described above with respect to the tax on "built-in-gain" assume that PCI will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Upon the acquisition of a corporation which is a "qualified REIT subsidiary" PCI also would be taxed on any built-in gain attributable to the built-in gain associated with the Qualified REIT Subsidiary's assets. See "Certain Federal Income Tax Considerations--Requirements for Qualification-- Qualified REIT Subsidiary."

  PCI will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion (see "Taxation of Taxable U.S. Stockholders" for a fuller discussion of Excess Inclusion income) derived by PCI from REMIC Residual Interests ("Excess Inclusion") equal to the percentage of the stock of PCI held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of PCI held by a Disqualified Organization will reduce the cash available for distribution from PCI to all stockholders.

  If PCI invests in properties in foreign countries, PCI's profits from such investments will generally be subject to tax in the countries where such properties are located. The precise nature and amount of any such taxation will depend on the laws of the countries where the properties are located. If PCI satisfies the annual distribution requirements for qualification as a REIT and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its stockholders, PCI will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. Moreover, a REIT is not able to pass foreign tax credits through to its stockholders.

  PCI will use the calendar year for both federal income tax purposes and financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

  To qualify as a REIT, PCI must meet and continue to meet the requirements, discussed below, relating to PCI's organization, the sources of its gross income, the nature of its assets, and the level of distributions to its stockholders.

 ORGANIZATIONAL REQUIREMENTS

  The Code requires that a REIT be a corporation, trust, or association:

    (i) which is managed by one or more trustees or directors;

    (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

    (iii) which would be taxable as a domestic corporation but for compliance with the REIT Requirements;

    (iv) which is neither a financial institution nor an insurance company subject to certain special provisions of the Code;

    (v) the beneficial ownership of which is held by 100 or more persons;

    (vi) at any time during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by or for five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds)(the "5/50 Rule");

    (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status;

    (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and

    (ix) which meets certain other tests, described below, regarding the nature of its income and assets.

  The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which a REIT election is made. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  PCI anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and
(vi). In addition, PCI's Articles of Incorporation provide for restrictions regarding the transfer of the Common Stock that are intended to assist PCI in continuing to satisfy the share ownership requirements described in clauses
(v) and (vi) above. Such transfer restrictions are described in "Description of Common Stock--Restrictions on Transfer." For purposes of determining ongoing compliance with the 100 holder requirement, Treasury Regulations require PCI to issue letters to certain shareholders demanding information regarding the amount of shares each such shareholder actually or constructively owns ("shareholder demand letters"). If PCI fails to comply with these regulatory rules it will be subject to a $25,000 penalty ($50,000 for intentional violations).

  As set forth in (vi) above, to qualify as a REIT, PCI must also satisfy the requirement set forth in Section 856(a)(6) of the Code that it not be closely held. PCI will not be closely held so long as at all times during the last half of any taxable year of PCI (other than the first taxable year for which the REIT election is made) not more than 50% in value of its outstanding stock is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds). Although the Charter of PCI contains certain restrictions on the ownership and transfer of the Common Stock, the restrictions do not ensure that PCI will be able to satisfy the 5/50 Rule requirement. If PCI fails to satisfy the 5/50 Rule, PCI's status as a REIT will terminate, and PCI will not be able to prevent such termination. However, if PCI complies with the procedures prescribed in the Treasury Regulations for issuing shareholder demand letters and does not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement will be deemed to be satisfied for the year. See "Certain Federal Income Tax Considerations--Failure to Qualify."

 QUALIFIED REIT SUBSIDIARY

  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," within the meaning of section 856(i) of the Code that subsidiary is disregarded for Federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. However, if an existing corporation is acquired by a REIT and is a "qualified REIT subsidiary", all of its pre-REIT earnings and profits must be distributed before the end of the REIT's taxable year.

  PCI currently has two corporate subsidiaries, the General Partner and the Initial Limited Partner, and may have additional corporate subsidiaries in the future. The General Partner and the Initial Limited Partner are "qualified REIT subsidiaries." Accordingly, neither the General Partner nor the Initial Limited Partner will be subject to federal corporate income taxation, although each may be subject to state and local taxation. Further, any corporation formed directly by PCI to act as a general partner in any partnership will be a qualified REIT subsidiary and thus all of its assets, liabilities, and items of income, deduction, and credit will be treated as assets, liabilities, and items of income, deduction and credit of PCI.

 OWNERSHIP OF A PARTNERSHIP INTEREST

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT's capital interest

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in such partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes. Because PCI is deemed to own 100% of the partnership interests in the Operating Partnership for federal income tax purposes, the Operating Partnership will be disregarded as an entity separate from PCI under the Check-the-Box Regulations. If the Operating Partnership admits a partner other than PCI or a qualified REIT subsidiary of PCI, PCI's proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of PCI for purposes of applying the requirements described herein.

 INCOME TESTS

  To maintain its qualification as a REIT, PCI must satisfy two gross income requirements annually. First, at least 75% of PCI's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of PCI's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

  The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

  Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if PCI held such assets), PCI will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if PCI receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date PCI purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause PCI to recognize income that is not qualifying income for purposes of the 75% gross income test.

  Winston & Strawn is of the opinion that the interest, OID, and any market discount income that PCI derives from its investments in MBS Interests and Mortgage Loans generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which PCI holds an interest consists of real estate assets (determined as if PCI held such assets), and PCI's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that PCI recognizes with respect to its

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

investments in Mortgage Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount of a Mortgage Loan, particularly with respect to a Distressed Mortgage Loan, a Performing Mortgage Loan, or any Subordinated Interest, may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Mortgage Loan, particularly a Distressed Mortgage Loan, may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

  PCI may originate or acquire Construction or Mezzanine Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. Also, PCI may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

  PCI may originate or acquire Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, PCI will retain an equity ownership interest in the Mortgage Loans that has economic characteristics similar to those of a MBS Interest or a Subordinated Interest. In addition, PCI may securitize MBS (or non-REMIC CMOs) through the issuance of REMIC or non-REMIC CMOs, retaining an equity interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause PCI to fail to satisfy the gross income tests or the asset tests described below.

  PCI may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of the gross income tests. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. PCI will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with both the 75% and the 95% gross income tests.

  Rents received by PCI will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent received or accrued with respect to any property must not be based in whole or in part on the income or profits derived by any person from such property, although an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales. Rents received from a tenant that are based on the tenant's income from the property will not be treated as rents based on income or profits and thus excluded from the term "rents from real property" if the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by a REIT. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the REIT derives no income. The independent contractor requirement, however, does not apply to the extent the services rendered by the REIT are customarily furnished or rendered in connection with the rental of the real property such that they are services that a tax-exempt organization could provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. A tax-exempt organization may provide services which are "usually or customarily rendered" in connection with the rental of space for

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

occupancy only and are not otherwise considered "rendered to the occupant," without incurring unrelated business taxable income. A de minimis exception allows a REIT to provide non-customary services to its tenants and not disqualify income as rents from real property so long as the value of the impermissible services does not exceed 1.0% of the Company's gross income from the property. The amount the Company receives that is attributable to impermissible services cannot be valued at less than 150% of the direct cost to the REIT of providing these services.

  PCI has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such Rent would jeopardize PCI's status as a REIT. In addition, PCI has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause PCI to fail to satisfy either the 75% or 95% gross income test. PCI also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause PCI to fail to satisfy either the 75% or 95% gross income test. Finally, PCI has represented that it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize PCI's status as a REIT.

  If the Company acquires an equity interest in a real estate operating company through foreclosure, then PCI potentially could receive income which would not qualify as gross income for purposes of the gross income tests if the real estate operating company provides noncustomary services to the tenants of the property that are above the acceptable de minimis amount. If any foreclosure would cause such a problem then the Company may need to hire an independent contractor, from which the Company receives no income to operate the property on behalf of PCI.

  Should the potential amount of nonqualifying income in the future create a risk as to the qualification of PCI as a REIT, PCI intends to take action to avoid not qualifying as a REIT. PCI may for instance transfer certain nonqualifying activities to a taxable corporation, from which it would receive dividends. If this should occur, the Operating Partnership would be entitled to receive dividends as a stockholder of such corporation. The amount of dividends available for distribution to PCI would be reduced below the comparable amount of income that would otherwise be received by the Operating Partnership because such a corporation would be subject to a corporate level tax on its taxable income, thereby reducing the amount of cash available for distribution. Furthermore, PCI would be required to structure the stock interest owned by the Operating Partnership in such a corporation to ensure that the various asset tests described below were not violated (i.e., the Operating Partnership would not own more than 10% of the voting securities of such corporation and the value of the stock interest would not exceed 5% of the value of PCI's total assets).

  REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. PCI does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% and 95% gross income tests, but, if PCI does receive any such income, PCI will make an election to treat the related property as foreclosure property.

  If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. PCI anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

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  It is possible that, from time to time, PCI will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that PCI enters into an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument to reduce its interest rate risk with respect to debt that was or will be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that PCI hedges with other types of financial instruments that are not similar to the above or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. PCI intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. If necessary, PCI may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax.

  If PCI fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) PCI's failure to meet such test(s) was due to reasonable cause and not due to willful neglect, (ii) PCI reported the nature and amount of each item of its income included in the test(s) for such taxable year on a schedule attached to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, PCI would be entitled to the benefit of these relief provisions. For example, if PCI fails to satisfy the gross income tests because nonqualifying income that PCI intentionally earns exceeds the limits on such income, the IRS could conclude that PCI's failure to satisfy the tests was not due to reasonable cause. As discussed above in "Certain Federal Income Tax Considerations--Taxation of PCI" even if these relief provisions apply, PCI will still be subject to a 100% tax on the gross income attributable to the greater of the amount of by which PCI failed the 75% or the 95% test, multiplied by a fraction intended to reflect PCI's profitability.

 ASSET TESTS

  PCI, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of PCI's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where PCI raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following PCI's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if PCI held such assets), PCI will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by PCI may not exceed 5% of the value of PCI's total assets, and PCI may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the General Partner, the Limited Partner, and any other qualified REIT subsidiary).

  PCI expects that any Net Leased Real Estate, MBS Interests, Mortgage Loans, Subordinated Interests, IOs, Inverse IOs, and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which PCI owns an interest consists of "real estate assets" and PCI's proportionate share of those assets includes assets that are non-qualifying assets for purposes of the 75% asset test. In addition, PCI expects that any Preferred Equity investments in partnerships that own real estate would also be treated as qualifying real estate assets for

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

such purposes as long as the assets were qualifying assets in the hands of such partnership. Similarly, a preferred equity investment in a corporation, which if acquired by PCI would constitute a Qualified REIT subsidiary, would be treated as a qualifying asset to the extent that the principal balance of a Mortgage Loan exceeds the value of the associated real property, such Mortgage Loan will not be a qualifying asset for purposes of the 75% asset test. PCI will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

  If PCI should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of PCI's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, PCI still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

 ANNUAL DISTRIBUTION REQUIREMENTS

  To continue to qualify as a REIT, PCI is required to distribute dividends (other than capital gain dividends and retained capital gains) to its stockholders each year in an amount at least equal to (i) the sum of (A) 95% of PCI's "REIT taxable income" (computed without regard to the dividends paid deduction and PCI's net capital gain) plus (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before PCI timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. A distribution which is not pro rata within a class of stock entitled to a dividend or which is not consistent with the rights to distributions between classes of stock (a "preferential dividend") is not taken into consideration for the purpose of meeting the distribution requirement. Accordingly, the payment of a preferential dividend could affect PCI's ability to meet this distribution requirement.

  To the extent that PCI does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if PCI should fail to distribute for each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, plus (iii) any undistributed taxable income from prior periods, PCI will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. However, to the extent PCI elects to retain and pay income tax on net long-term capital gains it received during the year such amounts will be treated as having been distributed for purposes of the 4% excise tax.

  It is possible that, from time to time, PCI may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, PCI will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its Subordinated Interests. Furthermore, some Distressed and participating Mortgage Loans, may be deemed to have OID, in which case PCI will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, PCI may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Subordinated Interests and Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than PCI's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. PCI also may recognize Excess Inclusion or other "phantom" taxable income from REMIC Residual Interests. It also is possible that, from time to time, PCI may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, PCI may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Also, because PCI is an accrual-basis taxpayer, it may have to recognize income on Distressed Mortgage Loans even though the borrower is unable to pay the full amount due. Finally, PCI may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a

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

loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds PCI's basis in the original loan. Although the Code allows certain items of excess noncash income (including OID) to be disregarded for purposes of the distribution requirements, PCI may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, PCI may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock.

  If PCI fails to meet the 95% distribution requirement as a result of an adjustment to PCI's tax return by the IRS upon audit, PCI may retroactively cure the failure by paying "deficiency dividends" to its stockholders in a later year, which may then be included in PCI's deduction for dividends paid for the earlier year. PCI may thus be able to avoid being taxed on amounts distributed as deficiency dividends; however, PCI will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

 PENALTY TAX ON PROHIBITED TRANSACTIONS

  Any gross income derived from a prohibited transaction is not taken into account in applying the 95% and 75% gross income tests necessary to qualify as a REIT (but the net income from such a transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property or property that was involuntarily converted) that is held primarily for sale to customers in the ordinary course of a trade or business. PCI believes that no asset owned by PCI or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of PCI's or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. When relevant, PCI will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that PCI can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

 FAILURE TO QUALIFY

  If PCI fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, PCI will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which PCI fails to qualify as a REIT will not be required and, if made, will not be deductible by PCI. As a result, PCI's failure to qualify as a REIT will reduce the cash available for distribution by PCI to its stockholders. In addition, if PCI fails to qualify as a REIT, all distributions to PCI's stockholders will be taxable as ordinary dividend income to the extent of PCI's then current and accumulated earnings and profits, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, PCI also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to determine whether PCI would be entitled to such statutory relief in all circumstances.

 TAXATION OF TAXABLE U.S. STOCKHOLDERS

  As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate whose income is subject to taxation in the United States regardless of its connection with the conduct of a U.S. trade or business or (iv) is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

  As long as PCI continues to qualify as a REIT, distributions made by PCI out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations.


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

  Dividends paid to U.S. Stockholders will be treated as portfolio income. Such income, therefore, will not be subject to reduction by losses from passive activities (i.e., any interest in a rental activity or in a trade or business in which the holder does not materially participate, such as certain interests held as a limited partner) of any holder who is subject to the passive activity loss rules. Such distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

  Distributions made by PCI that are properly designated by PCI as capital gain dividends will be taxable to U.S. Stockholders as long-term capital gains (to the extent that they do not exceed PCI's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his/her shares of Common Stock. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gains applicable to noncorporate taxpayers is 28% for sales and exchange of assets held for more than one year but not more than 18 months and 20% for sales and exchange of assets held for more than 18 months. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against noncorporate taxpayers' ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

  PCI may elect to retain amounts representing long-term capital gain income on which PCI will be taxed at regular corporate rates. In that case, each shareholder will be taxed on a proportionate share of the total long-term capital gains retained by PCI and will also receive a credit for a proportionate share of the tax paid by PCI. Finally, each shareholder shall increase the adjusted basis in his/her shares by the difference between the allocable amount of long-term capital gain and the tax deemed paid by the shareholder. If PCI should elect to retain long-term capital gains, it will notify each shareholder of the relevant tax information within 60 days after the close of the taxable year.

  To the extent that PCI makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his/her shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his/her shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by PCI in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by PCI and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by PCI on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of PCI.

  PCI's investment in Subordinated Interests and certain types of MBS may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if PCI receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in PCI that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of PCI at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of PCI's phantom income. In general, as the ratio of PCI's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of PCI will decrease. PCI will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

  Because PCI expects to own REMIC Residual Interests, it is likely that stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income they derive from PCI with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal his allocable share of any Excess Inclusion income derived by PCI with respect to the REMIC Residual Interests. PCI's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to PCI with respect to the REMIC Residual Interest. To the extent provided in future Treasury regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by PCI that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that PCI (or a qualified REIT subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of CMOs for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury regulations, stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income that they derive from PCI that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent PCI's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

  Upon any sale or other disposition of shares of Common Stock, the holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and
(ii) the holder's adjusted basis in the shares of stock. Such gain or loss will generally be capital gain or loss and will be long-term gain, taxable at a rate of 20%, or loss if such shares have been held for more than eighteen months. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from PCI which were required to be treated as long-term capital gains.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by PCI to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from PCI will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from PCI as UBTI.

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

  Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a "pension held REIT" at any time during a taxable year. Such a pension fund must treat a certain percentage of all dividends received from the REIT during the year as unrelated business taxable income. The percentage is equal to the ratio of the REIT's gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund, to the REIT's gross income (less direct expenses related thereto) from all sources. The special rules will not apply to require a pension fund to recharacterize a portion of its dividends as unrelated business taxable income unless the percentage computed is at least 5%.

  A REIT will be treated as a "pension held REIT" if the REIT is predominantly held by tax-exempt pension funds and if the REIT would fail to satisfy the 5/50 Rule discussed above, see "Certain Federal Income Tax Considerations-- Requirements for Qualification--Organizational Requirements," if the stock of the REIT held by such tax-exempt pension funds were not treated as held directly by their respective beneficiaries. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT's stock, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT's stock) own in the aggregate more than 50% (measured by value) of the REIT's stock. PCI believes that it will not be treated as a pension-held REIT. However, because the shares of PCI will be publicly traded, no assurance can be given that PCI is not or will not become a pension-held REIT.

  Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, PCI will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by PCI from REMIC Residual Interests that is allocable to stock of PCI held by Disqualified Organizations. Any such tax would be deductible by PCI against its income that is not Excess Inclusion income.

  If PCI derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on PCI described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

  The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of CMOs in Non-REMIC transactions. If such Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by PCI with deductions or losses from other sources, that same percentage of PCI's dividends would be treated as UBTI for stockholders that are Exempt Organizations. See "Certain Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and estates and other foreign stockholders (collectively, "Non-U.S. Stockholders") are highly complex, and the following discussion is intended only as a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

  In general, Non-U.S. Stockholders are subject to regular United States income tax with respect to their investment in shares of Common Stock in the same manner as a U.S. Stockholder if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income with respect to its investment in Common Stock that is (or is treated as) effectively connected with the conduct of a trade or business in the United States also may be subject to the 30% branch profits tax imposed by the Code, which is payable in addition to regular United States corporate income tax. The following discussion addresses only the United States taxation of Non-U.S. Stockholders whose investment in shares of Common Stock is not effectively connected with the conduct of a trade or business in the United States.

  Distributions made by PCI that are not attributable to gain from the sale or exchange by PCI of United States real property interests and that are not designated by PCI as capital gain dividends will be treated as ordinary income dividends to the extent made out of current or accumulated earnings and profits of PCI. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividends paid unless reduced or eliminated by an applicable United States income tax treaty. PCI expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless a lower treaty rate applies and the Non-U.S. Stockholder has filed an IRS Form 1001 with PCI certifying the Non-U.S. Stockholder's entitlement to treaty benefits.

  Distributions made by PCI in excess of its current and accumulated earnings and profits will be treated first as a tax-free return of capital to each Non-U.S. Stockholder, reducing the adjusted basis which such Non-U.S. Stockholder has in his shares of Common Stock for U.S. tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a Non-U.S. Stockholder's adjusted basis in his shares being treated as gain from the sale or exchange of such shares, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of PCI's current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Stockholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of PCI's then current and accumulated earnings and profits.

  If PCI derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Stockholders that is allocable to the Excess Inclusion income may not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, the U.S. Treasury Department has been authorized to issue regulations regarding issuances by a REIT of Common Stock in Non-REMIC Transactions. If Treasury Regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by PCI with deductions or losses from other sources, that same percentage of PCI's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "-- Taxation of Taxable U.S. Stockholders."

  As long as PCI continues to qualify as a REIT, distributions made by PCI that are attributable to gain from the sale or exchange by PCI of United States real property interests will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if such distributions were gains "effectively connected" with the conduct of a trade or business in the United States. Accordingly, a Non-U.S. Stockholder will be taxed on such distributions at the same capital gain rates applicable to U.S. Stockholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Stockholder that is not entitled to treaty relief or exemption. PCI will be required to withhold tax from any distribution to a Non-U.S. Stockholder that could be designated by PCI as a capital gain dividend in an amount equal to 35% of the gross distribution. The amount of tax withheld is fully creditable against the Non-U.S. Stockholder's FIRPTA tax liability, and if such amount exceeds the Non-U.S. Stockholder's federal income tax liability for the applicable taxable year, the Non-U.S. Stockholder may seek a refund of the excess from the IRS. In addition, if PCI designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding.

  Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless the Common Stock constitutes a "United States

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

real property interest" within the meaning of FIRPTA. The Common Stock will not constitute a "United States real property interest" so long as PCI is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. However, because the shares of Common Stock will be publicly traded, no assurance can be given that PCI is or will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

  If PCI did not constitute a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" only if the selling Non-U.S. Stockholder's interest in PCI exceeded 5% at any time during the 5 years preceding the sale or exchange. If gain on the sale or exchange of shares of the Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Common Stock (including PCI in a redemption transaction) would be required to withhold and remit to the IRS 10% of the purchase price. Additionally, in such case, distributions on the Common Stock to the extent they represent a return of capital or capital gain from the sale of the stock, rather than dividends, would be subject to a 10% withholding tax.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

  PCI will report to its U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the rate of 31% on dividends paid unless such U.S. Stockholder (i) is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder who does not provide PCI with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Stockholder's federal income tax liability. In addition, PCI may be required to withhold a portion of any capital gain distributions made to U.S. Stockholders who fail to certify their non-foreign status to PCI. See "Certain Federal Income Tax Considerations-- Taxation of Non-U.S. Stockholders."

  Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

OTHER TAX CONSIDERATIONS

 POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  Prospective holders should recognize that the present federal income tax treatment of PCI may be modified by future legislative, judicial or administrative actions or decisions at any time, which may be retroactive in effect, and, as a result, any such action or decision may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting PCI or its stockholders. Revisions in federal income tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Common Stock.

  PCI, the General Partner, the Limited Partner, the Operating Partnership or PCI's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of PCI and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in
"--Status of PCI under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

  Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of
Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries,
(ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

  The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

  Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Plan or with respect to a Plan or IRA subject to Code section 4975 is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF PCI UNDER ERISA

  The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

  If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under
Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

  Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

  The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

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

  The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

  Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                         AND REAL PROPERTY INVESTMENTS

  The Company intends to acquire Subordinated Interests as well as acquire Mortgage Loans and other Real Property. Even though the Company will not own Mortgage Loans directly in connection with its acquisition of Subordinated Interests, its return thereon will depend upon, among other things, the ability of the servicer of the underlying Mortgage Loans to foreclose upon those Mortgage Loans in default and sell the underlying Real Property. There are a number of legal considerations involved in the acquisition of Mortgage Loans or Real Property or the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of mortgage-backed securities). The following discussion provides general summaries of certain legal aspects of mortgage loans and real property. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

GENERAL

  Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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

TYPES OF MORTGAGE INSTRUMENTS

  There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

INTERESTS IN REAL PROPERTY

  The interests in real property typically covered by a mortgage, deed of trust or deed to secure debt is most often the fee simple estate in land and improvements. However, such instruments may encumber other interests in real property such a tenant's interest in the lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust or deed to secure debt is paid.

LEASES AND RENTS

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

  The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

  The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

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

FORECLOSURE

  General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

  Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale following judicial foreclosure because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interests plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagors right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and make such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

  Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh

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

or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

  Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multifamily property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

  The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  Post-Sale Redemption. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Anti-Deficiency Legislation. Any commercial or multi-family residential mortgage loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by nonjudicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

  Cooperatives. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

  Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

GROUND LEASE RISKS

  Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with Mortgage Loans secured by a fee estate. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions.

BANKRUPTCY LAWS

  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan, and/or by an extension (or shortening) of the term to maturity.

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  Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

  In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


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DUE ON SALE AND DUE ON ENCUMBRANCE

  Certain of the Mortgage Loans may contain due on sale and due on encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. The enforceability of due on sale clauses has been subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses has been limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 pre-empts state constitutional, statutory and case law that prohibits the enforcement of due on sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions.

SUBORDINATE FINANCING

  When a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender can cause the senior lender to lose its priority. For example, if the mortgagor and the senior lender agree to increase the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and the action taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

ACCELERATION ON DEFAULT

  Some of the Mortgage Loans may include "Debt--Acceleration" clauses, which permit the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. Such courts, however, may refuse to foreclose on a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust under the circumstances or would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTY

  The real property securing the Mortgage Loans will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of the Mortgaged Properties which could, together with the possibility of limited alternative uses for a particular property (e.g., a nursing home or convalescent home or hospital), result in the failure to realize the full principal amount of the related Mortgage Loan. Mortgages on properties which are owned by a mortgagor under a condominium form of ownership are subject to declarations, bylaws and other regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risks in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminated by the operator, and the transferability of the hotel's operating liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the peculiarities of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

  General. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

  CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several--i.e., any liable party may be obligated to pay the entire clean-up costs regardless of its relative contribution to the contamination.

  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

  Certain Other Federal and State Laws. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any clean-up that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential clean-up liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

  Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

  Superlien Laws. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

  Additional Considerations. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

  Environmental Site Assessments. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "-- Environmental Risks--CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

  Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who is in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Because the Relief Act applies to mortgagors who enter military service after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of a servicer to foreclosure on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the underwriter named below (the "Underwriter") and the Underwriter has agreed to purchase from the Company, the number of shares of Common Stock offered hereby and set forth below opposite its name.

      UNDERWRITER                                               NUMBER OF SHARES
      -----------                                               ----------------
      Friedman, Billings, Ramsey & Co., Inc....................   [         ]
          Total................................................   [         ]
                                                                  ===========

  Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to purchase all the shares of Common Stock offered hereby if any are purchased.

  The Underwriter proposes initially to offer           shares of Common Stock
directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a
concession not to exceed [$         ] per share of Common Stock. The
Underwriter may allow and such dealers may reallow a concession not to exceed
$     per share of Common Stock to certain other dealers. After the shares of
Common Stock are released for sale to the public, the offering price and other selling terms may be changed by the Underwriter.

  At the request of the Company, the Underwriter has reserved up to
[         ] shares of Common Stock for sale to certain persons at the initial public offering price. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriter to the general public on the same basis as the other shares offered hereby.

  The Company has granted to the Underwriter an option exercisable during a 30-day period after the date hereof to purchase, at the Offering Price less underwriting discounts and commissions, up to an additional 2,812,500 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriter exercises such option, the Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to the Underwriter's initial commitment.

  The Company has agreed to indemnify the Underwriter against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect thereof.

  Prior to this Offering, there has been no public market for the shares of Common Stock. The initial public offering price has been determined by negotiation between the Company and the representatives of the Underwriter. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of the Manager and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the shares of Common Stock will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriter.

  [The representatives of the Underwriter have informed the Company that the Underwriter does not intend to confirm sales of the shares offered hereby to any accounts over which it exercises discretionary authority.]

  Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for or purchase the Common Stock. As an exception to these rules, the representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriter creates a short position in the Common Stock in connection with the Offering, i.e., if it sells more shares of Common Stock than are set forth on the cover page of this Prospectus, the representatives may reduce that short position by purchasing Common Stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The representatives of the Underwriter may also impose [a penalty bid on certain selling group members.] This means that if the representatives of the Underwriter purchase Common Stock in the open market to reduce the Underwriter's short position or to stabilize the price of the Common Stock, it may reclaim the amount of the selling concession from the Underwriter and selling group members who sold such shares as part of the Offering.

  In general, purchases of securities for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Underwriter makes any representation that the representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company has agreed not to offer, sell or contract to sell or otherwise dispose of any Common Stock of PCI without the prior consent of Friedman, Billings, Ramsey & Co., Inc. for a period of 120 days from the date of this Prospectus.

  Prime has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Stock acquired on the Closing Date without the prior consent of Friedman, Billings, Ramsey & Co., Inc. for a period of two years from the date of Closing, provided that the Manager continues to serve as the manager during such period.

  The Company will apply for inclusion of the Common Stock in The Nasdaq Stock Market under the symbol "PCRI." The Underwriter has advised the Company that it intends to make a market in the Common Stock upon completion of the Offering. The Underwriter will have no obligation to make a market in the Common Stock, however, and may cease market making activities, if commenced, at any time.

  The Company has agreed to grant to the Underwriter, for nominal consideration, warrants to purchase up to 468,750 shares of Common Stock (539,063 shares if the Underwriter exercises over-allotment option in full) at the Offering Price. The warrants will be exercisable for a period of five years from the closing date of the Offering.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Winston & Strawn, Chicago, Illinois, and for the Underwriter by Hunton & Williams, Richmond, Virginia.

                                    EXPERTS

  The balance sheet of Prime Capital Investment Corp. as of September 30, 1997, and the combined financial statements of the Brookdale Facilities as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon apprearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                               GLOSSARY OF TERMS

  Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

  "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

  "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

  "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

  "Affiliated Transaction" shall mean any material acquisition transaction between the Company and any Interested Stockholder.

  "Articles of Incorporation" shall mean the Articles of Incorporation of the Company.

  "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company (including all of PCI's direct and indirect subsidiaries), before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period.

  "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

  "Beneficiary" shall mean the beneficiary of the Trust.

  "Board of Directors" shall mean the Board of Directors of PCI.

  "Brookdale" shall mean Brookdale Living Communities, Inc., a Delaware corporation.

  "Brookdale Facilities" shall mean the four senior housing and assisted living facilities to be purchased by the Company from Brookdale pursuant to a non-binding term sheet.

  "Bylaws" shall mean the Bylaws of the Company.

  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

  "Closing" shall mean the date of closing of the Offering.

  "Closing Date" shall mean on or about October   , 1997.

  "Closing Price" shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market.

  "CMBS" shall mean commercial or multifamily MBS.

  "CMO or CMO Bonds" shall mean collateralized mortgage obligations.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Commission" shall mean the Securities and Exchange Commission.

  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of PCI.

  "Company" shall mean PCI, a Maryland corporation, together with its subsidiaries, unless the context indicates otherwise.

  "Company Expenses" shall mean all administrative costs and expenses of the Company, the General Partner, the Initial Limited Partner and the Operating Partnership.

  "Construction Loan" shall mean a loan the proceeds of which are to be used to finance the costs of construction or rehabilitation of Real Property.

  "Control Share Acquisition" shall mean the acquisition of control shares, subject to certain exceptions.

  "Control shares" shall mean voting share of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power; (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power; but "control shares" shall not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

  "Crime Control Act" shall mean the Comprehensive Crime Control Act of 1984.

  "Directors" means the members of PCI's Board of Directors.

  "Distressed Mortgage Loans" shall mean Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

  "Distressed Real Properties" shall mean REO Properties and other underperforming or otherwise distressed real property.

  "DSCR" shall mean debt service coverage ratio, which is, for any period of time with respect to a Mortgage Loan, the ratio of (i) the net operating income derived from the Mortgaged Property securing such Mortgage Loan during that period of time, to (ii) the amount of principal and interest due under such Mortgage Loan during that period of time.

  "DOL" shall mean the Department of Labor.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

  "FHLB" shall mean the Federal Home Loan Bank.

  "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

  "FLHMC" shall mean the Federal Loan Home Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

  "FMAC" shall mean Franchise Mortgage Acceptance Company, L.L.C.

  "FNMA" shall mean the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

  "Funds From Operations" shall mean, as defined by NAREIT, net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

  "Garn Act" shall mean the Garn-St. Germain Depository Institutions Act of
1982.

  "General Partner" shall mean Prime Capital Partner, Inc., a Maryland corporation and a wholly owned subsidiary of PCI, as the sole general partner of the Operating Partnership.

  "Guidelines" shall mean guidelines established by a majority of the Independent Directors that set forth general parameters for the Company's investments, borrowings and operations.

  "HUD" shall mean the Department of Housing and Urban Development.

  "Independent Director" shall mean a director who (a) does not own greater than a de minimus interest in Prime, the Manager or any of their Affiliates, and (b) within the last two years, has not (i) directly or indirectly been employed by Prime, the Manager or any of their Affiliates, (ii) been an officer or director of Prime, the Manager or any of their Affiliates, (iii) performed services for Prime, the Manager or any of their Affiliates, (iv) had any material business or professional relationship with Prime, the Manager or any of their Affiliates.

  "Initial Investments" shall mean the Brookdale Properties which are to be acquired from Brookdale soon after the Closing.

  "Initial Limited Partner", shall mean PCLP, Inc., a Maryland corporation and a wholly owned subsidiary of PCI, as limited partner of the Operating Partnership.

  "Interested Stockholder" shall mean any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of a corporation.

  "Inverse IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index.

  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

  "IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal.

  "IRA" shall mean an individual retirement account.

  "IRS" shall mean the Internal Revenue Service.

  "Lease" shall mean, with respect to each Mortgaged Property or Real Property, the agreement pursuant to which the borrower rents and leases to the lessee and the lessee rents and leases from the borrower, such Mortgaged Property or Real Property.

  "LIBOR" shall mean the London Interbank Offering Rate for one-month U.S. Dollar deposits.

  "Limited Partners" shall mean the Initial Limited Partner and any additional persons subsequently admitted as limited partners of the Operating Partnership.

  "Management Agreement" shall mean an agreement or agreements between the Company and the Manager pursuant to which the Manager performs various services for the Company.

  "Manager" shall mean Prime Capital Management, LLC, a Delaware limited liability corporation.

  "Market Price" shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

  "MBS" shall mean mortgage-backed securities (including RMBS and CMBS).

  "MBS Interests" shall mean interests in CMBS and RMBS.

  "Mezzanine Loan" shall mean a loan secured by a lien on Real Property that is subordinate to a lien on such Real Property securing another loan.

  "MGCL" shall mean the Maryland General Corporation Law.

  "Mortgage Collateral" shall mean mortgage pass-through securities or pools of whole loans securing or backing a series of MBS.

  "Mortgage Loan" shall mean a mortgage loan underlying a series of MBS or a mortgage loan held by the Company, as the context indicates.

  "Mortgaged Property" shall mean the real property securing a Mortgage Loan.

  "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

  "NASD" shall mean the National Association of Securities Dealers, Inc.

  "Net Income" shall mean the income of the Company as reported for federal income tax purposes before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with GAAP.

  "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

  "Nonperforming Mortgage Loans" shall mean commercial and residential mortgage loans for which the payment of principal and interest is more than 90 days delinquent.

  "Non-REMIC Residual Interests" shall mean an ownership interest in Mortgage Loans that are subject to CMO debt.

  "Offering" shall mean the offering of Common Stock hereby.

  "Offering Price" shall mean the initial offering price per share to the public of the Common Stock offered hereby as set forth on the cover page of the Company's final prospectus.

  "OID" shall mean original issue discount.

  "Operating Partnership" shall mean Prime Capital Investment Partnership, L.P., a Delaware limited partnership.

  "Operating Partnership Agreement" shall mean the agreement of limited partnership of the Operating Partnership, as amended from time to time.

  "Option Plan" shall mean the Company's non-qualified stock option plan which provides for options to purchase shares of Common Stock or, at the election of the Company, Units.

  "Other Assets" shall mean real or personal property or interests therein acquired by the Company that are other than Real Estate Related Interests.

  "OTS" shall mean the Office of Thrift Supervision.

  "Ownership Limit" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.9% of the outstanding shares of Common Stock by any stockholder, or (b) more than 9.9% of the shares of any series of Preferred Stock by any stockholder.

  "Pass-Through Certificates" shall mean interests in trusts, the assets of which are primarily mortgage loans.

  "PCC" shall mean Prime Commercial Credit, LLC, a Delaware limited liability company.

  "PCF" shall mean Prime Capital Funding, LLC, a Delaware limited liability company.

  "PCH" shall mean Prime Capital Holding, LLC, a Delaware limited liability company.

  "PCI" shall mean Prime Capital Investment Corp., a Maryland corporation.

  "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans subject to Title I of ERISA or individual retirement accounts.

  "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

  "PO" shall mean a class of MBS that is entitled to no distributions of interest.

  "Preferred Stock" shall mean the preferred stock of PCI.

  "Pricing Date" shall mean the date of the pricing of the Common Stock pursuant to the Offering.

  "Prime" shall mean The Prime Group, Inc., an Illinois corporation.

  "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

  "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

  "Real Estate Related Assets" shall mean Targeted Portfolio Investments and Real Property.

  "Real Property" shall mean real property owned by the Company.

  "Realized Losses" shall mean, generally, the aggregate amount of losses realized on loans that are liquidated and losses on loans due to fraud, mortgagor bankruptcy, casualty or special hazards.

  "Redemption Rights" shall mean the rights that it is anticipated the Limited Partners (other than the Initial Limited Partner) will have pursuant to the Operating Partnership Agreement to cause the Operating Partnership to redeem all or a portion of their Units for Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash.

  "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

  "Related Party Tenant" shall mean a tenant of PCI or the Operating Partnership in which PCI owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

  "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

  "REMIC Residual Interest" shall mean a class of MBS that is designated as the residual interest in one or more REMICs.

  "Rent" shall mean rent received by the Company from tenants of Real Property owned by the Company.

  "REO Property" shall mean real property acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure).

  "RICO" shall mean the Racketeer Influenced and Corrupt Organizations statute, 18 U.S.C.A. (S) 1961, et seq.

  "RMBS" shall mean a series of one- to four-family residential MBS.

  "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as Affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

  "SAIF" shall mean the Savings Association Insurance Fund.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limit, result in the stock of PCI being held by fewer than 100 persons, result in PCI being "closely held," or cause PCI to own 10% or more of the ownership interests in a tenant of the Company's Real Property.

  "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

  "Sub IO" shall mean an IO with characteristics of a Subordinated Interest.

  "Subordinated Interests" shall mean classes of MBS that are subordinated in right of payments of principal and interest to more senior classes.

  "Sub-Performing Mortgage Loans" shall mean multifamily and commercial mortgage loans for which default is likely or imminent.

  "Targeted Portfolio Investments" shall mean the Company's investments in MBS Interests, Mortgage Loans, Preferred Equity and Net Leased Real Estate.

  "Ten-Year U.S. Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

  "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

  "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

  "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

  "Trustee" shall mean a trustee of the Trust.

  "UBTI" shall mean unrelated business taxable income.

  "UBTI Percentage" shall mean the gross income derived by the Company from an unrelated trade or business divided by the gross income of the Company for the year in which the dividends are paid.

  "UCC" shall mean the Uniform Commercial Code.

  "Underwriter" shall mean Friedman, Billings, Ramsey & Co., Inc.

  "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriter will purchase and distribute the Common Stock offered hereby.

  "Units" shall mean units of limited partnership interest in the Operating Partnership.

                         PRIME CAPITAL INVESTMENT CORP.

                         INDEX TO FINANCIAL STATEMENTS

Prime Capital Investment Corp.
  Report of Independent Auditors...........................................
  Balance Sheet as of September 30, 1997...................................
  Notes to Balance Sheet...................................................
Brookdale Facilities
  Report of Independent Auditors...........................................
  Combined Statements of Net Assets (Liabilities) as of June 30, 1997
   (unaudited), and December 31, 1996 and 1995.............................
  Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995 and 1994................................................................
  Combined Statements of Changes in Net Assets (Liabilities) for the six
   months ended June 30, 1997 (unaudited) and the three years ended
   December 31, 1996, 1995 and 1994........................................
  Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995 and 1994................................................................
  Notes to Combined Financial Statements...................................

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Prime Capital Investment Corp.

  We have audited the accompanying balance sheet of Prime Capital Investment Corp. as of September 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Prime Capital Investment Corp. at September 30, 1997 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
September 30, 1997

                         PRIME CAPITAL INVESTMENT CORP.
                                 BALANCE SHEET
                               SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

ASSETS
Cash......................................................................  $  1
Deferred offering costs...................................................    75
                                                                            ----
Total assets..............................................................  $ 76
                                                                            ====
LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses..........................................................  $ 75
                                                                            ----
Total liabilities.........................................................    75
STOCKHOLDER'S EQUITY
Common stock, $.01 par value per share, 200,000,000 shares authorized, 100
 issued and outstanding...................................................   --
Additional paid-in capital................................................     1
                                                                            ----
Total stockholder's equity................................................     1
                                                                            ----
Total liabilities and stockholder's equity................................  $ 76
                                                                            ====


                          See notes to balance sheet.

                        PRIME CAPITAL INVESTMENT CORP.

                            NOTES TO BALANCE SHEET

                              SEPTEMBER 30, 1997

NOTE 1--FORMATION AND BUSINESS OF THE COMPANY

  Prime Capital Investment Corp. (the "Company") was organized as a Maryland Corporation on September 19, 1997 and initially capitalized on September 30, 1997. The Company intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the "Offering") of 18.75 million shares (exclusive of the underwriter's over-allotment option of 2,812,500 shares and warrants of 539,063) of common stock. The Company intends to invest primarily in subordinated interests in mortgage-backed securities, commercial and multi-family mortgage loans, equity investments in specific real estate assets or companies, and net leased real estate. The Company's sole activity through September 30, 1997, consisted of the organization of the Company. Accordingly, no statement of operations is presented.

  The Company also intends to enter into a management agreement (the "Management Agreement") with Prime Capital Management, L.L.C. (the "Manager"), a wholly-owned subsidiary of Prime Capital Holding, L.L.C., an affiliate of the Prime Group ("Prime"). Prime and senior executives of the Manager are anticipated to own up to 10% of the common stock of the Company upon completion of the Offering. The Manager will advise the Company on various facets of its business and manage its day-to-day operations, subject to the supervision of the Company's Board of Directors and will receive a base management fee of 1% per annum on the first $500 million (.75% thereafter) of average invested assets, payable quarterly, plus incentive compensation, as further defined in the Management Agreement.

  The Company intends to adopt a non-qualified stock option plan to provide a means of incentive compensation for the Manager, whereby the Manager will be granted an option to purchase shares of Common Stock in the Company (or, at the Company's election, units of limited partnership interests in Prime Capital Limited Partnership, L.P., an indirect subsidiary of the Company) in an amount equal to 10% of the shares outstanding following the Offering, exercisable at the initial public offering price. One fourth of the Manager's options will be exercisable on each of the first four anniversaries of the closing date of the Offering. The maximum aggregate number of shares of common stock that may be issued pursuant to options granted under the plan is 5 million.

NOTE 2--INCOME TAXES

  It is the intent of the Company to qualify as a real estate investment trust
(REIT) under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax to the extent that it distributes at least 95% of its REIT taxable income to its Shareholders. REITs are subject to a number of organizational and operations requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

NOTE 3--DEFERRED OFFERING COSTS

  In connection with the Offering, the Company has and will incur legal, accounting and related costs. These costs will be deducted from the gross proceeds of the Offering.

NOTE 4--USE OF ESTIMATES

  The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the balance sheet and accompanying notes. Actual results could differ from these estimates.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Prime Capital Investment Corp.

  We have audited the accompanying combined statements of net assets (liabilities) of the Brookdale Facilities as of December 31, 1996 and 1995, and the related combined statements of operations, changes in net assets (liabilities) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Brookdale Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets (liabilities) of the Brookdale Facilities at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
February 18, 1997

                              BROOKDALE FACILITIES
                COMBINED STATEMENTS OF NET ASSETS (LIABILITIES)

                                                           DECEMBER 31
                                        JUNE 30     --------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.......... $  1,486,845  $  5,195,419  $  6,546,155
  Cash--Restricted...................   12,702,835     1,136,430     1,153,854
  Accounts receivable................      134,542        89,114       168,108
  Due from affiliates................      774,569        15,119        32,680
                                      ------------  ------------  ------------
Total current assets.................   15,098,791     6,436,082     7,900,797
Real estate, at cost:
  Land...............................   10,369,050     5,044,515     5,044,515
  Buildings and improvements.........  109,219,904    79,501,399    79,388,348
  Furniture and equipment............    5,649,934     3,324,798     3,186,653
                                      ------------  ------------  ------------
                                       125,238,888    87,870,712    87,619,516
  Accumulated depreciation...........  (10,204,981)  (16,150,263)  (13,765,330)
                                      ------------  ------------  ------------
                                       115,033,907    71,720,449    73,854,186
Deferred financing costs, net........    2,259,592     1,961,047     2,096,800
Other................................    3,923,922       332,953       325,431
                                      ------------  ------------  ------------
Total assets.........................  136,316,212    80,450,531    84,177,214
LIABILITIES
Current liabilities:
  Mortgage notes payable.............      274,260       263,328       242,682
  Accrued interest payable...........      390,503       377,517       401,081
  Accrued real estate taxes..........      992,377     1,215,034     1,180,167
  Accounts payable...................      594,250       439,156       387,679
  Tenant security deposits...........    2,219,659     2,164,580     2,099,022
  Due to affiliates..................      575,804     2,102,057     2,103,836
  Other..............................          --        140,423       137,262
                                      ------------  ------------  ------------
Total current liabilities............    5,046,853     6,702,095     6,551,729
Mortgage notes payable...............   28,026,831    30,779,811    30,679,335
Note payable.........................    3,000,000           --            --
Bonds payable........................   65,000,000    65,000,000    65,000,000
                                      ------------  ------------  ------------
Total liabilities....................  101,073,684   102,481,906   102,231,064
                                      ------------  ------------  ------------
Net assets (liabilities)............. $ 35,242,528  $(22,031,375) $(18,053,850)
                                      ============  ============  ============

                  See notes to combined financial statements.

                              BROOKDALE FACILITIES
                       COMBINED STATEMENTS OF OPERATIONS

                            SIX MONTHS ENDED JUNE
                                     30                    YEAR ENDED DECEMBER 31
                           ------------------------  -------------------------------------
                              1997         1996         1996         1995         1994
                                 (UNAUDITED)
REVENUE
Resident fees............. $11,627,652  $11,020,510  $22,946,291  $21,724,417  $19,156,319
EXPENSES
Facility operating........   6,204,395    5,700,347   11,445,277   11,687,127   11,206,031
Real estate taxes.........     229,685      646,638    1,240,481    1,190,544    1,148,569
Depreciation and
 amortization.............   1,445,530    1,362,577    2,520,686    3,316,607    3,383,755
Interest..................   2,456,339    2,382,842    4,782,676    5,072,700    4,417,129
Financing fees............     352,227      481,163      581,441      877,500      743,002
Property management and
 other fees--Affiliate....     349,969      595,486    1,181,487    1,147,856    1,013,446
                           -----------  -----------  -----------  -----------  -----------
Total expenses............  11,038,145   11,169,053   21,752,048   23,292,334   21,911,932
                           -----------  -----------  -----------  -----------  -----------
Income (loss) before
 income taxes.............     589,507     (148,543)   1,194,243   (1,567,917)  (2,755,613)
Provision for income
 taxes....................    (171,781)         --           --           --           --
                           -----------  -----------  -----------  -----------  -----------
Net income (loss)......... $   417,726  $  (148,543) $ 1,194,243  $(1,567,917) $(2,755,613)
                           ===========  ===========  ===========  ===========  ===========
Unaudited pro forma data:
  Income (loss) before
   income taxes........... $   589,507  $  (148,543) $ 1,194,243  $(1,567,917) $(2,755,613)
  Pro forma benefit
   (provision) for income
   taxes..................    (235,803)      59,417     (477,697)     627,167    1,102,245
                           -----------  -----------  -----------  -----------  -----------
Pro forma net income
 (loss)................... $   353,704  $   (89,126) $   716,546  $  (940,750) $(1,653,368)
                           ===========  ===========  ===========  ===========  ===========



                  See notes to combined financial statements.

                              BROOKDALE FACILITIES
           COMBINED STATEMENTS OF CHANGES IN NET ASSETS (LIABILITIES)

Net liabilities at January 1, 1994................................ $(16,555,845)
  Contributions...................................................    3,351,856
  Distributions...................................................     (206,481)
  Net loss........................................................   (2,755,613)
                                                                   ------------
Net liabilities at December 31, 1994..............................  (16,166,083)
  Contributions...................................................       54,875
  Distributions...................................................     (374,725)
  Net loss........................................................   (1,567,917)
                                                                   ------------
Net liabilities at December 31, 1995..............................  (18,053,850)
  Contributions...................................................       49,859
  Distributions...................................................     (690,000)
  Advances made to partners.......................................   (4,531,627)
  Net income......................................................    1,194,243
                                                                   ------------
Net liabilities at December 31, 1996..............................  (22,031,375)
  Contributions (unaudited).......................................   34,491,177
  Distributions (unaudited).......................................   (3,391,227)
  Purchase of properties and ownership interests (unaudited)......   25,756,227
  Net income (unaudited)..........................................      417,726
                                                                   ------------
Net assets at June 30, 1997....................................... $ 35,242,528
                                                                   ============



                  See notes to combined financial statements.

                              BROOKDALE FACILITIES
                       COMBINED STATEMENTS OF CASH FLOWS

                          SIX MONTHS ENDED JUNE 30         YEAR ENDED DECEMBER 31
                          -------------------------  -------------------------------------
                              1997         1996         1996         1995         1994
                                (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......  $    417,726  $  (148,543) $ 1,194,243  $(1,567,917) $(2,755,613)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 operating activities:
 Depreciation and
  amortization..........     1,445,530    1,362,578    2,520,686    3,316,607    3,383,755
 Interest expense added
  to mortgage note
  payable...............        69,397       94,135      193,803      172,774      151,524
 Changes in operating
  assets and
  liabilities:
 (Increase) decrease in
  accounts receivable...       (45,428)      64,308       78,994       14,569     (134,930)
 (Increase) decrease in
  other assets..........       (39,171)      62,752       (7,522)      13,522      (42,112)
 Increase (decrease) in
  accrued interest
  payable...............        12,986      (52,046)     (23,564)       7,110       22,091
 Increase (decrease) in
  accrued real estate
  taxes.................      (222,657)      78,510     (146,837)      12,579       35,414
 Increase (decrease) in
  accounts payable......       155,094     (131,562)     325,223      (32,538)      15,861
 Increase (decrease) in
  tenant security
  deposits..............        55,079       15,730       65,558       (4,916)     278,525
 Decrease in arbitrage
  rebate payable........           --           --           --      (806,418)     (73,678)
 Increase (decrease) in
  other liabilities.....      (140,423)     (71,349)     (88,881)    (109,363)      77,400
                          ------------  -----------  -----------  -----------  -----------
Net cash provided by
 operating activities...     1,708,133    1,274,513    4,111,703    1,016,009      958,237
INVESTING ACTIVITIES
Additions to real
 estate.................   (24,704,585)     (99,117)    (251,196)    (252,477)  (1,165,444)
Reimbursement of
 building improvements
 from tenants...........           --           --           --       139,559          --
(Increase) decrease in
 due from affiliates....      (759,450)      (6,864)      17,561       20,389       14,215
                          ------------  -----------  -----------  -----------  -----------
Net cash used in
 investing activities...   (25,464,035)    (105,981)    (233,635)     (92,529)  (1,151,229)
FINANCING ACTIVITIES
Proceeds from mortgage
 note payable...........        42,501       85,000      170,000      170,000      170,000
Proceeds from note
 payable................     3,000,000          --           --           --           --
Repayment of mortgage
 note payable...........      (129,022)    (118,868)    (242,681)    (223,680)    (206,167)
Repayment of bonds
 payable................           --           --           --           --    (4,000,000)
Repayment of note
 payable--Affiliate.....           --           --           --           --    (2,510,081)
(Increase) decrease in
 cash--Restricted.......   (11,566,405)  (1,004,048)      17,424    1,607,980    5,783,087
Increase in deferred
 financing costs........      (873,443)         --           --       (27,075)         --
Increase in deferred
 leasing costs..........           --           --           --           --      (110,126)
Increase (decrease) in
 due to affiliate.......    (1,526,253)     325,791       (1,779)     314,805      257,289
Contributions from
 current owners.........    34,491,177          --           --           --           --
Distributions to current
 owners.................    (1,929,012)         --           --           --           --
Advances to previous
 owners.................           --           --    (4,531,627)         --           --
Contributions from
 previous owners........           --        26,251       49,859       54,875    3,351,856
Distributions to
 previous owners........    (1,462,215)    (390,000)    (690,000)    (374,725)    (206,481)
                          ------------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) financing
 activities.............    20,047,328   (1,075,874)  (5,228,804)   1,522,180    2,529,377
                          ------------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash................    (3,708,574)      92,658   (1,350,736)   2,445,660    2,336,385
Cash and cash
 equivalents at
 beginning of period....     5,195,419    6,546,155    6,546,155    4,100,495    1,764,110
                          ------------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents at end of
 period.................  $  1,486,845  $ 6,638,813  $ 5,195,419  $ 6,546,155  $ 4,100,495
                          ============  ===========  ===========  ===========  ===========

                  See notes to combined financial statements.

                             BROOKDALE FACILITIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Brookdale Facilities represent a combination of four assisted living facilities (Properties) currently owned, operated and managed by Brookdale Living Communities, Inc. (Brookdale). The Properties were either contributed to or acquired by Brookdale on May 7, 1997 in connection with an initial public offering of Brookdale's common stock on that date. Prior to May 7, 1997 the Properties were owned by four separate partnerships. Pursuant to the formation transactions more fully described elsewhere in this Registration Statement and Prospectus, the Properties will be acquired by a newly formed corporation, Prime Capital Investment Corp. (the Company), whose shares are being registered pursuant to this Registration Statement. The Company will lease the Properties back to Brookdale under a long-term operating lease.

  The Properties and their locations are as follows:

      PROPERTY                                                   LOCATION
      --------                                            ----------------------
      The Devonshire..................................... Lisle, Illinois
      The Heritage....................................... Des Plaines, Illinois
      Edina Park Plaza................................... Edina, Minnesota
      Hawthorne Lakes.................................... Vernon Hills, Illinois

  The previous owners of The Devonshire and The Heritage properties representing the sponsors of the Brookdale initial public offering contributed their ownership interests to Brookdale in exchange for shares of Brookdale's common stock; the non-sponsors sold their ownership interests to Brookdale for cash. The assets and liabilities of The Devonshire and The Heritage properties were recorded by Brookdale at the sponsor's historical cost, and at historical cost adjusted for the purchase of the non-sponsor interests. Brookdale acquired the Edina Park Plaza and Hawthorne Lakes properties from their previous owners for a total purchase price of approximately $54.3 million, including the assumption of debt of approximately $28.3 million. The recording of the adjustments to historical cost bases of the Properties related to the acquisition of non-sponsor ownership interests resulted in the elimination of historical partner deficits of $25,756,227.

  The previous owners of the Edina Park Plaza and Hawthorne Lakes properties maintained their books and records on the basis of accounting used for federal income tax purposes. The differences between federal income tax basis and generally accepted accounting principles affecting the properties relate to differences in the basis of real estate and the use of accelerated depreciation methods with shorter depreciable lives used for federal income tax basis.

  All significant intercompany accounts and transactions have been eliminated in combination.

  The combined financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited. In the opinions of management, such financial statements and the related footnote disclosures reflect all adjustment necessary for a fair presentation. All such adjustments are of a normal and reoccurring nature.

RESIDENT FEE REVENUE

  Resident fee revenue is recorded when services are rendered and consists of fees for basic housing, support services, and fees associated with additional services such as personalized health and assisted living care.

CASH EQUIVALENTS

  All highly liquid investments, with a maturity of three months or less when purchased, are considered to be cash equivalents.

                             BROOKDALE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

REAL ESTATE

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," which was adopted by the Properties on January 1, 1995 and under which they would be required to recognize impairment loses for the Properties when indicators of impairment are present and the Properties' expected undiscounted cash flows are not sufficient to recover the Properties' carrying value. There was no impairment to the Properties at June 30, 1997, December 31, 1996 and 1995.

  Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful lives of the assets are capitalized and depreciated over their estimated useful lives.

  Depreciation is calculated using the straight-line method over the estimated useful lives of assets, which are as follows:

      Buildings and improvements  45 years
      Furniture and fixtures       5 years

DEFERRED FINANCING COSTS

  Deferred financing costs are amortized using the straight-line method over the term of the mortgage notes and bonds and related leases of credit. Deferred financing costs are stated net of accumulated amortization of $885,567 at June 30, 1997, and $2,076,854 and $1,941,101 at December 31, 1996
and 1995, respectively. As a result of the Company's purchase of the Properties, $437,270 of deferred financing costs were written-off.

INCOME TAXES

  Brookdale's net basis of real estate assets as reported in the combined financial statements at June 30, 1997, exceeds the basis used for federal income tax purposes by approximately $8.9 million due to differences in the initial carryover basis of certain real estate assets and the use of accelerated depreciation methods for federal income tax purposes.

  Subsequent to May 7, 1997, the Properties are includable in the consolidated income tax return of Brookdale. A provision for income taxes for the six months ended June 30, 1997 relates to $429,453 of income for the period subsequent to May 7, 1997. The liability for income taxes is included in due to affiliates at June 30, 1997. The owners of the Properties prior to May 7, 1997 were partnerships. The partnerships were not subject to income taxes as the income or loss from the partnerships were includable on the respective federal income tax returns of the partners.

  The unaudited pro forma (provision) benefit for income taxes for the Brookdale Facilities is based on the historical combined financial data of the Brookdale Facilities as if the entities comprising the Brookdale Facilities had operated as taxable corporations for all periods presented and is recorded at the federal and state statutory rates in effect during the period (40%).

USE OF ESTIMATES

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2. CASH RESTRICTED

  In accordance with the bonds payable described in Note 3, The Heritage and The Devonshire have cash collateral pledge agreements which require quarterly deposit payments in addition to the original deposit made on May 1, 1997. The aggregate amount on deposit at June 30, 1997 was $11,313,302.

                             BROOKDALE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  The Heritage has life care escrow deposits required under Section 7(b) of the Illinois Life Care Facility Act. The amount on deposit at June 30, 1997 and December 31, 1996 and 1995 was $431,049, $420,758, and $402,096,
respectively.

  In accordance with the mortgage notes payable described in Note 3, the Brookdale and the previous owners of the Edina Park Place and Hawthorne Lakes properties is required to maintain escrow deposits for real estate taxes, repairs and other operating activities. The aggregate amount on deposit at June 30, 1997 and December 31, 1996 and 1995 was $958,484, $715,672 and
$751,758, respectively.

  Pursuant to Internal Revenue Code Section 148(f). The Heritage was required to rebate to the United States government any interest earnings in excess of the interest cost of the Bond proceeds not yet used for Project costs. During 1995, the previous owners paid $806,418 from unused restricted Bond proceeds to the United States government as a final settlement of its arbitrage of its arbitrage rebate payable. No amounts were paid during the six months ended June 30, 1997 or for the years ended December 31, 1996 and 1994.

3. LONG TERM DEBT

                                              JUNE 30         DECEMBER 31
                                            ----------- -----------------------
                                               1997        1996        1995
Mortgage notes payable:
  Fixed rate mortgage notes payable issued
   by local municipalities (A)............. $28,301,091 $28,430,113 $28,672,794
  Interest reduction loan provided by
   Housing and Redevelopment Authority of
   Edina, Minnesota (B)....................         --    2,613,026   2,249,223
                                            ----------- ----------- -----------
                                            $28,301,091 $31,043,139 $30,922,017
                                            =========== =========== ===========
  Note payable (C)......................... $ 3,000,000 $       --  $       --
                                            =========== =========== ===========
  Bonds payable............................
  Variable rate tax-exempt bonds issued by
   state and local governmental authorities
   (D)..................................... $65,000,000 $65,000,000 $65,000,000
                                            =========== =========== ===========

---------------------
(A) The mortgage notes bear interest at 8% ($15,021,618 at June 30, 1997) and 8.525% ($13,279,473 at June 30, 1997), with monthly principal and interest payments through maturity in 2027 and are collateralized by Edina Park Plaza and Hawthorne Lakes.
(B) The Elderly Housing Interest Reduction Agreement arose out of tax increment financing. Included in the balance is accrued interest of $982,915 and $789,112 at December 31, 1996 and 1995, respectively. This loan was not assumed by Brookdale.
(C) The note bears interest at an imputed rate of 8.25% per annum with principal and interest due at maturity on April 1, 1999 and is unsecured. The note requires interest to be paid on overdue payments at 12%. The principal balance and any accrued interest may be prepaid without penalty.
(D) Permanent financing for the development for The Devonshire and The Heritage has been provided by $65,000,000 (The Devonshire--$33,000,000; The Heritage--$32,000,000) of tax-exempt Qualified Residential Rental Bonds (the Bonds). The Bonds mature on December 15, 2019 and December 15, 2025, respectively.
   Under the terms of the bond loan agreement, The Devonshire and The Heritage are to make interest-only payments monthly, calculated using a floating rate determined by the Remarketing Agent of the Bonds. The rates ranged from 3.00% to 4.70% during the six months ended June 30, 1997, 2.30% to 4.40% during 1996, 2.55% to 5.20% during 1995 and 1.65% to 5.50% during
   1994. The rates at June 30, 1997 were 4.18% and 4.30%, at December 31, 1996 were 4.00% and 4.10%, and December 31, 1995 were 5.05% and 5.20%.

                             BROOKDALE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The maximum annual interest rate on the Bonds is 15%. Under certain conditions the interest rate on the Bonds may be converted to a fixed rate at the request of Brookdale.
  The Bonds are collateralized by irrevocable letters of credit issued by two banks in the aggregate amount of $66,714,932 (the Letters of Credit) that expire May 18, 2000. The Letters of Credit are collateralized by a first mortgage lien on the property and a cash collateral pledge agreement for which an initial cash collateral deposit of $11,000,000 was made on May 7, 1997. Additionally, the Company makes scheduled quarterly deposit payments. Letters of Credit fees equal to 1.3% of the stated amount of the Letters of Credit, less the initial cash collateral deposit, and 0.25% of the initial cash collateral deposit, are payable semi-annually in advance. Prior to May 7, 1997, the Letter of Credit fees equaled 0.5% per annum of the stated amount of the Letters of Credit. The Devonshire and the Heritage incurred financing fees of $352,227, $481,163, $581,441, $887,500 and $743,002, during the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.
  Each bondholder may tender bonds on any business day and receive a price equal to the principal amount thereof, plus accrued interest through the tender date. Upon tender, the Remarketing Agent fails to remarket any bonds, Brookdale is obligated to purchase those bonds, for which they may draw on the Letters of Credit.

  Included in interest expense for the year ended December 31, 1994 is $117,318 related to a $2,510,081 note payable to an affiliate that was repaid in 1994. The note payable bore interest at 10% per annum.

  Total interest paid on the mortgage notes payable, note payable and bonds payable was $2,373,956, $2,340,753, $4,612,437, $4,892,816 and $4,243,514 for
the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

  The aggregate amount of all principal payments for all long-term debt as of June 30, 1997, are as follows:

           YEAR ENDED DECEMBER 31
           1997.................................. $   134,306
           1998..................................     285,904
           1999..................................   3,309,959
           2000..................................     336,211
           2001..................................     364,696
           Thereafter............................  91,870,015
                                                  -----------
                                                  $96,301,091
                                                  ===========

4. TAX INCREMENTAL FINANCING

  The Heritage is located in a redevelopment area designated by a local municipality as a tax incremental financing district (TIF). Under the terms of the redevelopment agreement, The Heritage is eligible to receive up to $1,136,889 for all eligible development costs, as defined through a Tax Incremental Financing Bond (Bond). The Bond matures on December 1, 2007 and bears interest at 10%, with principal and interest payable annually on each December 1. The Bond is subject to optional redemption in whole, or in part, at any time, at a redemption price equal to the principal outstanding at the date redeemed. The Bond is subject to mandatory redemption, in part, by the application of annual sinking fund installments by the municipality on each December 1 thereafter, at a redemption price equal to the principal outstanding at the date redeemed. The Bond is payable solely from real estate tax incremental revenues and certain sales tax receipts generated in the TIF. Payments are to be made to the extent of available TIF revenues. The insufficiency of TIF revenues generated in the redevelopment area for any given year shall not be considered a default in payment, but all past due amounts shall be a continuing obligation payable from future TIF revenues. Any unpaid amounts including interest, at maturity, will be forgiven. As the collectibility of the bond principal and interest is dependent upon sufficient revenues being generated in the redevelopment area, revenue is recognized by The Heritage when principal and interest are

                             BROOKDALE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

received. For the years ended December 31, 1996, 1995 and 1994, The Heritage received principal and interest payments totaling $610,804, $144,089, and $144,389, respectively. The Heritage did not receive any principal or interest payments during the six months ended June 30, 1997 and 1996.

5. RELATED PARTY TRANSACTIONS

  Historically, in connection with the management development and financing of the Properties, affiliates of the previous owner were entitled to payments and fees for various services provided. However, after May 7, 1997 the Properties no longer incurred these fees. Such amounts incurred for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 are summarized as follows:

                         SIX MONTHS ENDED
                              JUNE 30           YEAR ENDED DECEMBER 31
                         ----------------- --------------------------------
                           1997     1996      1996       1995       1994
Property management
 fees(a)................ $349,969 $595,486 $1,181,487 $1,147,856 $1,013,446
Administration fees(b)..  130,357  186,000    372,000    372,000    291,247
Development fees(c).....    2,842   63,504    135,249    224,396     79,394

---------------------
(a) Affiliates of the previous owners were entitled to a property management fee ranging from 3% to 5% of gross revenues to 5% of total operating income.
(b) Affiliates of the previous owners were entitled to an annual administration fees of $186,000 for providing administrative services to The Devonshire and The Heritage. The fee is included in facility operating expense in the combined statements of operations.
(c) Affiliates of the previous owners were entitled to fees for services rendered in connection with the identification, financings, computer usage and leasing of Edina Park Plaza and Hawthorne Lakes.

  Amounts due to affiliates are for amounts due for advances made by affiliates. Amounts due from affiliates are for advances made by the Properties to affiliates. Amounts due from and due to affiliates are non-interest bearing and payable upon demand.

  Average balances of amounts due from and due to affiliates for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 are summarized as follows:

                            SIX MONTHS ENDED
                                 JUNE 30             YEAR ENDED DECEMBER 31
                          --------------------- --------------------------------
                             1997       1996       1996       1995       1994
Due from affiliates...... $  394,844 $   35,241 $   47,799 $   42,875 $   60,721
Due to affiliates........  1,253,040  2,254,215  2,103,223  1,946,710  1,274,741

  In 1996, The Devonshire and The Heritage made advances to an affiliate of the previous owners in the amount of $4,531,627. The advances are non-interest bearing and have been reflected as an increase in the excess of liabilities over net assets in the combined financial statements.

6. FAIR VALUES OF FINANCIAL INSTRUMENTS

  Cash and cash equivalents, cash-restricted and variable rate and fixed rate mortgage notes payable and note payable are reflected in the accompanying combined balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term fixed rate mortgage notes payable and note payable generally using discounted cash flow analysis based upon the Brookdale Facilities' current borrowing rate for debt with similar maturities.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECU-RITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR
DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAW-FUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IM-PLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUB-SEQUENT TO THE DATE HEREOF.
                                 ------------
                           SUMMARY TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   3
Organization and Relationships............................................  13
Risk Factors..............................................................  14
Operating Policies and Objectives.........................................  30
Management of Operations..................................................  41
The Company...............................................................  48
Distribution Policy.......................................................  49
Yield Considerations Related to the Company's Investments.................  50
Initial Investments.......................................................  53
Yield Considerations Related to the Initial Investments...................  55
Capitalization............................................................  56
Use of Proceeds...........................................................  57
Management's Discussion and Analysis of Liquidity and Capital Resources...  57
Principal Shareholders of the Company.....................................  58
Description of Capital Stock..............................................  58
Certain Provisions of Maryland Law and of PCI's Articles of Incorporation
 and Bylaws...............................................................  62
Common Stock Available for Future Sale....................................  65
Operating Partnership Agreement...........................................  66
Certain Federal Income Tax Considerations.................................  69
ERISA Considerations......................................................  84
Certain Legal Aspects of Mortgage Loans and Real Property Investments.....  86
Underwriting..............................................................  95
Legal Matters.............................................................  97
Experts...................................................................  97
Glossary of Terms......................................................... G-1
Financial Statements...................................................... F-1

                                 ------------
  UNTIL [      ], (25 DAYS AFTER COMMENCEMENT OF THE OFFERING) ALL DEALERS EF-
FECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               18,750,000 SHARES

                        PRIME CAPITAL INVESTMENT CORP.

                                 COMMON STOCK


                               -----------------

                                  PROSPECTUS
                               -----------------


                              FRIEDMAN, BILLINGS,
                              RAMSEY & CO., INC.
                               OCTOBER   , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Stock.

      SEC Registration Fee............................................ $107,159
      Blue Sky Fees and Expenses......................................
      NASD Filing Fee.................................................
      The Nasdaq Stock Market Filing Fee..............................
      Printing and Mailing Fees.......................................
      Counsel Fees and Expenses.......................................
      Accounting Fees and Expenses....................................
      Miscellaneous...................................................
                                                                       --------
          Total....................................................... $
                                                                       ========

ITEM 31. SALES TO SPECIAL PARTIES

  Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  On September 24, 1997, Michael W. Reschke purchased 100 shares of Common Stock of a purchase price of $10.00 per share pursuant to a Subscription Agreement dated September 24, 1997 ("Subscription Agreement") executed by Michael W. Reschke in favor of the Company. Pursuant to the terms of the Subscription Agreement, the Company has the option to repurchase any or all of the shares issued to Michael W. Reschke under the Subscription Agreement at any time at a purchase price of $10.00 per share.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  PCI's Articles of Incorporation limits the liability of its directors and officers to PCI and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of PCI or its stockholders to obtain other relief, such as an injunction or rescission.

  The Articles of Incorporation and Bylaws require PCI to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses, however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The MGCL requires a corporation (unless its charter provides otherwise, which PCI's Articles of Incorporation does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

  The Registrant will carry an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

  The Registrant will indemnify Prime Capital Management, L.L.C., a Delaware limited liability corporation (the "Manager"), and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors otherwise is accountable or liable for the debts or obligations of the Registrant or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Registrant, and the Registrant will indemnify the Manager and its officers and directors for acts performed pursuant to the Management Agreement, filed as Exhibit 10.1 hereto, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement.

  The form of Underwriting Agreement, filed as Exhibit 1.1 hereto, provides for the reciprocal indemnification by the Underwriter of Registrant and its directors, officers and controlling persons, and by the Registrant of the Underwriter and its directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  Not Applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

  (a) INDEX TO FINANCIAL STATEMENTS.

Prime Capital Investment Corp.
  Report of Independent Auditors...........................................
  Balance Sheet as of September 30, 1997...................................
  Notes to Balance Sheet...................................................
Brookdale Facilities
  Report of Independent Auditors...........................................
  Combined Statements of Net Assets (Liabilities) as of June 30, 1997
   (unaudited), and December 31, 1996 and 1995.............................
  Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995 and 1994................................................................
  Combined Statements of Changes in Net Assets (Liabilities) for the six
   months ended June 30, 1997 (unaudited) and the three years ended
   December 31, 1996, 1995 and 1994........................................
  Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited) and the three years ended December 31, 1996, 1995 and 1994................................................................
  Notes to Combined Financial Statements...................................

  (b) EXHIBITS.

      1.1*     Form of Underwriting Agreement.........................
      3.1*     Articles of Incorporation of the Registrant............
      3.2*     Form of Bylaws of the Registrant.......................
      4.1*     Form of Common Stock Certificate.......................
      5.1*     Opinion of Winston & Strawn............................
      8.1*     Opinion of Winston & Strawn as to Tax Matters..........
     10.1*     Form of Management Agreement...........................
     10.2*     Form of Registration Rights Agreement between the Com-
               pany and the persons named therein.....................
     10.3*     Partnership Agreement of Prime Capital Investment Part-
               nership, L.P...........................................
     10.4*     Form of Stock Option Plan..............................
     21.1*     List of Subsidiaries of the Registrant.................
     23.1*     Consent of Winston & Strawn (included in Exhibits 5.1
               and 8.1)...............................................
     23.3      Consent of Ernst & Young LLP...........................
     24.1      Powers of Attorney (included on Signature Page)........
     27.1      Financial Data Schedule................................

---------------------

*  To be filed by amendment.

ITEM 36. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

  The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 7TH DAY OF OCTOBER, 1997.

                                          Prime Capital Investment Corp.,
                                          a Maryland corporation
                                          (Registrant)

                                                  /s/ James W. Roiter
                                          By: _________________________________
                                                      James W. Roiter
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS JAMES W. ROITER HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWERS OF SUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AND TO FILE ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS AND ANY REGISTRATION STATEMENTS FILED PURSUANT TO RULE 462(B), TO THIS REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING TO SAID ATTORNEY-IN-FACT POWER AND AUTHORITY TO PERFORM ANY OTHER ACT ON BEHALF OF THE UNDERSIGNED REQUIRED TO BE DONE IN CONNECTION THEREWITH.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON THE 7TH DAY OF OCTOBER, 1997, IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ Michael W. Reschke              Chairman of the Board, Director
___________________________________________
            Michael W. Reschke

          /s/ James W. Roiter               President, Chief Executive Officer,
___________________________________________   Director
              James W. Roiter


           James W. Roiter
*By _________________________________
           James W. Roiter
         as attorney in fact